Exhibit 10.10
Execution Version
CUSIP Numbers:
Deal: 84615MAG7
Revolver: 84615MAH5
CREDIT AGREEMENT
dated as of February 7, 2025
among
SPACE EXPLORATION TECHNOLOGIES CORP.,
as the Borrower,
CERTAIN SUBSIDIARIES OF THE BORROWER PARTY HERETO,
as the Guarantors,
BANK OF AMERICA, N.A.,
as the Administrative Agent, an L/C Issuer, and the Swing Line Lender,
CITIBANK, N.A.,
GOLDMAN SACHS LENDING PARTNERS LLC,
and
MORGAN STANLEY SENIOR FUNDING, INC.,
as Co-Syndication Agents,
HSBC BANK USA, NATIONAL ASSOCIATION,
BARCLAYS BANK PLC,
DEUTSCHE BANK AG, NEW YORK BRANCH,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Documentation Agents,
The Other Lenders Party Hereto,
and
The Other L/C Issuers Party Hereto
BofA SECURITIES, INC.,
CITIGROUP GLOBAL MARKETS INC.,
GOLDMAN SACHS LENDING PARTNERS LLC,
and
MORGAN STANLEY SENIOR FUNDING, INC.,
as Joint Lead Arrangers
BofA SECURITIES, INC.,
CITIGROUP GLOBAL MARKETS INC.,
GOLDMAN SACHS LENDING PARTNERS LLC,
MORGAN STANLEY SENIOR FUNDING, INC.,
HSBC SECURITIES (USA), INC.,
BARCLAYS BANK PLC,
DEUTSCHE BANK SECURITIES INC.,
and
WELLS FARGO SECURITIES, LLC,
as Joint Bookrunners
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TABLE OF CONTENTS

Section		Page

ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS		1

1.01	Defined Terms .........................................................................................................	1
1.02	Other Interpretive Provisions ...............................................................................	37
1.03	Accounting Terms. .................................................................................................	38
1.04	Rounding .................................................................................................................	38
1.05	Times of Day ...........................................................................................................	38
1.06	Letter of Credit Amounts ......................................................................................	39
1.07	Interest Rates; Licensing .......................................................................................	39
1.08	Exchange Rates; Currency Equivalents. ..............................................................	39
1.09	Additional Alternative Currencies. .......................................................................	40
1.10	Change of Currency. ..............................................................................................	41
1.11	Covenant Compliance.. ..........................................................................................	41

ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS .............................................		42

2.01	Committed Loans ...................................................................................................	42
2.02	Committed Borrowings; Conversions and Continuations of Committed Loans. .......................................................................................................................	42
2.03	Letters of Credit. ....................................................................................................	44
2.04	Swing Line Loans. ..................................................................................................	53
2.05	Prepayments. ...........................................................................................................	56
2.06	Termination or Reduction of Aggregate Revolving Commitments ...................	57
2.07	Repayment of Loans. ..............................................................................................	57
2.08	Interest. ....................................................................................................................	57
2.09	Fees ..........................................................................................................................	58
2.10	Computation of Interest and Fees.. .......................................................................	59
2.11	Evidence of Debt. ....................................................................................................	59
2.12	Payments Generally; Administrative Agent’s Clawback. ..................................	59
2.13	Sharing of Payments by Lenders ..........................................................................	62
2.14	Extension of Maturity Date. ..................................................................................	62
2.15	Increase in Aggregate Revolving Commitments. ................................................	64
2.16	Cash Collateral. ......................................................................................................	65
2.17	Defaulting Lenders. ................................................................................................	66

ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY ..............................................		69

3.01	Taxes. .......................................................................................................................	69
3.02	Illegality ...................................................................................................................	73
3.03	Inability to Determine Rates. ................................................................................	73
3.04	Increased Costs. ......................................................................................................	77
3.05	Compensation for Losses .......................................................................................	78
3.06	Mitigation Obligations; Replacement of Lenders. ..............................................	79
3.07	Survival ....................................................................................................................	79

ARTICLE IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS .....................................		79

4.01	Conditions of Initial Credit Extension ..................................................................	79
4.02	Conditions to all Credit Extensions ......................................................................	81

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ARTICLE V. REPRESENTATIONS AND WARRANTIES ............................................................		82

5.01	Existence, Qualification and Power ......................................................................	82
5.02	Authorization; No Contravention .........................................................................	82
5.03	Governmental Consents .........................................................................................	82
5.04	Binding Effect .........................................................................................................	82
5.05	Financial Statements; No Material Adverse Effect. ............................................	83
5.06	Litigation .................................................................................................................	83
5.07	No Default ...............................................................................................................	83
5.08	Environmental Compliance ...................................................................................	83
5.09	Payment of Taxes ....................................................................................................	84
5.10	ERISA Compliance. ...............................................................................................	84
5.11	Margin Regulations; Investment Company Act. .................................................	85
5.12	Disclosure ................................................................................................................	85
5.13	Compliance with Laws and Material Contractual Obligations .........................	86
5.14	Intellectual Property; Licenses, Etc. .....................................................................	86
5.15	Solvency ...................................................................................................................	86
5.16	OFAC .......................................................................................................................	86
5.17	Anti-Corruption Laws ...........................................................................................	86
5.18	Affected Financial Institutions ..............................................................................	87
5.19	Covered Entities .....................................................................................................	87
5.20	Employee Matters ...................................................................................................	87

ARTICLE VI. AFFIRMATIVE COVENANTS .................................................................................		87

6.01	Financial Statements ..............................................................................................	87
6.02	Certificates; Other Information ............................................................................	88
6.03	Notices ......................................................................................................................	89
6.04	Payment of Obligations ..........................................................................................	90
6.05	Preservation of Existence .......................................................................................	90
6.06	Maintenance of Properties .....................................................................................	90
6.07	Compliance with Laws ...........................................................................................	90
6.08	Books and Records .................................................................................................	91
6.09	Inspection Rights ....................................................................................................	91
6.10	Use of Proceeds .......................................................................................................	91
6.11	Guarantors ..............................................................................................................	91
6.12	Anti-Corruption Laws; Sanctions .........................................................................	91

ARTICLE VII. NEGATIVE COVENANTS ......................................................................................		91

7.01	Liens .........................................................................................................................	92
7.02	Subsidiary Indebtedness ........................................................................................	95
7.03	Fundamental Changes ...........................................................................................	97
7.04	Change in Nature of Business ................................................................................	98
7.05	Use of Proceeds .......................................................................................................	98
7.06	Financial Covenant.. ...............................................................................................	98
7.07	Sanctions ..................................................................................................................	99
7.08	Anti-Corruption Laws ...........................................................................................	99

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES ...........................................................		99

8.01	Events of Default ....................................................................................................	99
8.02	Remedies Upon Event of Default ..........................................................................	101
8.03	Application of Funds ..............................................................................................	101

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ARTICLE IX. ADMINISTRATIVE AGENT ....................................................................................		102

9.01	Appointment and Authority ..................................................................................	102
9.02	Rights as a Lender ..................................................................................................	103
9.03	Exculpatory Provisions ..........................................................................................	103
9.04	Reliance by Administrative Agent ........................................................................	104
9.05	Delegation of Duties ................................................................................................	104
9.06	Resignation of Administrative Agent. ..................................................................	104
9.07	Non-Reliance on the Administrative Agent, the Arrangers and the Other Lenders ....................................................................................................................	106
9.08	No Other Duties, Etc. .............................................................................................	106
9.09	Administrative Agent May File Proofs of Claim .................................................	106
9.10	Guaranty Matters ...................................................................................................	107
9.11	Certain ERISA Matters. ........................................................................................	107
9.12	Recovery of Erroneous Payments .........................................................................	108

ARTICLE X. CONTINUING GUARANTY ......................................................................................		108

10.01	Guaranty .................................................................................................................	108
10.02	Rights of Lenders ....................................................................................................	109
10.03	Certain Waivers ......................................................................................................	109
10.04	Obligations Independent ........................................................................................	109
10.05	Subrogation .............................................................................................................	110
10.06	Termination; Reinstatement .................................................................................	110
10.07	Stay of Acceleration ................................................................................................	110
10.08	Condition of Borrower ...........................................................................................	110
10.09	Appointment of Borrower .....................................................................................	110
10.10	Right of Contribution .............................................................................................	111
10.11	Subordination .........................................................................................................	111

ARTICLE XI. MISCELLANEOUS ...................................................................................................		111

11.01	Amendments, Etc. ...................................................................................................	111
11.02	Notices; Effectiveness; Electronic Communication. ............................................	113
11.03	No Waiver; Cumulative Remedies; Enforcement ...............................................	115
11.04	Expenses; Indemnity; Damage Waiver. ...............................................................	115
11.05	Payments Set Aside ................................................................................................	118
11.06	Successors and Assigns. .........................................................................................	118
11.07	Treatment of Certain Information; Confidentiality ...........................................	124
11.08	Right of Setoff .........................................................................................................	125
11.09	Interest Rate Limitation ........................................................................................	125
11.10	Integration; Effectiveness ......................................................................................	125
11.11	Survival of Representations and Warranties .......................................................	125
11.12	Severability ..............................................................................................................	126
11.13	Replacement of Lenders ........................................................................................	126
11.14	Governing Law; Jurisdiction; Etc. .......................................................................	127
11.15	Waiver of Jury Trial ..............................................................................................	128
11.16	No Advisory or Fiduciary Responsibility .............................................................	128
11.17	Electronic Execution; Electronic Records; Counterparts ..................................	129
11.18	USA PATRIOT Act ................................................................................................	130
11.19	California Judicial Reference ................................................................................	130
11.20	ENTIRE AGREEMENT .......................................................................................	130
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11.21	Acknowledgement and Consent to Bail-In of Affected Financial Institutions .............................................................................................................	130
11.22	Judgment Currency ...............................................................................................	131
11.23	Acknowledgement Regarding Any Supported QFCs .........................................	131
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SCHEDULES
2.01ACommitments and Applicable Percentages
2.01BL/C Commitments
2.10Day Basis for Alternative Currencies
5.08Environmental Compliance
5.14Intellectual Property Claims
7.01Existing Liens
7.02Existing Indebtedness
11.02Administrative Agent’s Office; Certain Addresses for Notices
EXHIBITS
AForm of Assignment and Assumption
BForm of Committed Loan Notice
CForm of Compliance Certificate
DForm of Joinder Agreement
EForm of Note
FForm of Notice of Additional L/C Issuer
GForm of Swing Line Loan Notice
H-1Form of U.S. Tax Compliance Certificate – Foreign Lenders (Not Partnerships)
H-2Form of U.S. Tax Compliance Certificate – Non-U.S. Participants (Not Partnerships)
H-3Form of U.S. Tax Compliance Certificate – Non-U.S. Participants (Partnerships)
H-4Form of U.S. Tax Compliance Certificate – Foreign Lenders (Partnerships)

CREDIT AGREEMENT
This CREDIT AGREEMENT is entered into as of February 7, 2025 among SPACE
EXPLORATION TECHNOLOGIES CORP., a Texas corporation (the “Borrower”), the Guarantors party hereto, the Lenders from time to time party hereto, BANK OF AMERICA, N.A., as the
Administrative Agent, an L/C Issuer, and the Swing Line Lender, and the other L/C Issuers from time to time party hereto.
The Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS
1.01Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:
“Acquisition” means the acquisition, whether through a single transaction or a series of related transactions, of (a) a majority of the voting Equity Interests or other controlling ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon the exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, or (b) assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person.
“Administrative Agent” means Bank of America (or any of its designated branch offices or affiliates), in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form approved by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial
Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the
Person specified.
“Agent Parties” has the meaning specified in Section 11.02(c).

“Aggregate Revolving Commitments” means, as of any date of determination, the Commitments of all the Lenders as of such date. The aggregate principal amount of the Aggregate Revolving
Commitments in effect on the Closing Date is ONE BILLION FIVE HUNDRED MILLION and No/100
DOLLARS ($1,500,000,000.00).
“Agreement” means this Credit Agreement.
“Agreement Currency” has the meaning specified in Section 11.22.
“Alternative Currency” means each of the following currencies: Euros and Sterling, together with each other currency (other than Dollars) that is approved in accordance with Section 1.09; provided, that, for each Alternative Currency, such requested currency is an Eligible Currency.
“Alternative Currency Daily Rate” means, for any day, with respect to any Committed Loan: (a)
denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof; and (b) denominated in any other Alternative Currency (to the extent such Committed Loan denominated in such currency will bear interest at a daily rate), the daily rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved pursuant to
Section 1.09, plus the adjustment (if any) determined by the Administrative Agent and the Lenders pursuant to Section 1.09; provided, that, if any Alternative Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.  Any change in an Alternative Currency
Daily Rate shall be effective from and including the date of such change without further notice.
“Alternative Currency Daily Rate Loan” means a Committed Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate”.  All Alternative Currency Daily Rate Loans
must be denominated in an Alternative Currency.
“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the
Administrative Agent or the Alternative Currency L/C Issuer, as the case may be, by reference to
Bloomberg (or such other publicly available service for displaying exchange rates), to be the exchange rate for the purchase of such Alternative Currency with Dollars at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided, that, if no such rate is available, the “Alternative Currency Equivalent” shall be determined by the
Administrative Agent or the Alternative Currency L/C Issuer, as the case may be, using any reasonable method of determination it deems appropriate in its sole discretion (and such determination shall be conclusive absent manifest error).
“Alternative Currency L/C Issuer” means Bank of America (or any of its designated branch offices or affiliates), in its capacity as an L/C Issuer.
“Alternative Currency Loan” means an Alternative Currency Daily Rate Loan or an Alternative
Currency Term Rate Loan, as applicable.
“Alternative Currency Term Rate” means, for any Interest Period, with respect to any Committed
Loan: (a) denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate
(“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two (2) TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period; and (b) denominated in any other Alternative Currency (to the extent such Committed Loan denominated in such currency will bear interest at a term rate), the term rate per annum

as designated with respect to such Alternative Currency at the time such Alternative Currency is approved pursuant to Section 1.09, plus the adjustment (if any) determined by the Administrative Agent and the
Lenders pursuant to Section 1.09; provided, that, if any Alternative Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Alternative Currency Term Rate Loan” means a Committed Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate”.  All Alternative Currency Term Rate Loans
must be denominated in an Alternative Currency.
“Anniversary Date” has the meaning specified in Section 2.14(a).
“Applicable Authority” means, with respect to any Alternative Currency, the applicable administrator for the Relevant Rate for such Alternative Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of the applicable Relevant Rate, in each case acting in such capacity.
“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.
“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving Commitments represented by such Lender’s
Commitment at such time, subject to adjustment as provided in Section 2.17.  If the commitment of each
Lender to make Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Revolving Commitments have expired or been terminated pursuant to Section 2.06, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments and to any Lender’s status as a Defaulting Lender at the time of determination.
The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on
Schedule 2.01A or in the Assignment and Assumption or other documentation pursuant to which such
Lender becomes a party hereto, as applicable.
“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Debt Rating as set forth below:

Pricing Level	Debt Ratings S&P / Moody’s / Fitch	Commitment Fee	Term SOFR Loans and Alternative Currency Loans	Base Rate Loans
1	> A / A2/ A	0.070%	0.750%	0.000%
2	A- / A3 / A-	0.080%	0.875%	0.000%
3	BBB+ / Baa1 / BBB+	0.090%	1.000%	0.000%
4	BBB / Baa2 / BBB	0.100%	1.125%	0.125%
5	< BBB- / Baa3 / BBB-	0.110%	1.250%	0.250%
Initially, the Applicable Rate shall be determined based upon the Debt Ratings specified in the officer’s certificate delivered pursuant to Section 4.01(f).  Thereafter, each change in the Applicable Rate resulting from a change in the Debt Ratings shall be effective during the period commencing on the date of such change and ending on the date immediately preceding the effective date of the next such change.
If the rating system of S&P, Moody’s or Fitch shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith

to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.
“Applicable Time” means, with respect to any Borrowings and payments in any Alternative
Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the Alternative Currency L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an
Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” means each of (a) BofA Securities, Inc., in its capacities as a joint lead arranger and a joint bookrunner, (b) Citigroup Global Markets Inc., in its capacities as a joint lead arranger and a joint bookrunner, (c) Goldman Sachs Lending Partners LLC, in its capacities as a joint lead arranger and a joint bookrunner, (d) Morgan Stanley Senior Funding, Inc., in its capacities as a joint lead arranger and a joint bookrunner, (e) HSBC Securities (USA), Inc., in its capacity as a joint bookrunner, (f) Barclays Bank
PLC, in its capacity as a joint bookrunner, (g) Deutsche Bank Securities Inc., in its capacity as a joint bookrunner, and (h) Wells Fargo Securities, LLC, in its capacity as a joint bookrunner.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form
(including electronic documentation generated by use of an electronic platform) approved by the
Administrative Agent.
“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any
Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation of any Person, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capital
Lease, and (c) in respect of any Securitization Transaction (excluding any Permitted Securitization
Transaction unless recourse to the Borrower or any Subsidiary) or any Receivables Financing (excluding any Permitted Receivables Financing unless recourse to the Borrower or any Subsidiary) entered into by any Person, the outstanding principal amount of all obligations arising under, or the net investments outstanding pursuant to, such Securitization Transaction or such Receivables Financing.
“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2023, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, including the notes thereto.
“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b).
“Availability Period” means the period from and including the Closing Date to the earliest of (a)
the Maturity Date, (b) the date of termination of the Aggregate Revolving Commitments pursuant to
Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 8.02.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article
55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the
implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom,
Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” means Bank of America, N.A. and its successors.
“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a)
the Federal Funds Rate for such day, plus 1/2 of 1%, (b) the Prime Rate for such day, (c) Term SOFR, plus 1.00%, and (d) 1.00%.  Any change in the Base Rate due to a change in the Prime Rate or the Federal
Funds Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds
Rate, respectively.  If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03, then the Base Rate shall be the greater of clauses (a), (b) and (d) above and shall be determined without reference to clause (c) above.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.  All Base Rate Loans shall be denominated in Dollars.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of
ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the
Code, or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan”
or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“BofA Securities” means BofA Securities, Inc.
“Borrower” has the meaning specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the
Administrative Agent’s Office is located; provided, that: (a) if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Euro, any fundings, disbursements, settlements and payments

in Euro in respect of any such Alternative Currency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan, means a Business Day that is also a TARGET Day; (b) if such day relates to any interest rate settings as to an Alternative Currency
Loan denominated in Sterling, means a day other than a day banks are closed for general business in
London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom;
(c) if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in a currency other than Euro or Sterling, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the applicable offshore interbank market for such currency; and (d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euro in respect of an Alternative Currency Loan denominated in a currency other than
Euro, or any other dealings in any currency other than Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
“Capital Lease” means each lease that has been or is required to be, in accordance with GAAP, classified and accounted for as a capital lease or financing lease.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuers or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the L/C Issuers shall agree in their sole discretion, other credit support, in each case, in Dollars pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuers. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means, as at any date of determination, any of the following: (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the government of the United States, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in the case of each of clauses (a)(i) and
(a)(ii), maturing not more than two (2) years from the date of acquisition; (b) marketable general obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year from the date of acquisition and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P 1 from
Moody’s; (c) commercial paper maturing no more than one (1) year from the date of acquisition thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P 2 from
Moody’s or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments; (d) demand deposits, trust accounts, certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than two (2) years from the date of acquisition thereof issued or accepted by any Lender or by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by S&P or “A” or the equivalent thereof by Moody’s, and having combined capital and surplus in excess of $500,000,000; (e) repurchase obligations with a term of not more than seven (7)
days for underlying securities of the types described in clauses (a), (b) and (d) entered into with any bank meeting the qualifications specified in clause (d) above; (f) shares of any money market mutual fund which invests ninety-five percent (95%) or more of its assets in instruments of the type specified in clauses (a) through (e) above; and (g) other investments permitted pursuant to the Borrower’s investment policy, as approved by the Borrower’s board of directors (or equivalent governing body) (or committee or subcommittee thereof) as in effect on the Closing Date.
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any

Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive
(whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and
all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof, and (ii) all requests, rules, guidelines or directives promulgated by the Bank for
International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means an event or series of events by which:
(a)at any time prior to the consummation of a Qualified IPO, (i) the transfer, directly or indirectly, of beneficial ownership of a majority of the aggregate voting power of the Borrower on a fully diluted basis, or (ii) the consummation of a merger, amalgamation, plan of arrangement or other transaction or series of related transactions resulting in the combination of the Borrower with or into another Person, where the Permitted Holders shall cease to beneficially own and control, directly or indirectly, at least fifty and one-tenth percent (50.1%) on a fully diluted basis of the total voting power of the voting interests in the Equity Interests of the Borrower entitled
(without regard to the occurrence of any contingency) to vote for the election of directors (or similar position) of the Borrower, whether through the ownership of voting securities or by contract or otherwise; provided, that, a transaction of the type described in this clause (a) will not constitute a Change of Control pursuant to this clause (a) if the principal purpose of the transaction is a bona fide equity financing transaction; or
(b)(i) any “person” or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), other than Permitted Holders, shall have acquired beneficial ownership
(within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, except that a “person” or
“group” shall be deemed to have “beneficial ownership” of all securities that such “person” or
“group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of thirty-five percent (35%) or more on a fully diluted basis of the total voting power of the voting interests in the Equity Interests of the Borrower (or other securities convertible into such Equity Interests) entitled (without regard to the occurrence of any contingency) to vote for the election of members of the board of directors (or equivalent governing body) of the Borrower, and (ii) such “person” or “group” shall have acquired beneficial ownership (as so defined), directly or indirectly, of a percentage on a fully diluted basis of the combined voting interests in the Equity Interests of the Borrower (or other securities convertible into such Equity Interests) entitled (without regard to the occurrence of any contingency) to vote for the election of members of the board of directors (or equivalent governing body) of the Borrower in excess of the percentage of the voting power of the voting interests in the Equity Interests of the Borrower beneficially owned and controlled by the
Permitted Holders; or
(c)any “change of control” (or any comparable term, however defined) or similar event shall have occurred under any Indebtedness having an aggregate principal amount
(including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount.
“Closing Date” means February 7, 2025.
“CME” means CME Group Benchmark Administration Limited.
“Code” means the Internal Revenue Code of 1986.

“Collateral Account” has the meaning specified in Section 2.03(n).
“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the
Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01A or in the Assignment and
Assumption or other documentation pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Commitment Fee” has the meaning specified in Section 2.09(a).
“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type, in the same currency, and, in the case of Term SOFR Loans or Alternative Currency Term
Rate Loans, having the same Interest Period, made by each of the Lenders pursuant to Section 2.01.
“Committed Loan” has the meaning specified in Section 2.01.
“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of
Base Rate Loans to Term SOFR Loans, (c) a conversion of Term SOFR Loans to Base Rate Loans, (d) a continuation of Term SOFR Loans, or (e) a continuation of Alternative Currency Term Rate Loans, in each case, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit B or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“Communication” means this Agreement, any other Loan Document, and any other document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.
“Competitor” means any Person that is a bona fide competitor with respect to the business of the
Borrower and its Subsidiaries.
“Compliance Certificate” means a certificate substantially in the form of Exhibit C.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with any Relevant Rate or any proposed Successor Rate for an Alternative Currency, as applicable, any conforming changes to the definition of “EURIBOR”, the definition of “Interest Period”, the definition of “SONIA”, the timing and frequency of determining rates and the making payments of interest, and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of “Business Day”, the timing of borrowing requests or prepayment, conversion or continuation notices, and the length of lookback periods and the day basis for calculating interest for an
Alternative Currency listed on Schedule 2.10) as may be appropriate, in the discretion of the
Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such Alternative Currency (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such Alternative Currency exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this
Agreement and any other Loan Document).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to: (a) Consolidated Net Income for such period; plus (b) the sum of the following, without duplication, in each case to the extent deducted (and not added back) in calculating such Consolidated Net Income: (i) Consolidated Interest Expense for such period; (ii) Consolidated
Income Taxes for such period; (iii) amounts attributable to depreciation and amortization expense for such period (for the avoidance of doubt, net of amortiation of right-to-use assets with respect to operating leases); (iv) consolidated impairment charges for such period recorded in connection with the application of Financial Accounting Standard No. 142 “Goodwill and Other Intangibles” and Financial Accounting
Standard No. 144 “Accounting for the Impairment or Disposal of Long Lived Assets”; (v) other non-cash charges for such period (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); (vi) legal, accounting, financing, consulting, advisory and other out-of-pocket fees, costs, premiums and expenses incurred in such period in connection with debt financings (including in connection with the Loan Documents, or any amendments, waivers, consents or modifications thereto), equity financings, Permitted Acquisitions, Dispositions, recapitalizations, restructurings and/or divestitures, in each case, to the extent such transactions are permitted pursuant to this Agreement, and in each case whether or not such transactions are consummated; (vii) any costs or expenses incurred in such period pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Borrower or a Guarantor or Net Equity Proceeds of an issuance of Equity Interests of the
Borrower (other than Disqualified Equity Interests); (viii) any cost or expense incurred in such period relating to discretionary long-term research and development projects; provided, that, the aggregate amount of such costs and expenses added back pursuant to this clause (b)(viii) for any period shall not exceed an amount equal to ten percent (10%) of Consolidated EBITDA for such period (calculated prior to giving effect to the amounts added back pursuant to this clause (b)(viii)); (ix) start-up costs incurred in such period for new facilities certified by a Responsible Officer of the Borrower to Administrative Agent
in an officer’s certificate; provided, that, the aggregate amount of such costs added back pursuant to this clause (b)(ix) for any period shall not exceed an amount equal to ten percent (10%) of Consolidated
EBITDA for such period (calculated prior to giving effect to the amounts added back pursuant to this clause (b)(ix)); (x) charges, losses or expenses incurred in such period to the extent indemnified or insured by a third party (to the extent such Person has notified such third party of such amount and such third party has not denied their reimbursement obligation); (xi) the amount of any minority interest expense in such period consisting of Subsidiary income attributable to minority equity interests of third parties in any Subsidiary that is a non-Wholly Owned Subsidiary; and (xii) losses, together with the tax effect of any such loss, incurred in such period in connection with any Disposition permitted pursuant to this Agreement (other than any such Dispositions in the ordinary course of business), or from abandoned, closed or discontinued operations; minus (c) the sum of the following, without duplication, in each case to the extent included in calculating such Consolidated Net Income: (i) non-cash items in such period
(excluding any items which represent the reversal of any accrual of, or reserve for, anticipated cash charges made in any prior period); and (ii) gains, together with any related provision for taxes on such gains, incurred in such period in respect of any Disposition permitted pursuant to this Agreement (other than any such Dispositions in the ordinary course of business), or from abandoned, closed or discontinued
operations.
“Consolidated Funded Indebtedness” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Borrower and its Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of acquisition method accounting in connection with any

Permitted Acquisition) consisting only of, without duplication, (a) Indebtedness for borrowed money
(including any Indebtedness under this Agreement and purchase money Indebtedness), (b) unreimbursed obligations under letters of credit and similar instruments, (c) Attributable Indebtedness, (d) debt obligations evidenced by promissory notes or similar instruments to the extent the obligations evidenced by such promissory notes or similar instruments would be treated as debt under GAAP (other than notes or similar instruments evidencing trade payables incurred in the ordinary course of business), and (e) all
Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (d)
above of Persons other than the Borrower or any Subsidiary.
“Consolidated Income Taxes” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, taxes imposed upon, or other payments required to be made by, the Borrower and its
Subsidiaries by any Governmental Authority, which taxes or other payments are calculated by reference to the income or profits of the Borrower or the Borrower and its Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any Governmental Authority.
“Consolidated Interest Expense” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis for such period, the sum, without duplication, of: (a) the total interest expense of the
Borrower and its Subsidiaries on a consolidated basis for such period, to the extent such expense was deducted in computing Consolidated Net Income for such period; plus (b) to the extent not included in such interest expense: (i) interest expense attributable to Capital Leases in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations (but not any interest component attributable to fixed rent on operating leases); (ii) non-cash interest expense; (iii) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; (iv) costs associated with interest rate Swap Obligations (including amortization of fees); provided, that, if any such Swap
Obligations result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated
Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net
Income; (v) the portion of such consolidated interest expense that was capitalized during such period; and
(vi) commissions, discounts, yield and other fees and charges incurred in connection with any transaction pursuant to which the Borrower or any of its Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets (including, for the avoidance of doubt, in connection with any Permitted Receivables Financing or any Permitted Securitization Transaction);
minus (c) interest income for such period.  For purposes of the foregoing, total interest expense will be determined (A) after giving effect to any net payments made or received by the Borrower and its
Subsidiaries with respect to Swap Obligations for interest rate protection, and (B) exclusive of amounts classified as other comprehensive income in the balance sheet of the Borrower. Notwithstanding anything to the contrary contained herein, amortization of debt discount, debt issuance costs and bond premium shall be excluded from Consolidated Interest Expense.
“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) the total of
(i) Consolidated Funded Indebtedness as of such date, minus (ii) an amount equal to fifty percent (50%)
of Unrestricted Cash as of such date, to (b) Consolidated EBITDA for the Measurement Period most recently ended on or prior to such date.
“Consolidated Net Income” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income (or loss) of the Borrower and its Subsidiaries (excluding extraordinary gains and extraordinary losses) for such period, determined in accordance with GAAP.
“Consolidated Total Assets” means, as of any date of determination, for the Borrower and its
Subsidiaries on a consolidated basis, the amount that would, in conformity with GAAP, be set forth opposite

the caption “total assets” (or any like caption) on the consolidated balance sheet of the Borrower and its
Subsidiaries as of such date.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such
Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.
“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning specified in Section 11.23.
“Credit Extension” means each of the following: (a) a Borrowing; and (b) an L/C Credit
Extension.
“Current Maturity Date” has the meaning specified in Section 2.14(a).
“Daily Simple SOFR” means, with respect to any applicable determination date, SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).
“Debt Rating” means, as of any date of determination, the rating (whether a public rating or a private rating) as determined by S&P, Moody’s or Fitch of unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement; provided, that: (a) if the Borrower has all three Debt Ratings, (i) if such Debt Ratings issued by the foregoing rating agencies fall within the same Pricing Level, then the Pricing Level for such
Debt Ratings shall apply, (ii) if two of the three respective Debt Ratings issued by the foregoing rating agencies fall within the same Pricing Level, then the Pricing Level for such Debt Ratings shall apply, and
(iii) if the respective Debt Ratings issued by the foregoing rating agencies all differ, then the Pricing
Level for the middle level of such Debt Ratings shall apply; (b) if the Borrower has only two Debt
Ratings, (i) if such Debt Ratings issued by the two rating agencies fall within the same Pricing Level, then the Pricing Level for such Debt Ratings shall apply, (ii) if such Debt Ratings issued by the two rating agencies differ by one Pricing Level, then the Pricing Level for the higher of such Debt Ratings shall apply, and (iii) if such Debt Ratings issued by the two rating agencies differ by more than one Pricing
Level, then the Pricing Level that is one level lower than the Pricing Level of the higher Debt Rating shall apply; (c) if the Borrower has only one Debt Rating, then the Pricing Level for such Debt Rating shall apply; and (d) if the Borrower does not have any Debt Rating, Pricing Level 5 shall apply.  For purposes of this definition, it is understood and agreed that the Debt Rating for Pricing Level 1 is the highest Debt
Rating and the Debt Rating for Pricing Level 5 is the lowest Debt Rating.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means: (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate, plus (ii) the Applicable Rate, if any, applicable to Base Rate
Loans, plus (iii) 2% per annum; provided, that, with respect to a Term SOFR Loan or an Alternative
Currency Loan, the Default Rate shall be an interest rate equal to the interest rate (including any
Applicable Rate) otherwise applicable to such Loan, plus 2% per annum; and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate, plus 2% per annum.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding
(each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, the Swing
Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any L/C Issuer or the Swing Line
Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three
(3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided, that, such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or
(d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided, that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any
Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental
Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the
Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through
(d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, each L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.
“Designated Lender” has the meaning specified in Section 2.12(e).
“Designated Jurisdiction” means any country, region or territory to the extent that such country, region or territory itself is the subject of any Sanction.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions) of any property by any Person (including any Sale and
Leaseback Transaction, any Securitization Transaction, any Receivables Financing or any issuance of
Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for
Equity Interests which are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely for Equity
Interests which are not otherwise Disqualified Equity Interests), in whole or in part, (c) provides for scheduled payments or scheduled dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the then-Latest Maturity Date, except, in the case of clauses (a) and (b) above, if as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event are subject to the occurrence of the Facility Termination Date.
“Disqualified Institution” means, on any date, (a) each Person identified by name in writing by the Borrower to BofA Securities on or prior to the Closing Date, (b) any other Person identified in writing by the Borrower to the Administrative Agent from time to time after the Closing Date, to the extent (i)
such Person is an Affiliate of a Person identified in clause (a) above, or (ii) such Person is or becomes a
Competitor, and (c) as to any Person referenced in the immediately preceding clause (a) or clause (b), any of such Person’s Affiliates (other than in the case of clause (b), any such Affiliates that are debt funds or invest in commercial loans in the ordinary course) that are readily identifiable as Affiliates solely by virtue of their names or that are identified to the Administrative Agent in writing by the Borrower from time to time; provided, that, Disqualified Institutions shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the
Administrative Agent from time to time; provided, further, that, no such identification pursuant to clauses
(b) and (c) above shall apply retroactively to disqualify any Person that has previously acquired a valid assignment of Loans and/or Commitments.
“Disqualifying Event” has the meaning specified in the definition of “Eligible Currency”.
“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of
Dollars with the Alternative Currency last provided (either by publication or otherwise provided to the
Administrative Agent or the L/C Issuer, as applicable) by the applicable Bloomberg source (or such other publicly available source for displaying exchange rates) on date that is two (2) Business Days immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the
Administrative Agent or the Alternative Currency L/C Issuer, as applicable, using any method of determination it deems appropriate in its sole discretion), and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent or the Alternative Currency L/C Issuer, as applicable, using any method of determination it deems appropriate in its sole discretion. Any determination by the Administrative Agent or the Alternative
Currency L/C Issuer pursuant to clause (b) or clause (c) above shall be conclusive absent manifest error.

“DQ List” has the meaning specified in Section 11.06(g).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any
EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or clause (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland,
Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Copy” has the meaning specified in Section 11.17.
“Electronic Record” has the meanings assigned to it by 15 USC §7006.
“Electronic Signature” has the meanings assigned to it by 15 USC §7006.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under
Section 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section
11.06(b)(iii)).  For the avoidance of doubt, any Disqualified Institution is subject to Section 11.06(g).
“Eligible Currency” means any lawful currency other than Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the Lenders or the Alternative Currency L/C Issuer, as applicable, in such market and as to which a Dollar Equivalent may be readily calculated. If, after the designation by the Lenders or the Alternative Currency L/C Issuer,
as applicable, of any currency as an Alternative Currency (or if, with respect to any currency that constitutes an Alternative Currency on the Closing Date, after the Closing Date), any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the Administrative Agent (in the case of any Committed Loans to be denominated in an Alternative Currency) or the Alternative Currency L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency), (a) such currency no longer being readily available, freely transferable and convertible into Dollars, (b) a Dollar Equivalent for such currency no longer being readily calculable with respect to such currency, (c) the provision of such currency being impracticable for the Lenders or the Alternative Currency L/C Issuer, as applicable, or (d) such currency no longer being a currency in which the Required Lenders or the Alternative Currency L/C Issuer, as applicable, are willing to make Credit Extensions (each of clauses (a), (b), (c), and (d), a “Disqualifying Event”), then the
Administrative Agent shall promptly notify the Lenders and the Borrower, and such currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist(s) with respect to such currency.
“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any
Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (b) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity, or (c) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal or state
(or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments,
Governmental Authorizations, or any other requirements of Governmental Authorities relating to (a)
environmental matters, including those relating to any Hazardous Materials Activity, (b) the generation, use, storage, transportation or disposal of Hazardous Materials, or (c) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to the Borrower or any of its Subsidiaries or any Facility.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, directly or indirectly relating to (a) any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d)
the Release or threatened Release of any Hazardous Materials into the environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in)
such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m)
and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means: (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or receipt by the Borrower or any ERISA Affiliate of notification that a Multiemployer Plan is insolvent; (d)
the filing of a notice of intent to terminate, or the treatment of a Pension Plan amendment as a termination, under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) receipt by the Borrower or any ERISA Affiliate of notice from the PBGC or a plan administrator relating to an intention to terminate, or appoint a trustee to administer, any Pension
Plan; (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of the applicable Sections 431 and 432 of the
Code or the applicable Sections 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the
Borrower or any ERISA Affiliate; or (i) a failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by the Borrower or any ERISA Affiliate to make any required contribution to a
Multiemployer Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the
Loan Market Association (or any successor person), as in effect from time to time.
“EURIBOR” has the meaning specified in the definition of “Alternative Currency Term Rate”.
“Euro” means the single currency of the Participating Member States.
“Event of Default” has the meaning specified in Section 8.01.
“Exchange Act” means the Securities Exchange Act of 1934.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i)
imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S.
federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i)
such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.13), or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(b) or Section 3.01(d), amounts with respect to such
Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office; (c) Taxes attributable to such
Recipient’s failure to comply with Section 3.01(g); and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Existing Credit Agreement” means that certain Amended and Restated Credit and Guaranty
Agreement, dated as of December 18, 2019, among the Borrower, the other borrowers and guarantors party thereto, the lenders party thereto, and Bank of America, as the administrative agent and the collateral agent.
“Extending Lender” has the meaning specified in Section 2.14(d).
“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Borrower or any of its Subsidiaries.
“Facility Termination Date” means the date as of which all of the following shall have occurred:
(a) the Aggregate Revolving Commitments have terminated; (b) all Obligations have been paid in full in cash (other than contingent obligations for which no claim has been asserted); and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the applicable L/C Issuers shall have been made).
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting
Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, as of the Closing Date (or any amended or successor version described above), and any intergovernmental agreement (and related fiscal or regulatory legislation, or related official rules or practices) implementing the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve
Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of
New York as the federal funds effective rate; provided, that, if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letter” means the fee letter agreement, dated January 3, 2025, among the Borrower, Bank of
America and BofA Securities.
“Financial Covenant” means the financial covenant set forth in Section 7.06.
“Fitch” means Fitch Ratings Ltd., and any successor thereto.
“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C
Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such L/C Issuer, other than any such L/C Obligations as to which such
Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting
Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such
Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified
Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or
such other principles as may be approved by a significant segment of the accounting profession in the
United States, that are applicable to the circumstances as of the date of determination, consistently applied and subject to Section 1.03.
“General Partner” has the meaning specified in the definition of “Indebtedness”.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the Financial
Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the
European Union or the European Central Bank).

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such
Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation,
(iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such
Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such
Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.
The term “Guarantee” as a verb has a corresponding meaning.
“Guaranteed Obligations” has the meaning specified in Section 10.01.
“Guarantor” means each Subsidiary as may from time to time become a party to this Agreement pursuant to Section 6.11.  As of the Closing Date, there are no Guarantors.
“Guaranty” means the Guarantee made by the Guarantors under Article X.
“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.
“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.
“HMT” has the meaning specified in the definition of “Sanction(s)”.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, if and to the extent appearing as a liability on the balance sheet of such Person (excluding the footnotes thereto) prepared in accordance with GAAP: (a) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money; (b) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (other than notes or similar instruments evidencing trade payables incurred in the ordinary course of business);
(c) the principal component of all obligations of such Person in respect of letters of credit, bankers’
acceptances

or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within thirty (30) days of incurrence); (d) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except (i) trade payables, (ii) earn-out obligations until such obligations become a liability on the balance sheet of such Person in accordance with GAAP, and
(iii) liabilities that are not classified as debt on such Person’s balance sheet that have been accrued in the ordinary course of business), to the extent the same would be required to be shown as a long term liability on a balance sheet prepared in accordance with GAAP; (d) Attributable Indebtedness of such Person; (e)
the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Equity Interests; (f) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, that, the amount of such Indebtedness will be the lesser of (i) the fair market value of such asset at such date of determination, and (ii) the amount of such Indebtedness of such other Persons; (g) the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and (h) to the extent not otherwise included in this definition, the
Swap Termination Value under Swap Contracts of such Person.  In addition, “Indebtedness” of any
Person shall include Indebtedness that would not appear as a liability on the balance sheet of such Person if: (A) such Indebtedness is the obligation of a Joint Venture, (B) such Person or a Subsidiary of such
Person is a general partner of the Joint Venture (a “General Partner”), and (C) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed (1) the lesser of (x) the net assets of the General Partner, and (y) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Subsidiary of such Person, or (2) if less than the amount determined pursuant to clause
(1) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a
Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.
Notwithstanding the foregoing, “Indebtedness” shall not include (I) Guarantees incurred in the ordinary course of business and not in respect of borrowed money, (II) deferred or prepaid revenues, or (III)
purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller.  Notwithstanding anything herein to the contrary,
“Indebtedness” shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted “Indebtedness” but for the application of this sentence shall not be deemed an incurrence of Indebtedness.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, and
(b) to the extent not otherwise described in clause (a) above, Other Taxes.
“Indemnitee” has the meaning specified in Section 11.04(b).
“Information” has the meaning specified in Section 11.07.
“Initial Public Offering” means, with respect to any Person, the issuance by such Person or any direct or indirect parent company of such Person of its Equity Interests in a public offering pursuant to an effective registration statement filed with (a) the SEC in accordance with the Securities Act, or (b) an equivalent organization to the SEC in any non-United States jurisdiction under the applicable laws of such jurisdiction.

“Intellectual Property” means, collectively, all rights, priorities and privileges relating to intellectual property and other intellectual property rights, whether arising under the United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, URLs and domain names, and the right to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation or other violation or impairment thereof, including the right to receive all proceeds therefrom, including license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and or payable with respect thereto.
“Intellectual Property Asset” means, as of any date of determination, any interest (fee, license or otherwise) then owned by the Borrower or any Subsidiary in any Intellectual Property.
“Interest Payment Date” means: (a) as to any Term SOFR Loan or any Alternative Currency
Term Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date;
provided, that, if any Interest Period for such Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates;
(b) as to any Alternative Currency Daily Rate Loan, the last Business Day of each calendar month and the
Maturity Date; and (c) as to any Base Rate Loan or any Swing Line Loan, the last Business Day of each
March, June, September and December and the Maturity Date.
“Interest Period” means as to each Term SOFR Loan and each Alternative Currency Term Rate
Loan, the period commencing on the date such Loan is disbursed or converted to or continued as a Term
SOFR Loan or an Alternative Currency Term Rate Loan, as applicable, and ending on the date one (1), three (3) or six (6) months thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency), as selected by the Borrower in its Committed Loan Notice; provided, that: (a) any
Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such
Interest Period shall end on the next preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and (c) no Interest Period shall extend beyond the Maturity Date.
“Interim Financial Statements” means the unaudited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal quarter ended September 30, 2024, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter, including the notes thereto.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such
Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) an Acquisition.
“IRS” means the United States Internal Revenue Service.
“ISP” means the International Standby Practices, International Chamber of Commerce
Publication No. 590 (or such later version thereof as may be in effect at the applicable time).
“Issuer Documents” means, with respect to any Letter of Credit, the Letter of Credit Application
with respect to such Letter of Credit, and any other document, agreement and instrument entered into by the applicable L/C Issuer and the Borrower (or any Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.
“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit D executed and delivered in accordance with the provisions of Section 6.11, or any other joinder documentation, in form and substance satisfactory to the Administrative Agent, for the purposes of causing any Subsidiary to become a Guarantor in accordance with the provisions of Section 6.11.
“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, that, in no event shall any Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.
“Judgment Currency” has the meaning specified in Section 11.22.
“Latest Maturity Date” means, as of any date of determination, the latest Maturity Date then in effect as of such date.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental
Authority, in each case whether or not having the force of law.
“L/C Commitment” means, with respect to each L/C Issuer, the commitment of such L/C Issuer to issue Letters of Credit hereunder. The initial amount of each L/C Issuer’s L/C Commitment is set forth on Schedule 2.01B, or if an L/C Issuer has entered into an Assignment and Assumption or has otherwise assumed an L/C Commitment after the Closing Date, the amount set forth for such L/C Issuer as its L/C
Commitment in the Register maintained by the Administrative Agent. The L/C Commitment of any L/C
Issuer may be modified from time to time by agreement between such L/C Issuer and the Borrower, and notified to the Administrative Agent.  For the avoidance of doubt, to the extent an L/C Issuer has separate commitments with respect to the issuance of financial Letters of Credit and the issuance of performance
Letters of Credit, each reference herein to the “L/C Commitment” of such L/C Issuer shall be deemed to be a reference to the relevant L/C Commitment of such L/C Issuer, all L/C Commitments of such L/C
Issuer, or any L/C Commitment of such L/C Issuer, as the context may require.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Disbursement” means a payment made by an L/C Issuer pursuant to a Letter of Credit.
“L/C Issuer” means each of Bank of America (through itself or through one of its designated
Affiliates or branch offices), Citibank, N.A. (through itself or through one of its designated Affiliates or branch offices), Goldman Sachs Lending Partners LLC (through itself or through one of its designated
Affiliates or branch offices), and Morgan Stanley Senior Funding, Inc. (through itself or through one of its designated Affiliates or branch offices), in each case in its capacity as an issuer of Letters of Credit hereunder, and each other Lender (if any) as the Borrower may from time to time select as an L/C Issuer hereunder pursuant to Section 2.03(p); provided, that, such Lender has agreed to be an L/C Issuer;
provided, further, that, notwithstanding anything to the contrary set forth herein, there shall be no more than five (5) L/C Issuers at any time. Any L/C Issuer may, in its discretion, arrange for one or more
Letters of Credit to be issued by Affiliates of such L/C Issuer, in which case the term “L/C Issuer” shall include any such

Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “L/C
Issuer” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant L/C Issuer with respect thereto.
“L/C Obligations” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, including any automatic or scheduled increases provided for by the terms of such Letters of Credit, determined without regard to whether any conditions to drawing could be met at that time, plus (b) the aggregate amount of all Unreimbursed Amounts.  The L/C Obligations of any Lender at any time shall be its Applicable Percentage of the total L/C Obligations at such time.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the L/C Issuers and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.
“Lender” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Agreement and their successors and permitted assigns and, unless the context requires otherwise, includes the Swing Line Lender. The term
“Lender” shall include any Designated Lender who has funded any Credit Extension.
“Lender Party” means each Lender, each L/C Issuer and the Swing Line Lender.
“Lending Office” means, as to any Lender or any L/C Issuer, the office or offices of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as such
Person may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate.
Unless the context otherwise requires, each reference to a Lender or an L/C Issuer shall include its applicable Lending Office.
“Letter of Credit” means any standby letter of credit issued hereunder.  Letters of Credit may be issued in Dollars or in an Alternative Currency.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.
“Letter of Credit Fee” has the meaning specified in Section 2.03(i).
“Letter of Credit Sublimit (Financial)” means, as of any date of determination, an amount equal to the lesser of (a) $150,000,000, and (b) the amount of the Aggregate Revolving Commitments as of such date.  The Letter of Credit Sublimit (Financial) is part of, and not in addition to, the Aggregate Revolving
Commitments.
“Letter of Credit Sublimit (Performance)” means, as of any date of determination, an amount equal to the lesser of (a) $1,000,000,000, and (b) the amount of the Aggregate Revolving Commitments as of such date.  The Letter of Credit Sublimit (Performance) is part of, and not in addition to, the
Aggregate Revolving Commitments.
“Leverage Increase Period” has the meaning specified in Section 7.06.

“Lien” means (a) any lien (statutory or otherwise), mortgage, pledge, hypothecation, assignment, security interest, charge or encumbrance of any kind (including any easement, right of way or other encumbrance as to real property), conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and (b) in the case of Equity
Interests, any purchase option, call or similar right of a third party with respect to such Equity Interests.
“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a
Committed Loan or a Swing Line Loan.
“Loan Documents” means this Agreement (including the Guaranty), each Note, each Issuer
Document, the Fee Letter, each Joinder Agreement, any agreement creating or perfecting rights in Cash
Collateral pursuant to the provisions of this Agreement, and each other document, instrument or agreement designated in writing by the Borrower and the Administrative Agent as a “Loan Document”.
“Loan Party” means the Borrower and each Guarantor.
“Material Asset or Business” means, as of any date of determination, (a) any asset or assets, individually or collectively, that, for the Measurement Period most recently ended on or prior to such date for which financial statements were required to have been delivered pursuant to Section 6.01(a) or Section
6.01(b), as applicable, generated revenues in excess of ten percent (10%) of consolidated revenues of the
Borrower and its Subsidiaries for such Measurement Period, or (b) any division, line of business, business segment or other business unit of the Borrower and/or any of its Subsidiaries, individually or collectively, that, for the Measurement Period most recently ended on or prior to such date for which financial statements were required to have been delivered pursuant to Section 6.01(a) or Section 6.01(b), as applicable, generated revenues in excess of ten percent (10%) of consolidated revenues of the Borrower and its Subsidiaries for such Measurement Period.
“Material Starlink Asset” means, as of any date of determination, any asset or assets relating to
Starlink (including any Starlink Financing Assets, any Starlink Intellectual Property or any Intellectual
Property Assets related thereto), individually or collectively, that (a) for the Measurement Period most recently ended on or prior to such date for which financial statements were required to have been delivered pursuant to Section 6.01(a) or Section 6.01(b), as applicable, generated revenues in excess of ten percent (10%) of consolidated revenues of the Borrower and its Subsidiaries for such Measurement
Period, or (b) are otherwise material to the operation by the Borrower and its Subsidiaries of Starlink.
“Master Agreement” has the meaning specified in the definition of “Swap Contract”.
“Material Adverse Effect” means a material adverse effect on, and/or material adverse developments with respect to (a) solely with respect to the provisions of Section 4.01 and the representations and warranties to be made on the Closing Date, the business, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to fully and timely perform the Loan Parties’ obligations under the Loan Documents, (c) the legality, validity, binding effect or enforceability against a Loan Party of any material provision of any
Loan Document to which such Loan Party is a party, or (d) the rights, remedies and benefits available to, or conferred upon, the Administrative Agent, any Lender, any L/C Issuer, or the Swing Line Lender under any Loan Document.
“Material Indebtedness” means, as of any date of determination, Indebtedness having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) in excess of $100,000,000 as of such date.

“Maturity Date” means February 7, 2030; provided, that, if such date is not a Business Day, the
Maturity Date shall be the next preceding Business Day; provided, further, that, with respect to each
Lender, if such Lender agrees to an extension of such Lender’s then-current maturity date in accordance with the provisions of Section 2.14, the Maturity Date applicable to such Lender shall be such Lender’s
Maturity Date as so extended pursuant to Section 2.14.
“Maximum Rate” has the meaning specified in Section 11.09.
“Measurement Period” means, at any date of determination, the four (4) fiscal quarters of the
Borrower most recently completed on or prior to such date for which financial statements were delivered
(or were required to be delivered) pursuant to Section 6.01(a) or Section 6.01(b); provided, that, prior to the delivery of financial statements pursuant to Section 6.01(a) for the fiscal year of the Borrower ended
December 31, 2024, any determination to be made by reference to the most recently ended Measurement
Period shall be deemed to be the four (4) fiscal quarters of the Borrower ended September 30, 2024.
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to the Dollar Equivalent of one hundred five percent
(105%) of the Fronting Exposure of the L/C Issuers with respect to Letters of Credit issued and outstanding at such time, and (b) otherwise, an amount determined by the Administrative Agent and the
L/C Issuers in their sole discretion.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means a Pension Plan described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.
“Net Equity Proceeds” means, with respect to any issuance of Equity Interests, the gross amount of cash proceeds paid to or received by the Borrower or any of its Subsidiaries in respect of such issuance of Equity Interests (including cash proceeds subsequently as and when received at any time in respect of such issuance from non-cash consideration initially received or otherwise), less the sum of underwriting discounts and commissions or placement fees, investment banking fees, legal fees, consulting fees, accounting fees and other fees and expenses (including stamp, issuance, transfer taxes or similar Taxes)
incurred by the Borrower or any of its Subsidiaries in connection therewith.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01(a), and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Extending Lender” has the meaning specified in Section 2.14(b).
“Non-Extension Notice Date” has the meaning specified in Section 2.03(b).
“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit E.
“Notice Date” has the meaning specified in Section 2.14(b).

“Notice of Additional L/C Issuer” means a notice substantially the form of Exhibit F or any other form approved by the Administrative Agent.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of
Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor
Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the foregoing, the Obligations include (a)
the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by any Loan Party under any Loan Document, and (b) the obligation of the Loan Parties to reimburse any amount in respect of any of the foregoing that the
Administrative Agent, any L/C Issuer or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of any Loan Party.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the
Treasury.
“Organization Documents” means: (a) with respect to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (d) with respect to any entity, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable
Governmental Authority in the jurisdiction of its formation or organization.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any
Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outstanding Amount” means (a) with respect to Committed Loans and Swing Line Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date, and (b) with respect to any L/C Obligations on any date, the
Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the
Borrower of Unreimbursed Amounts.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate, and (ii) an overnight rate determined by the Administrative Agent, the applicable L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an
Alternative Currency, an overnight rate determined by the Administrative Agent or the Alternative
Currency L/C Issuer, as the case may be, in accordance with banking industry rules on interbank compensation.
“Participant” has the meaning specified in Section 11.06(d).
“Participant Register” has the meaning specified in Section 11.06(d).
“Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to
Economic and Monetary Union.
“PATRIOT Act” has the meaning specified in Section 11.18.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards with respect to Pension Plans and set forth in Sections 412, 430 and 436 of the Code and
Sections 302 and 303 of ERISA.
“Pension Plan” means any employee pension benefit plan (excluding any Multiemployer Plan)
that is maintained or is contributed to by the Borrower and any ERISA Affiliate or with respect to which the Borrower or any ERISA Affiliate has any liability and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Permitted Acquisition” means an Acquisition or other similar Investment permitted pursuant to this Agreement.
“Permitted Holders” means, collectively: (a)(i) Elon Musk and his children and other lineal descendants; (ii) the spouses or former spouses, widows or widowers and estates of any of the Persons referred to in clause (a)(i) above; (iii) any trust having as its sole beneficiaries one or more of the Persons listed in clauses (a)(i) and (a)(ii) above; and (iv) any Person for which a majority of the economic and voting interests in its Equity Interests entitled (without regard to the occurrence of any contingency) to vote for the election of members of the board of directors (or equivalent governing body) of the Borrower is owned by one or more of the Persons referred to in clause (a)(i), clause (a)(ii) or clause (a)(iii) above;
and (b) any “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of which any of the Persons described in clause (a) above are members; provided, that, in the case of such group and without giving effect to the existence of such group or any other group, such Persons referenced in clause
(a) above, collectively, beneficially own (within the meaning of Rules 13d-3 and 13d-5 under the
Exchange Act), directly or indirectly, economic and voting interests in the Equity Interests of the
Borrower entitled (without regard to the occurrence of any contingency) to vote for the election of members of the board of directors (or equivalent governing body) of the Borrower representing at least a majority of the total voting power.
“Permitted Receivables Financing” means any Receivables Financing permitted pursuant to
Section 7.01(v).
“Permitted Securitization Transaction” means any Securitization Transaction permitted pursuant to Section 7.01(v).

“Permitted Undertakings” means the representations, warranties, repurchase obligations and indemnification obligations of the Borrower or the applicable Subsidiary in favor of (a) a Receivables
Purchaser in connection with the Receivables Assets sold by the Borrower or such Subsidiary to such
Receivables Purchaser in connection with a Receivables Financing, or (b) a Special Purpose Vehicle in
connection with the assets sold to such Special Purpose Vehicle in connection with a Securitization
Transaction; provided, that, recourse thereunder to the Borrower or any Subsidiary shall be limited to the extent reasonably customary for similar transactions (including, to the extent applicable, in a manner consistent with the delivery of a “true sale”/“absolute transfer” opinion with respect to any sale of any applicable assets) as reasonably determined by the Borrower.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Plan of Reorganization” has the meaning specified in Section 11.06(g).
“Platform” has the meaning specified in Section 6.02.
“Prime Rate” means the rate of interest quoted in the print edition of The Wall Street Journal,
Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least seventy-five percent (75%) of the nation’s thirty (30) largest banks), as in effect from time to time.
The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.
“Pro Forma Basis” means, that in the calculation of (a) any financial ratio or test hereunder, or (b)
the Financial Covenant, in connection with any transaction described in Section 1.03(c) (including the incurrence of any Indebtedness in connection therewith), such transaction shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period preceding the date of such transaction for which financial statements were required to be delivered pursuant to Section 6.01(a) or
Section 6.01(b).  In connection with the foregoing, (i) with respect to any Disposition, (A) income statement and cash flow statement items (whether positive or negative) attributable to the property disposed of shall be excluded, and (B) Indebtedness which is retired or repaid shall be excluded and deemed to have been retired as of the first day of the applicable period, (ii) with respect to any Permitted
Acquisition, (A) income statement and cash flow statement items attributable to the Person or property acquired shall be included to the extent (1) such items are not otherwise included in such income statement and cash flow statement items for the Borrower and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01, and (2) such items are supported by financial statements or other information reasonably relied upon by the Borrower (it being understood and agreed that to the extent such financial statements or other information reasonably relied upon by the
Borrower are not available with respect to any Permitted Acquisition, the items described in this clause
(ii)(A) shall not be included for such Permitted Acquisition), and (B) any Indebtedness incurred or assumed by the Borrower or any Subsidiary (including the Person or property acquired) in connection with such transaction and any Indebtedness of the Person or property acquired which is not retired in connection with such transaction (1) shall be deemed to have been incurred as of the first day of the applicable period, and (2) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination, and (iii)
with respect to the incurrence of any Indebtedness, (A) such Indebtedness shall be deemed to have been incurred as of the first day of the applicable period, and (B) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such
Indebtedness as at the relevant date of determination.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 6.02.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning specified in Section 11.23.
“Qualified Acquisition” means a Permitted Acquisition (or series of related Permitted
Acquisitions consummated in any six (6)-month period) that is designated by the Borrower to the
Administrative Agent as a “Qualified Acquisition” and for which the aggregate consideration is at least
$1,000,000,000, but only to the extent the sum of (a) the amount of such consideration funded with the proceeds of Consolidated Funded Indebtedness, plus (b) the amount of such consideration constituting
Consolidated Funded Indebtedness that is assumed by the Borrower and its Subsidiaries in connection therewith, exceeds $1,000,000,000; provided, that, for any such Permitted Acquisition (or series of such related Permitted Acquisitions) to qualify as a “Qualified Acquisition,” the Administrative Agent shall have received, prior to, or concurrently with, the consummation of such Permitted Acquisition or series of such related Permitted Acquisitions, a certificate from a Responsible Officer of the Borrower certifying that such Permitted Acquisition or series of such related Permitted Acquisitions meet the criteria set forth in this definition and notifying the Administrative Agent that the Borrower has elected to treat such
Permitted Acquisition or series of such related Permitted Acquisitions as a “Qualified Acquisition”.
“Qualified IPO” means the issuance by the Borrower or any direct or indirect parent company of the Borrower of its common Equity Interests (and the contribution of any proceeds of such issuance to the
Borrower) in an underwritten public offering (which is either a primary offering or a primary and secondary offering, other than a public offering pursuant to a registration statement on Form S-8)
pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act and such Equity Interests are listed on a nationally-recognized stock exchange in the United States and resulting in Net Equity Proceeds of at least $50,000,000.
“Rate Determination Date” means, with respect to any Interest Period, two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent;
provided, that, to the extent such market practice is not administratively feasible for the Administrative
Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by the
Administrative Agent).
“Receivables Assets” means a negotiable bill of exchange, negotiable promissory note or other similar negotiable instrument issued by a customer of the Borrower or a Subsidiary payable to the
Borrower or such Subsidiary to evidence and set forth the obligations of such customer to make payments to the Borrower or such Subsidiary for services provided by the Borrower or such Subsidiary to such customer under a launch services contract entered into in the ordinary course of business, together with all rights, options, privileges, interests, advantages, recourses, titles, deeds, benefits and claims of any nature of the Borrower or such Subsidiary supporting or securing payment of such obligations (including any indemnity

rights, any late payment interest and any other sums due or which may become due to the Borrower or such Subsidiary in respect of such obligations), including standby letters of credits or corporate guarantees.
“Receivables Financing” means any transaction in which in which Receivables Assets or interests therein are sold by the Borrower or any Subsidiary directly to one or more Receivables Purchasers.
“Receivables Purchaser” means the investor or other purchaser of Receivables Assets from the
Borrower or a Subsidiary pursuant to a Receivables Financing; provided, that, no Receivables Purchaser shall be a Loan Party or a Subsidiary or Affiliate of a Loan Party.
“Recipient” means the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.
“Refinanced Debt” has the meaning specified in the definition of “Refinancing Indebtedness”.
“Refinancing Indebtedness” means Indebtedness of any Loan Party arising after the Closing Date, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, for other Indebtedness (such extended, refinanced, renewed, replaced or refinanced Indebtedness, the
“Refinanced Debt”) to the extent permitted hereunder; provided, that: (a) the principal amount of such
Refinancing Indebtedness shall not exceed the principal amount of the Refinanced Debt (plus the amount of reasonable refinancing fees and expenses incurred in connection therewith), any prepayment premiums and any accrued interest on account thereof; (b) such Refinancing Indebtedness shall have a final maturity that is no earlier than the final maturity of the Refinanced Debt; (c) such Refinancing Indebtedness shall have a Weighted Average Life to Maturity not less than the then-remaining Weighted Average Life to
Maturity of the Refinanced Debt; (d) such Refinancing Indebtedness shall rank in right of payment no more senior than, and be subordinated (if subordinated) to the Obligations on terms no less favorable, taken as a whole, to Administrative Agent and the Lenders than, the Refinanced Debt; (e) if the
Refinanced Debt or any guarantees thereof are unsecured, such Refinancing Indebtedness and any guarantees thereof shall be unsecured; (f) if the Refinanced Debt or any guarantees thereof are secured, such Refinancing Indebtedness and any guarantees thereof shall be secured in all material respects by substantially the same or less collateral as secured such Refinanced Debt or any guarantees thereof; (g) if the Refinanced Debt or any guarantees thereof are subordinated to any Indebtedness of the Loan Parties other than the Obligations, such Refinancing Indebtedness and any guarantees thereof shall be subordinated to the Obligations on terms no less favorable to Administrative Agent and the Lenders than the Refinanced Debt; and (h) the obligors in respect of the Refinanced Debt immediately prior to such refinancing, refunding, extending, renewing or replacing thereof shall be the only obligors on such
Refinancing Indebtedness.
“Register” has the meaning specified in Section 11.06(c).
“Regulation U” means Regulation U of the FRB, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous
Material through the air, soil, surface water or groundwater.
“Relevant Rate” means with respect to any Committed Loan denominated in (a) Euros,
EURIBOR (or any Successor Rate established in connection therewith), and (b) Sterling, SONIA (or any
Successor Rate established in connection therewith).
“Removal Effective Date” has the meaning specified in Section 9.06(b).
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.
“Request for Credit Extension” means (a) with respect to a Committed Borrowing, or a conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C
Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Borrowing, a Swing
Line Loan Notice.
“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than fifty percent (50%) of the Total Credit Exposures of all Lenders at such time.  The Total Credit
Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time;
provided, that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or the applicable L/C Issuer, as the case may be, in making such determination; provided, further, that, this definition shall be subject to the last sentence of Section 3.03(b) and the last sentence of Section 3.03(c).
“Rescindable Amount” has the meaning specified in Section 2.12(b)(ii).
“Resignation Effective Date” has the meaning specified in Section 9.06(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial
Institution, a UK Resolution Authority.
“Responsible Officer” means, with respect to any Loan Party, (a) the chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer or controller of such Loan
Party, (b) solely for purposes of the delivery of secretary and/or incumbency certificates, the secretary or any assistant secretary of such Loan Party, and (c) solely for purposes of notices given pursuant to Article
II, (i) any other officer or employee of such Loan Party so designated by any Responsible Officer of such
Loan Party identified in clause (a) or clause (b) above in a notice to the Administrative Agent, or (ii) any other officer or employee of such Loan Party designated by such Loan Party pursuant to an agreement between such Loan Party and the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such
Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.  To the extent requested by the Administrative Agent, each Responsible Officer of each Loan Party will provide an incumbency certificate in form and substance reasonably satisfactory to the Administrative Agent.
“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares (or equivalent) of any class of Equity Interests of the Borrower or any of its Subsidiaries,
now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares (or equivalent) of any class of Equity
Interests of the

Borrower or any of its Subsidiaries, now or hereafter outstanding, and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interests of the Borrower or any of its Subsidiaries, now or hereafter outstanding.
“Revaluation Date” means: (a) with respect to any Committed Loan, each of the following: (i)
each date of a Committed Borrowing of Alternative Currency Loans; (ii) with respect to an Alternative
Currency Daily Rate Loan, each Interest Payment Date; (iii) each date of a continuation of an Alternative
Currency Term Rate Loan pursuant to Section 2.02; and (iv) such additional dates as the Administrative
Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance, amendment and/or extension of a Letter of Credit denominated in an Alternative Currency; (ii) each date of any payment by the Alternative Currency L/C
Issuer under any Letter of Credit denominated in an Alternative Currency; and (iii) such additional dates as the Administrative Agent or the Alternative Currency L/C Issuer shall determine or the Required
Lenders shall require.
“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount of such Lender’s outstanding Committed Loans at such time, plus such Lender’s participation in
L/C Obligations at such time, plus such Lender’s participation in Swing Line Loans at such time.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.
“Sale and Leaseback Transaction” means, with respect to the Borrower or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby the Borrower or such Subsidiary shall sell or transfer any property, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative
Currency, same day or other funds as may be determined by the Administrative Agent or the Alternative
Currency L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
“Sanction(s)” means any sanction administered or enforced by the United States Government
(including OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury
(“HMT”) or other relevant sanctions authority.
“Scheduled Unavailability Date” has the meaning specified in Section 3.03(c).
“SEC” means the Securities and Exchange Commission, or any Governmental Authority
succeeding to any of its principal functions.
“Securities Act” means the Securities Act of 1933.
“Securitization Transaction” means, with respect to any Person, any financing transaction or series of financing transactions (including factoring arrangements or other financing arrangement with respect to receivables) pursuant to which such Person or any Subsidiary of such Person may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of such
Person.

“Significant Subsidiary” means, on any date of determination, any Subsidiary that is a
“significant subsidiary” (as such term is defined in Regulation S-X promulgated by the SEC (as
Regulation S-X is in effect on the Closing Date)) as of such date.
“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve
Bank of New York (or a successor administrator).
“SOFR Adjustment” means 0.10% (10 basis points).
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such
Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e)
such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that would reasonably be expected to become an actual or matured liability.
“SONIA” means, with respect to any applicable determination date, the Sterling Overnight Index
Average Reference Rate published on the fifth (5th) Business Day preceding such date on the applicable
Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided, that, if such determination date is not a Business Day, SONIA means such rate that applied on the first (1st) Business Day immediately prior thereto.
“Special Notice Currency” means, at any time, any Alternative Currency other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.
“Special Purpose Vehicle” means a trust, bankruptcy remote entity or other special purpose entity which is a Subsidiary and which is formed for the purpose of, and engages in no material business other than, acting as a lessor, issuer or depositor in a Securitization Transaction (and, in connection therewith, owning the assets subject to such Securitization Transaction, and pledging or transferring any interests therein).
“Specified Event of Default” means an Event of Default pursuant to Section 8.01(a), Section
8.01(f) or Section 8.01(g).
“Starlink” means the operations and assets of the Borrower and its Subsidiaries related to (a)
development, manufacturing and operations of satellite constellations to deliver high speed broadband internet, and (b) performance of government contracts related to the development of satellites and satellite infrastructure.
“Starlink Financing Assets” means, collectively, all of the Borrower and its Subsidiaries rights, title and interest in and to, and obligations under, the following assets, in each case related to the delivery by Starlink of high speed broadband internet service to consumers: (a) user terminals and related hardware (excluding, for the avoidance of doubt, satellites); (b) accounts arising from the sale, lease, assignment or

other disposition of hardware or related services and/or any fees or charges relating thereto; (c) royalties
(or rights therein or related thereto) and other rights to payment under royalty agreements, license agreements, subscription agreements, servicing agreement and other agreements under which revenues or fees may arise together; (d) Starlink Intellectual Property and any Intellectual Property Assets reasonably necessary for the operation of Starlink; (e) regulatory approvals and licenses reasonably necessary for the operation of Starlink; (f) all other contracts, agreements, grants, subsidies, government awards and instruments reasonably necessary or helpful for exploitation of the forgoing by any Person; (g) all books, documents and records related to the foregoing (including databases, customer lists and other records, whether tangible or electronic, which contain any information relating to any of the foregoing); and (h) all proceeds and products of any or all of the foregoing in whatever form received, including proceeds of business interruption and other insurance and claims against third parties.
“Sterling” means the lawful currency of the United Kingdom.
“Subordinating Loan Party” has the meaning specified in Section 10.11.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a
“Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Successor Rate” has the meaning specified in Section 3.03(c).
“Supported QFC” has the meaning specified in Section 11.23.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and
(b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and
Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligations” of any Person means the obligations of such Person pursuant to any Swap
Contract.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a)
for any date on or after the date such Swap Contracts have been closed out and termination value(s)
determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) above, the amount(s) determined as the mark-to-market value(s) for such Swap
Contracts, as determined

based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
“Swing Line Lender” means Bank of America (through itself or through one of its designated
Affiliates or branch offices), in its capacity as provider of Swing Line Loans hereunder, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.04(a).
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section
2.04(b), which shall be substantially in the form of Exhibit G or such other form as approved by the
Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible
Officer of the Borrower.
“Swing Line Sublimit” means, as of any date of determination, an amount equal to the lesser of
(a) $150,000,000, and (b) the amount of the Aggregate Revolving Commitments as of such date.  The
Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person
(without regard to accounting treatment).
“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.
“TARGET Day” means any day on which T2 is open for the settlement of payments in Euro.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings
(including backup withholdings), assessments, fees or other charges imposed by any Governmental
Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means: (a) for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two (2) U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided, that, if the rate is not published prior to 11:00 a.m. on such determination date, then Term SOFR means the
Term SOFR Screen Rate on the first (1st) U.S. Government Securities Business Day immediately prior thereto; in each case, plus the SOFR Adjustment; and (b) for any interest calculation with respect to a
Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one
(1) month commencing that day; provided, that, if the rate is not published prior to 11:00 a.m. on such determination date, then Term SOFR means the Term SOFR Screen Rate on the first (1st) U.S.
Government Securities Business Day immediately prior thereto; in each case, plus the SOFR Adjustment;
provided, that, if Term SOFR determined in accordance with either of the foregoing clause (a) or clause
(b) would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement.
“Term SOFR Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, Term SOFR or any proposed Term SOFR Successor Rate, as applicable, any conforming changes to the definition of “Base Rate”, the definition of “Interest Period”, the definition of “SOFR”, the definition of “Term SOFR”, the timing and frequency of determining rates and making payments of interest, and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of “Business Day”, the definition of “U.S. Government Securities
Business Day”, the timing of borrowing requests or prepayment, conversion or continuation notices, and the length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the
Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Term SOFR Loan” means a Committed Loan that bears interest at a rate based on clause (a) of the definition of “Term SOFR”.  All Term SOFR Loans shall be denominated in Dollars.
“Term SOFR Replacement Date” has the meaning specified in Section 3.03(b).
“Term SOFR Scheduled Unavailability Date” has the meaning specified in Section 3.03(b).
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable
Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“Term SOFR Successor Rate” has the meaning specified in Section 3.03(b).
“Threshold Amount” means $350,000,000.
“Total Credit Exposure” means, as to any Lender at any time, the unused Commitment of such
Lender at such time, plus the Revolving Credit Exposure of such Lender at such time.
“Total Outstandings” means, as of any date of determination, an amount equal to (a) the aggregate Outstanding Amount of all Committed Loans at such time, plus (b) the aggregate Outstanding
Amount of all Swing Line Loans at such time, plus (c) the aggregate Outstanding Amount of all L/C
Obligations at such time.
“Trade Date” has the meaning specified in Section 11.06(g).
“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan, a Term
SOFR Loan, an Alternative Currency Daily Rate Loan, or an Alternative Currency Term Rate Loan.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New
York.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the
PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential
Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.03(f).
“Unrestricted Cash” means, as of any date of determination, the aggregate amount of unrestricted cash (as defined and determined in accordance with GAAP) and Cash Equivalents of the Borrower and its
Subsidiaries.
“U.S. Government Securities Business Day” means any means any day except for (a) a Saturday,
(b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association
recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)
(30) of the Code.
“U.S. Special Resolution Regimes” has the meaning specified in Section 11.23.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(g)(ii)(B)(3).
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into
(b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.
“Wholly Owned Subsidiary” means a Subsidiary all of the Equity Interests of which (other than directors’ qualifying shares) is owned by the Borrower or another Wholly-Owned Subsidiary.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the
Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.02Other Interpretive Provisions.  With reference to this Agreement and each other Loan
Document, unless otherwise specified herein or in such other Loan Document:
(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and
“including” shall be deemed to be followed by the phrase “without limitation.”  The word “will”

shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented, extended, replaced or otherwise modified (subject to any restrictions on such amendments, restatements, amendments and restatements, supplements, extensions, replacements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections,
Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and
Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, restated, amended and restated, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  Terms defined in the UCC (as in effect on the Closing Date) and not otherwise defined herein, shall, unless the context otherwise indicates, have the meanings provided by those definitions.
(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)Any reference herein to a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate
Person.  Any division of a limited liability company shall constitute a separate Person hereunder
(and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person).
1.03Accounting Terms.
(a)Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of the Financial
Covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at one hundred percent (100%) of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
Notwithstanding anything

contained herein to the contrary, with respect to determining the permissibility of the incurrence of any Indebtedness, the proceeds thereof shall not be counted as Unrestricted Cash for the purposes of clause (a)(ii) of the definition of “Consolidated Leverage Ratio”.  Prior to the delivery of financial statements pursuant to Section 6.01(a) for the fiscal year of the Borrower ended December 31, 2024, any calculation or other determination to be made pursuant to this
Agreement by reference to the most recent financial statements of the Borrower shall be calculated or determined, as applicable, by reference to the Interim Financial Statements.
(b)Changes in GAAP.  If at any time any change in GAAP affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the
Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein, and (ii) the Borrower shall provide to the
Administrative Agent (for further distribution to the Lenders) financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
(c)Calculations.  The parties hereto acknowledge and agree that all calculations of financial ratios and tests or the Financial Covenant for any period shall be made on a Pro Forma
Basis with respect to (i) any Disposition of all of the Equity Interests of, or all or substantially all of the assets of, a Subsidiary, occurring during such period, to the extent such Disposition is permitted pursuant to this Agreement, (ii) any Disposition of a line of business or division of the
Borrower or any Subsidiary occurring during such period, to the extent such Disposition is permitted pursuant to this Agreement, (iii) any Permitted Acquisition consummated in such period, and (iv) the incurrence of any Indebtedness in such period.
1.04Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.06Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of
Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of
Credit in effect at such time; provided, that, with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated
amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
1.07Interest Rates; Licensing.
(a)The Administrative Agent does not warrant, nor accept responsibility, nor shall the
Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for

or successor to any such rate (including any Successor Rate or any Term SOFR Successor Rate) (or any
component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes or any Term SOFR Conforming Changes.  The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including any Successor Rate or any Term SOFR Successor Rate)
(or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including any Successor Rate or any Term SOFR Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the
Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.
(b)By agreeing to make Committed Loans under this Agreement, each Lender is confirming it has all licenses, permits and approvals necessary for use of the reference rates referred to herein and it will do all things necessary to comply, preserve, renew and keep in full force and effect such licenses, permits and approvals.
1.08Exchange Rates; Currency Equivalents.
(a)On each Revaluation Date, the Administrative Agent or the Alternative Currency
L/C Issuer, as applicable, shall determine the Dollar Equivalent amounts of Credit Extensions and
Outstanding Amounts denominated in Alternative Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrower hereunder or calculating the Financial Covenant or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan
Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the Alternative Currency L/C Issuer, as applicable.
(b)Wherever in this Agreement in connection with a Committed Borrowing, conversion, continuation or prepayment of a Loan, or the issuance, amendment or extension of a
Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in
Dollars, but such Committed Borrowing, Loan or Letter of Credit is denominated in an
Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such
Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Alternative Currency L/C
Issuer, as the case may be.
1.09Additional Alternative Currencies.
(a)The Borrower may from time to time request that Alternative Currency Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided, that, such requested currency is an Eligible
Currency. In the case of any such request with respect to the making of Alternative Currency
Loans, such request shall be subject to the approval of the Administrative Agent and each Lender;
and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the Alternative Currency L/C
Issuer.

(b)Any such request pursuant to Section 1.09(a) shall be made to the Administrative
Agent not later than 11:00 a.m. twenty (20) Business Days prior to the date of the desired Credit
Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the Alternative Currency L/C Issuer, in its
or their sole discretion). In the case of any such request pertaining to Alternative Currency Loans, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the
Alternative Currency L/C Issuer thereof. Each Lender (in the case of any such request pertaining to Alternative Currency Loans) or the Alternative Currency L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m. ten
(10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Alternative Currency Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.
(c)Any failure by a Lender or the Alternative Currency L/C Issuer, as the case may be, to respond to such request within the time period specified in Section 1.09(b) shall be deemed to be a refusal by such Lender or the Alternative Currency L/C Issuer, as the case may be, to permit Alternative Currency Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Lenders consent to making Alternative Currency
Loans in such requested currency and the Administrative Agent and the Lenders reasonably determine that an appropriate interest rate is available to be used for such requested currency, the
Administrative Agent shall so notify the Borrower and (i) the Administrative Agent and the
Lenders may amend this Agreement to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate, as applicable, and (ii) to the extent this
Agreement has been amended to reflect the appropriate rate (and applicable adjustment, if any)
for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative
Currency for purposes of any Committed Borrowings of Alternative Currency Loans.  If the
Administrative Agent and the Alternative Currency L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and
(A) the Administrative Agent and the Alternative Currency L/C Issuer may amend this
Agreement to add such currency, and (B) to the extent this Agreement has been amended to reflect such currency, such currency shall thereupon be deemed for all purposes to be an
Alternative Currency for purposes of any Letter of Credit issuances.  If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.09, the
Administrative Agent shall promptly so notify the Borrower.
1.10Change of Currency.
(a)Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Closing Date shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided, that, if any Committed Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Committed Borrowing, at the end of the then current Interest Period.

(b)Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(c)Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
1.11Covenant Compliance.  For purposes of determining compliance with any Dollar-
denominated restriction on the incurrence of Indebtedness set forth in Section 7.02, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term
Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided, that, if such
Indebtedness is incurred to renew, extend, refund, defease, discharge, refinance or replace other
Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-
dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced (plus the amount of reasonable refinancing fees and expenses incurred in connection therewith). Notwithstanding any other provision of Section 7.02, the maximum amount of Indebtedness that the Subsidiaries may incur pursuant to Section 7.02 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to renew, extend, refund, defease, discharge, refinance or replace other
Indebtedness, (i) if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing
Indebtedness is denominated that is in effect on the date of such Refinancing Indebtedness, and (ii) shall be deemed to be outstanding only when the proceeds thereof are not applied to effect such Refinancing
Indebtedness (and to pay any fees, premiums, penalties or expenses in connection therewith) within ninety (90) days.
ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS
2.01Committed Loans.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) in Dollars or in one or more
Alternative Currencies to the Borrower from time to time on any Business Day during the Availability
Period in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s
Commitment; provided, that, after giving effect to any Committed Borrowing, (a) the Total Outstandings
shall not exceed the Aggregate Revolving Commitments, and (b) the Revolving Credit Exposure of any
Lender shall not exceed such Lender’s Commitment.  Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow Committed Loans under this Section 2.01, prepay Committed Loans pursuant to Section 2.05(a), and reborrow Committed Loans under this Section 2.01.  Committed Loans may be Base Rate Loans, Term SOFR Loans, Alternative
Currency Daily Rate Loans or Alternative Currency Term Rate Loans, as further provided herein.
2.02Committed Borrowings; Conversions and Continuations of Committed Loans.
(a)Each Committed Borrowing, each conversion of Base Rate Loans to Term SOFR
Loans, each conversion of Term SOFR Loans to Base Rate Loans, each continuation of Term
SOFR Loans, and each continuation of Alternative Currency Term Rate Loans, in each case, shall be made

upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone or a Committed Loan Notice; provided, that, any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each
Committed Loan Notice must be received by the Administrative Agent not later than 1:00 p.m. (i)
two (2) Business Days prior to the requested date of any Committed Borrowing of, conversion to or continuation of Term SOFR Loans, or of any conversion of Term SOFR Loans to Base Rate
Loans, (ii) four (4) Business Days (or five (5) Business Days, in the case of a Special Notice
Currency) prior to the requested date of any Committed Borrowing of Alternative Currency
Loans, (iii) four (4) Business Days (or five (5) Business Days, in the case of a Special Notice
Currency) in the case of the continuation of any Alternative Currency Term Rate Loans, and (iv)
on the requested date of any Committed Borrowing of Base Rate Loans.  Each Committed
Borrowing of, conversion to or continuation of Term SOFR Loans, each Committed Borrowing of Alternative Currency Loans, and each continuation of Alternative Currency Term Rate Loans, in each case, shall be in a principal amount of the Dollar Equivalent of $5,000,000 or a whole multiple of the Dollar Equivalent of $1,000,000 in excess thereof.  Except as provided in Sections
2.03(f) and 2.04(c)(i), each Committed Borrowing of or conversion to Base Rate Loans shall be in a principal amount of the Dollar Equivalent of $500,000 or a whole multiple of the Dollar
Equivalent of $100,000 in excess thereof.  Each Committed Loan Notice shall specify (A)
whether the Borrower is requesting a Committed Borrowing, a conversion of Base Rate Loans to
Term SOFR Loans, a conversion of Term SOFR Loans to Base Rate Loans, a continuation of
Term SOFR Loans, or a continuation of Alternative Currency Term Rate Loans, as applicable,
(B) the requested date of the Committed Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (C) the currency and principal amount of Committed Loans to be borrowed, converted or continued, (D) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (E) if applicable, the duration of the
Interest Period with respect thereto.  If the Borrower fails to specify a currency in a Committed
Loan Notice requesting a Committed Borrowing, then the Committed Loans so requested shall be made in Dollars.  If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation of Term
SOFR Loans, then the applicable Committed Loans shall be made as, or continued as, Term
SOFR Loans with an Interest Period of one (1) month.  If the Borrower fails to timely request a continuation of Alternative Currency Term Rate Loans, such Committed Loans shall be continued as Alternative Currency Term Rate Loans in their original currency with an Interest
Period of one (1) month.  Any such automatic continuation of Term SOFR Loans or Alternative
Currency Term Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Committed Loans.  If the Borrower requests a Committed
Borrowing of, conversion to, or continuation of Term SOFR Loans or Alternative Currency Term
Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.  Except as provided pursuant to
Section 2.12(a) or Section 3.03, no Committed Loan may be converted into or continued as a
Committed Loan denominated in a different currency, but instead must be repaid in the original currency of such Committed Loan and reborrowed in the other currency.
(b)Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount and currency of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic continuation of Term SOFR Loans or Alternative Currency Term Rate Loans described in Section 2.02(a).  In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in Same Day Funds at the
Administrative Agent’s Office for the applicable currency not later than 3:00 p.m., in the case of
Committed Loans

denominated in Dollars, and not later than the Applicable Time, in the case of any Committed
Loan denominated in an Alternative Currency, in each case, on the Business Day specified in the applicable Committed Loan Notice.  Upon satisfaction of the applicable conditions set forth in
Section 4.02 (and, if such Committed Borrowing is the initial Credit Extension, Section 4.01), the
Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds, or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the
Administrative Agent by the Borrower; provided, that, that if, on the date the Committed Loan
Notice with respect to a Committed Borrowing denominated in Dollars is given by the Borrower, there are Unreimbursed Amounts then outstanding, then the proceeds of such Committed
Borrowing, first, shall be applied to the payment in full of any such Unreimbursed Amounts, and second, shall be made available to the Borrower as provided above.
(c)Except as otherwise provided herein, a Term SOFR Loan or an Alternative
Currency Term Rate Loan may be continued or converted only on the last day of an Interest
Period for such Loan.  During the existence of a Default, no Committed Loans may be requested as, converted to, or continued as Term SOFR Loans, or requested as Alternative Currency Daily
Rate Loans, or requested as, or continued as, Alternative Currency Term Rate Loans, as applicable, without the consent of the Required Lenders.
(d)After giving effect to all Committed Borrowings, all conversions of Term SOFR
Loans to Base Rate Loans, all conversions of Base Rate Loans to Term SOFR Loans, all continuations of Term SOFR Loans, and all continuations of Alternative Currency Term Rate
Loans, there shall not be more than ten (10) Interest Periods in effect.
(e)Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or any portion of its Committed Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this
Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the
Administrative Agent, and such Lender.
(f)With respect to SOFR or Term SOFR, the Administrative Agent will have the right to make Term SOFR Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Term
SOFR Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided, that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Term SOFR Conforming Changes to the Borrower and the Lenders
reasonably promptly after such amendment becomes effective.
(g)With respect to any Alternative Currency Daily Rate or any Alternative Currency
Term Rate, as applicable, the Administrative Agent will have the right to make Conforming
Changes from time to time and, notwithstanding anything to the contrary herein or in any other
Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other
Loan Document; provided, that, with respect to any such amendment effected, the Administrative
Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

2.03Letters of Credit.
(a)General.  Subject to the terms and conditions set forth herein, in addition to the
Committed Loans provided for in Section 2.01, the Borrower may request any L/C Issuer, in reliance on the agreements of the Lenders set forth in this Section 2.03, to issue, at any time and from time to time during the Availability Period, Letters of Credit denominated in Dollars or an
Alternative Currency for its own account or the account of any of its Subsidiaries in such form as is acceptable to such L/C Issuer in its reasonable determination; provided, that, notwithstanding anything to the contrary set forth in this Agreement, only the Alternative Currency L/C Issuer shall be permitted to issue Letters of Credit denominated in Alternative Currencies.  Letters of
Credit issued hereunder shall constitute utilization of the Aggregate Revolving Commitments.
(b)Notice of Issuance, Amendment, Extension, Reinstatement or Renewal.  To
request the issuance of a Letter of Credit (or the amendment of the terms and conditions, extension of the terms and conditions, extension of the expiration date, or reinstatement of amounts paid, or renewal of an outstanding Letter of Credit), the Borrower shall deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable L/C Issuer) to an L/C Issuer selected by it and to the Administrative Agent not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as the Administrative
Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be, a Letter of Credit Application requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, extended, reinstated or renewed, and specifying the date of issuance, amendment, extension, reinstatement or renewal (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.03(d)), the amount of such Letter of Credit, the name and address of the beneficiary thereof, the purpose and nature of the requested Letter of
Credit and such other information as shall be necessary to prepare, amend, extend, reinstate or renew such Letter of Credit.  If requested by the applicable L/C Issuer, the Borrower also shall submit a reimbursement agreement on such L/C Issuer’s standard form in connection with any request for a Letter of Credit.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Application, reimbursement agreement, and/or any other Issuer Documents submitted by the Borrower to, or entered into by the Borrower with, an L/C Issuer relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
If the Borrower so requests in any applicable Letter of Credit Application (or the amendment of an outstanding Letter of Credit), the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an
“Auto-Extension Letter of Credit”); provided, that, any such Auto-Extension Letter of Credit shall permit such L/C Issuer to prevent any such extension at least once in each twelve (12)-
month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve (12)-month period to be agreed upon by the Borrower and the applicable L/C Issuer at the time such Letter of Credit is issued.  Unless otherwise directed by the applicable L/C
Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiration date not later than the date permitted pursuant to Section 2.03(d); provided, that, such L/C Issuer shall not (i) permit any such extension if (A)
such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its extended form under the terms hereof (except that the expiration date may be extended to a date that is no more than one (1) year from the then-
current expiration date), or (B) it has received notice

(which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date from the Administrative
Agent that the Required Lenders have elected not to permit such extension, or (ii) be obligated to permit such extension if it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven (7) Business Days before the
Non-Extension Notice Date from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions set forth in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.
(c)Limitations on Amounts, Issuance and Amendment.
(i)A Letter of Credit shall be issued, amended, extended, reinstated or renewed only if (and upon issuance, amendment, extension, reinstatement or renewal of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, extension, reinstatement or renewal (A)
unless otherwise agreed by the applicable L/C Issuer in its sole discretion, the aggregate amount of the outstanding Letters of Credit issued by such L/C Issuer shall not exceed such L/C Issuer’s L/C Commitment, (B) the aggregate L/C Obligations with respect to all financial Letters of Credit shall not exceed the Letter of Credit Sublimit (Financial), (C)
the aggregate L/C Obligations with respect to all performance Letters of Credit shall not exceed the Letter of Credit Sublimit (Performance), (D) the Revolving Credit Exposure
of any Lender shall not exceed such Lender’s Commitment, and (E) the Total
Outstandings shall not exceed the Aggregate Revolving Commitments.
(ii)No L/C Issuer shall be under any obligation to issue any Letter of Credit if: (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing the Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/
C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C
Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement
(for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the
Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it; (B) the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally; (C)
except as otherwise agreed by the Administrative Agent and such L/C Issuer, the Letter of Credit is in an initial stated amount less than the Dollar Equivalent of $500,000; (D)
any Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer
(in its sole discretion) with the Borrower or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C
Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or
(E) the Letter of Credit contains any provisions for automatic reinstatement of the stated
amount after any drawing thereunder.
(iii)No L/C Issuer shall be under any obligation to amend any Letter of
Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of
Credit

in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(d)Expiration Date.  Each Letter of Credit shall have a stated expiration date no later than the earlier of (i) the date twelve (12) months after the date of the issuance of such Letter of
Credit (or, in the case of any extension of the expiration date thereof, whether automatic or by amendment, twelve (12) months after the then-current expiration date of such Letter of Credit), and (ii) the date that is five (5) Business Days prior to the Maturity Date.
(e)Participations.
(i)By the issuance of a Letter of Credit (or an amendment to a Letter of
Credit increasing the amount or extending the expiration date thereof), and without any further action on the part of the applicable L/C Issuer or the Lenders, such L/C Issuer hereby grants to each Lender, and each Lender hereby acquires from such L/C Issuer, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this
Section 2.03(e)(i) in respect of Letters of Credit is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, extension, reinstatement or renewal of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Aggregate Revolving
Commitments.  Each Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Lender’s Applicable
Percentage of the aggregate amount available to be drawn under such Letter of Credit at each time such Lender’s Commitment is amended pursuant to the operation of Section
2.14 or Section 2.15, as a result of an assignment in accordance with Section 11.06 or otherwise pursuant to this Agreement.
(ii)In consideration and in furtherance of the foregoing, each Lender hereby absolutely, unconditionally and irrevocably agrees to pay to the Administrative Agent in
Dollars, for account of the applicable L/C Issuer, such Lender’s Applicable Percentage of each L/C Disbursement made by such L/C Issuer (expressed in Dollars in the amount of the Dollar Equivalent thereof) not later than 1:00 p.m. on the Business Day specified in the notice provided by the Administrative Agent to the Lenders pursuant to Section
2.03(f) until such L/C Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason, including after the Maturity Date.  Such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each such payment shall be made in the same manner as provided in Section 2.02 with respect to Committed Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable L/C
Issuer the amounts so received by it from the Lenders.  Promptly following receipt by the
Administrative Agent of any payment from the Borrower pursuant to Section 2.03(f), the
Administrative Agent shall distribute such payment to the applicable L/C Issuer or, to the extent that the Lenders have made payments pursuant to this Section 2.03(e) to reimburse such L/C Issuer, then to such Lenders and such L/C Issuer as their interests may appear.
Any payment made by a Lender pursuant to this Section 2.03(e) to reimburse an L/C
Issuer for any L/C Disbursement shall not constitute a Loan and shall not relieve the
Borrower of its obligation to reimburse such L/C Disbursement.

(iii)If any Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(e), then, without limiting the other provisions of this Agreement, the applicable L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the applicable Overnight Rate and a rate determined by the applicable L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing.  A certificate of an L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(e)(iii) shall be conclusive absent manifest error.
(f)Reimbursement.  If an L/C Issuer shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such L/C Issuer in respect of such L/C
Disbursement in the currency in which such L/C Disbursement was made (or, if requested by such L/C Issuer, in Dollars in the Dollar Equivalent of the amount of such L/C Disbursement) by paying to the Administrative Agent an amount equal to such L/C Disbursement not later than
12:00 noon on (i) the Business Day that the Borrower receives notice of such L/C Disbursement, if such notice is received prior to 10:00 a.m., or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time;
provided, that, the Borrower may, subject to the conditions to borrowing set forth herein, request
(A) in accordance with Section 2.02, that such payment be financed with a Committed Borrowing of Base Rate Loans in the Dollar Equivalent of the amount of such L/C Disbursement, or (B) in accordance with Section 2.04, that such payment be financed with a Swing Line Borrowing in the
Dollar Equivalent of the amount of such L/C Disbursement, and, to the extent so financed, the
Borrower’s obligation to make such payment shall be discharged and replaced by the resulting
Committed Borrowing of Base Rate Loans or the resulting Swing Line Borrowing, as applicable.
If the Borrower fails to make such payment when due, the Administrative Agent shall notify each
Lender of the Dollar Equivalent of the applicable L/C Disbursement, the payment then due from the Borrower in respect thereof (the “Unreimbursed Amount”) and such Lender’s Applicable
Percentage thereof.  Upon receipt of such notice, each Lender shall pay to the Administrative
Agent its Applicable Percentage of the Unreimbursed Amount pursuant to Section 2.03(e)(ii).
Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(f)
may be given by telephone if immediately confirmed in writing; provided, that, the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(g)Obligations Absolute.  The Borrower’s obligation to reimburse L/C
Disbursements as provided in Section 2.03(f) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:
(i)any lack of validity or enforceability of this Agreement, any other Loan
Document or any Letter of Credit, or any term or provision herein or therein;
(ii)the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection

with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)any draft, demand, certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement in such draft or other document being untrue or inaccurate in any respect; or
any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)waiver by any L/C Issuer of any requirement that exists for such L/C
Issuer’s protection and not the protection of the Borrower or any waiver by such L/C
Issuer which does not in fact materially prejudice the Borrower;
(v)honor of a demand for payment presented electronically even if such
Letter of Credit required that demand be in the form of a draft;
(vi)any payment made by any L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC or the ISP, as applicable;
(vii)payment by the applicable L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit; or any payment made by any L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(viii)any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.03, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder; or
(ix)any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Subsidiary or in the relevant currency markets generally.
The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the
Borrower’s instructions or other irregularity, the Borrower will immediately notify the applicable
L/C Issuer.  The Borrower shall be conclusively deemed to have waived any such claim against each L/C Issuer and its correspondents unless such notice is given as aforesaid.
None of the Administrative Agent, any Lender, any L/C Issuer, or any of their respective
Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by any L/C Issuer or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in

translation or any consequence arising from causes beyond the control of the applicable L/C
Issuer; provided, that, the foregoing shall not be construed to excuse an L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by Applicable
Law) suffered by the Borrower that are caused by such L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an L/C Issuer (as finally determined by a court of competent jurisdiction), each L/C Issuer shall be deemed to have exercised care in each such determination, and that: (A) an L/C Issuer may replace a purportedly lost, stolen, or destroyed original Letter of
Credit or missing amendment thereto with a certified true copy marked as such or waive a requirement for its presentation; (B) an L/C Issuer may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit and without regard to any non-documentary condition in such Letter of Credit; (C) an L/C Issuer shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and (D) this sentence shall establish the standard of care to be exercised by an L/C Issuer when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by Applicable Law, any standard of care inconsistent with the foregoing).
Without limiting the foregoing, none of the Administrative Agent, any Lender, any L/C Issuer, or
any of their respective Related Parties shall have any liability or responsibility by reason of (1)
any presentation that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or other Person, (2) an L/C Issuer declining to take-up documents and make payment (x) against documents that are fraudulent, forged, or for other reasons by which that it is entitled not to honor, or (y) following the
Borrower’s waiver of discrepancies with respect to such documents or request for honor of such documents, or (3) an L/C Issuer retaining proceeds of a Letter of Credit based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to such L/C Issuer.
(h)Applicability of ISP; Limitation of Liability.
(i)Unless otherwise expressly agreed by the applicable L/C Issuer and the
Borrower when a Letter of Credit is issued by it, the rules of the ISP shall apply to each
Letter of Credit.  Notwithstanding the foregoing, no L/C Issuer shall be responsible to the
Borrower for, and no L/C Issuer’s rights and remedies against the Borrower shall be impaired by, any action or inaction of any L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where any L/C Issuer or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers
Association for Finance and Trade - International Financial Services Association (BAFT-
IFSA), or the Institute of International Banking Law & Practice, whether or not any
Letter of Credit chooses such law or practice.
(ii)Each L/C Issuer shall act on behalf of the Lenders with respect to any
Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in
Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer
Documents pertaining to such Letters of Credit as fully as if the term “Administrative
Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.
(i)Letter of Credit Fees.  The Borrower shall pay to the Administrative Agent, for the account of each Lender, in accordance with its Applicable Percentage (but subject to
Section 2.17), a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate applicable to Term SOFR Loans, times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  Letter of Credit Fees shall be (i) due and payable on the first (1st) Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the
Maturity Date and thereafter on demand, and (ii) computed on a quarterly basis in arrears.  If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
Notwithstanding anything to the contrary contained herein, upon the request of the Required
Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default
Rate.
(j)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers.
The Borrower shall pay directly to the applicable L/C Issuer, for its own account, a fronting fee, in Dollars, with respect to each Letter of Credit, at the rate per annum equal to the percentage separately agreed upon between the Borrower and such L/C Issuer, computed on the Dollar
Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears.  Such fronting fee shall be due and payable on the first (1st) Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date and thereafter on demand.  For purposes of computing the Dollar Equivalent of the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  In addition, the Borrower shall pay directly to the applicable L/C
Issuer, for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(k)Disbursement Procedures.  The L/C Issuer for any Letter of Credit shall, within the time allowed by applicable Laws or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such
Letter of Credit. Such L/C Issuer shall promptly after such examination notify the Administrative
Agent and the Borrower in writing of such demand for payment if such L/C Issuer has made or will make an L/C Disbursement thereunder; provided, that, any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such L/C Issuer and the
Lenders with respect to any such L/C Disbursement.
(l)Interim Interest.  If the L/C Issuer for any Letter of Credit shall make any L/C
Disbursement, then, unless the Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the
Borrower

reimburses such L/C Disbursement, at the rate per annum then applicable to Base Rate Loans;
provided, that, if the Borrower fails to reimburse such L/C Disbursement when due pursuant to
Section 2.03(f), then Section 2.08(b) shall apply.  Interest accrued pursuant to this Section 2.03(l)
shall be for account of such L/C Issuer, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.03(f) to reimburse such L/C Issuer shall be for account of such Lender to the extent of such payment.
(m)Replacement of any L/C Issuer.  Any L/C Issuer may be replaced at any time by written agreement between the Borrower, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer.  The Administrative Agent shall notify the Lenders of any such replacement of an L/C Issuer.  At the time any such replacement shall become effective, the
Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer pursuant to
Sections 2.03(i) and 2.03(j).  From and after the effective date of any such replacement, (i) the successor L/C Issuer shall have all the rights and obligations of an L/C Issuer under this
Agreement with respect to Letters of Credit to be issued by it thereafter, and (ii) references herein to the term “L/C Issuer” shall be deemed to include such successor or any previous L/C Issuer, or such successor and all previous L/C Issuer, as the context shall require.  After the replacement of an L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional
Letters of Credit.
(n)Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the
Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with L/C
Obligations representing more than fifty percent (50%) of the total L/C Obligations) demanding the deposit of cash collateral pursuant to this Section 2.03(n), the Borrower shall immediately deposit into an account established and maintained on the books and records of the
Administrative Agent (the “Collateral Account”) an amount in cash equal to one hundred five percent (105%) of the total L/C Obligations as of such date, plus any accrued and unpaid interest thereon; provided, that, the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the
Borrower described in Section 8.01(f) or Section 8.01(g).  Such deposit shall be held by the
Administrative Agent as collateral for the payment and performance of the obligations of the
Borrower under this Agreement.  In addition, and without limiting the foregoing or
Section 2.03(d), if any L/C Obligations remain outstanding after the expiration date specified in
Section 2.03(d), the Borrower shall immediately deposit into the Collateral Account an amount in cash equal to one hundred five percent (105%) of such L/C Obligations as of such date, plus any accrued and unpaid interest thereon.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Collateral Account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in the Collateral Account.  Moneys in the Collateral Account shall be applied by the
Administrative Agent to reimburse each L/C Issuer for L/C Disbursements for which it has not been reimbursed, together with related fees, costs, and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the
Borrower for the L/C Obligations at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with L/C Obligations representing more than fifty percent (50%) of the total L/C Obligations), be applied to satisfy other obligations of the
Borrower under this Agreement.  If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not

applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all
Events of Default have been cured or waived.
(o)L/C Issuer Reports to the Administrative Agent. Unless otherwise agreed by the
Administrative Agent, each L/C Issuer shall, in addition to its notification obligations set forth elsewhere in this Section 2.03, provide the Administrative Agent a report, in form and substance reasonably satisfactory to the Administrative Agent, as set forth below: (i) reasonably prior to the time that such L/C Issuer issues, amends, renews, increases or extends a Letter of Credit, the date of such issuance, amendment, renewal, increase or extension and the stated amount of the applicable Letters of Credit after giving effect to such issuance, amendment, renewal or extension
(and whether the amounts thereof shall have changed); (ii) on each Business Day on which such
L/C Issuer makes a payment pursuant to a Letter of Credit, the date and amount of such payment;
(iii) on any Business Day on which the Borrower fails to reimburse a payment made pursuant to a
Letter of Credit required to be reimbursed to such L/C Issuer on such day, the date of such failure and the amount of such payment; (iv) for so long as any Letter of Credit issued by an L/C Issuer is outstanding, such L/C Issuer shall deliver to the Administrative Agent (A) on the last Business
Day of each calendar month, (B) at all other times such a report is required to be delivered pursuant to this Agreement, and (C) on each date that (1) an L/C Credit Extension occurs, or (2)
there is any expiration, cancellation and/or disbursement, in each case, with respect to any such
Letter of Credit, a report, in form and substance reasonably satisfactory to the Administrative
Agent, appropriately completed with the information for every outstanding Letter of Credit issued by such L/C Issuer; and (v) on any other Business Day, such other information as the
Administrative Agent shall reasonably request as to the Letters of Credit issued by such L/C
Issuer.
(p)Additional L/C Issuers. Any Lender hereunder may become an L/C Issuer upon receipt by the Administrative Agent of a fully executed Notice of Additional L/C Issuer which shall be signed by the Borrower, the Administrative Agent and the applicable L/C Issuer. Such new L/C Issuer shall provide its L/C Commitment in such Notice of Additional L/C Issuer and upon the receipt by the Administrative Agent of the fully executed Notice of Additional L/C
Issuer, the defined term L/C Commitment shall be deemed amended to incorporate the L/C
Commitment of such new L/C Issuer.  Notwithstanding anything to the contrary set forth herein, there shall be no more than five (5) L/C Issuers at any time.
(q)Letters of Credit Issued for Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a
Subsidiary, the Borrower shall be obligated to reimburse, indemnify and compensate the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit as if such
Letter of Credit had been issues solely for the account of the Borrower.  The Borrower irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit.  The
Borrower hereby acknowledges that the issuance of Letters of Credit for the account of
Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
2.04Swing Line Loans.
(a)The Swing Line.  Subject to the terms and conditions set forth herein, the Swing
Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion make loans (each such loan, a “Swing Line Loan”) in Dollars to the
Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit; provided,

that, (i) after giving effect to any Swing Line Loan, (A) the Total Outstandings shall not exceed the Aggregate Revolving Commitments, (B) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment, and (C) the Revolving Credit Exposure of the Lender
that is the Swing Line Lender, plus the Outstanding Amount of Swing Line Loans, shall not exceed the Commitment of the Lender that is the Swing Line Lender, (ii) the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (iii)
the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow Swing Line Loans under this Section 2.04, prepay Swing Line Loans pursuant to Section 2.05(b), and reborrow
Swing Line Loans under this Section 2.04.  Each Swing Line Loan shall be a Base Rate Loan.
Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s
Applicable Percentage, times the amount of such Swing Line Loan.
(b)Borrowing Procedures. Each Swing Line Borrowing shall be made upon the
Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone or by a Swing Line Loan Notice; provided, that, any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent
of a Swing Line Loan Notice. Each Swing Line Loan Notice must be received by the Swing Line
Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii)
the requested borrowing date, which shall be a Business Day.  Promptly after receipt by the
Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the
Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative
Agent (by telephone or in writing) of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A)
directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing
Line Lender in Same Day Funds.
(c)Refinancing of Swing Line Loans.
(i)The Swing Line Lender at any time in its sole discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.02.
The Swing Line Lender shall furnish the Borrower with a copy of the applicable
Committed Loan Notice promptly after delivering such notice to the Administrative
Agent.  Each Lender shall make

an amount equal to its Applicable Percentage of the amount specified in such Committed
Loan Notice available to the Administrative Agent in Same Day Funds (and the
Administrative Agent may apply Cash Collateral available with respect to the applicable
Swing Line Loan) for the account of the Swing Line Lender at the Administrative
Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each
Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the Swing Line Lender.
(ii)If for any reason any Swing Line Loan cannot be refinanced by such a
Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate
Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
(iii)If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in
Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender
(acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the applicable Overnight Rate from time to time in effect and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such
Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be.  A certificate of the
Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.04(c)(iii) shall be conclusive absent manifest error.
(iv)Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A)
any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, that, each
Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02.  No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.
(d)Repayment of Participations.
(i)At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such

Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable
Percentage thereof in the same funds as those received by the Swing Line Lender.
(ii)If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the
Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate from time to time in effect.  The Administrative Agent will make such demand upon the request of the Swing Line Lender.  The obligations of the Lenders under this Section 2.04(d)(ii)
shall survive the occurrence of the Facility Termination Date and the termination of this
Agreement.
(e)Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans.  Until each Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such
Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable
Percentage shall be solely for the account of the Swing Line Lender.
(f)Payments Directly to Swing Line Lender.  The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
2.05Prepayments.
(a)The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty;
provided, that: (i) such notice must be in a form reasonably acceptable to the Administrative
Agent and be received by the Administrative Agent not later than 1:00 p.m. (A) two (2) Business
Days prior to any date of prepayment of Term SOFR Loans, (B) four (4) Business Days (or five
(5) Business Days, in the case of prepayment of Loans denominated in Special Notice
Currencies) prior to any date of prepayment of any Alternative Currency Loans, and (C) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Term SOFR Loans or Alternative
Currency Loans shall be in a principal amount of the Dollar Equivalent of $5,000,000 or a whole multiple of the Dollar Equivalent of $1,000,000 in excess thereof (or, in each case, if less, the entire principal amount thereof then outstanding); and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding).  Each such notice shall specify the date, amount and currency of such prepayment and the Type(s) of Committed Loans to be prepaid, and if Term SOFR Loans or Alternative Currency Term Rate Loans are to be prepaid, the Interest Period(s) of such Loans.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of any Term SOFR Loans or Alternative Currency Term Rate
Loan shall be accompanied by all accrued interest on the amount prepaid, together with, in the case of prepayment of any Term SOFR Loans or Alternative Currency Loans, any additional amounts required pursuant to Section 3.05.  Subject to Section 2.17, each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable
Percentages.

(b)The Borrower may, upon notice to the Swing Line Lender (with a copy to the
Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided, that: (i) such notice must be in a form acceptable to the Swing Line Lender and the Administrative Agent; (ii) unless otherwise agreed by the Swing Line Lender, such notice must be received by the Swing Line Lender and the
Administrative Agent not later than 1:00 p.m. on the date of the prepayment; and (iii) any such prepayment shall be in a minimum principal amount of $100,000.  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(c)If for any reason as of any date the Total Outstandings at such time exceed the
Aggregate Revolving Commitments then in effect, the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess;
provided, that, the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Committed Loans and
Swing Line Loans the Total Outstandings at such time exceed the Aggregate Revolving
Commitments then in effect.
2.06Termination or Reduction of Aggregate Revolving Commitments.  The Borrower
may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments; provided, that, (a) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction, (b) any such partial reduction shall be in an aggregate amount of the Dollar Equivalent of $10,000,000 or any whole multiple of the Dollar Equivalent of
$1,000,000 in excess thereof, (c) the Borrower shall not terminate or reduce the Aggregate Revolving
Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total
Outstandings would exceed the Aggregate Revolving Commitments, and (d) if, after giving effect to any reduction of the Aggregate Revolving Commitments, the Letter of Credit Sublimit (Financial), the Letter
of Credit Sublimit (Performance), or the Swing Line Sublimit exceeds the amount of the Aggregate
Revolving Commitments, any such applicable sublimit shall be automatically ratably reduced by the amount of such excess.  The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Revolving Commitments.  Any reduction of the Aggregate
Revolving Commitments shall be applied to the Commitment of each Lender according to its Applicable
Percentage.  All fees accrued until the effective date of any termination of the Aggregate Revolving
Commitments shall be paid on the effective date of such termination.
2.07Repayment of Loans.
(a)The Borrower shall repay to each Lender, on such Lender’s Maturity Date, the aggregate principal amount of the Committed Loans of such Lender made to the Borrower and outstanding on such date.
(b)The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten (10) Business Days after such Swing Line Loan is made, and (ii) the Maturity Date.
Additionally, at any time that there shall exist a Defaulting Lender, immediately upon the request of the Swing Line Lender, the Borrower shall repay the outstanding Swing Line Loans made by the Swing Line Lender in an amount sufficient to eliminate any Fronting Exposure in respect of such Swing Line Loans.

2.08Interest.
(a)Subject to the provisions of Section 2.08(b), (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Term SOFR for such Interest Period, plus the Applicable Rate for Term SOFR Loans,
(ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate, plus the Applicable Rate for Base Rate Loans, (iii) each Alternative Currency Daily Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the applicable Alternative Currency Daily Rate, plus the Applicable Rate for Alternative
Currency Loans, (iv) each Alternative Currency Term Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the applicable Alternative Currency Term Rate for such Interest Period, plus the Applicable Rate for
Alternative Currency Loans, and (v) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base
Rate, plus the Applicable Rate for Base Rate Loans.
(b)(i)If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable
Laws.
(ii)If any amount (other than principal of any Loan) payable by any Loan
Party under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in Section 2.08(b)(i) or Section 2.08(b)(ii)), the Borrower
shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iv)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)Interest on each Loan shall be due and payable in arrears on each Interest
Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief
Law.
2.09Fees.  In addition to certain fees described in Section 2.03:
(a)Commitment Fee.  The Borrower shall pay to the Administrative Agent, for the account of each Lender in accordance with its Applicable Percentage, a commitment fee (the
“Commitment Fee”) in Dollars equal to the Applicable Rate for the Commitment Fee, times the actual daily amount by which the Aggregate Revolving Commitments exceed the sum of (i) the
Outstanding Amount of Committed Loans, plus (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.17. For the avoidance of doubt, the Outstanding

Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate
Revolving Commitments for purposes of determining the Commitment Fee. The Commitment
Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability
Period.  The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such
Applicable Rate was in effect.
(b)Other Fees.  The Borrower shall pay to: (i) BofA Securities, for its own account, in Dollars, fees in the amounts and at the times specified in the Fee Letter; (ii) each other
Arranger (other than BofA Securities), for its own account, in Dollars, such fees in the amounts and at the times as shall have been separately agreed upon in writing between the Borrower and such Arranger; (iii) the Administrative Agent, for its own account, in Dollars, fees in the amounts and at the times specified in the Fee Letter; and (iv) the Lenders, for their own respective accounts, in Dollars, such fees in the amounts and at the times as shall have been separately agreed upon in writing between the Borrower and such Lender.  All of such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.10Computation of Interest and Fees.  All computations of interest for Base Rate Loans
(including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All computations of interest for
Alternative Currency Loans shall be made on the basis of a year as set forth on Schedule 2.10 for such
Alternative Currency and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each
Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided, that, any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.  Each determination by the
Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
2.11Evidence of Debt.
(a)The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business.  The
Administrative Agent shall maintain the Register in accordance with Section 11.06(c).  The accounts or records maintained by each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error.  Upon the request of any Lender to the Borrower made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to the Borrower in addition to such accounts or records.  Each
Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b)In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.12Payments Generally; Administrative Agent’s Clawback.
(a)General.  All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff.
Except as otherwise expressly provided herein and except with respect to principal of and interest on Alternative Currency Loans, all payments by the Borrower hereunder shall be made to the
Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m.
on the date specified herein.  Except as otherwise expressly provided herein, all payments by the
Borrower hereunder with respect to principal and interest on Alternative Currency Loans shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, the Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount.
The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after (i) 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent, in the case of payments in an Alternative Currency, shall, in each case, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)(i)Funding by Lenders; Presumption by Administrative Agent.  Unless the
Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Term SOFR Loans or Alternative Currency Loans (or, in
the case of any Committed Borrowing of Base Rate Loans, prior to 2:00 p.m. on the date of such Committed Borrowing) that such Lender will not make available to the
Administrative Agent such Lender’s share of such Committed Borrowing, the
Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of
Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the
Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in
Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the
Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the applicable Overnight Rate and a rate determined by the Administrative
Agent in accordance with banking industry

rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and
(B) in the case of a payment to be made by the Borrower, the interest rate applicable to
Base Rate Loans (or in the case of Alternative Currencies, in accordance with such market practice), in each case, as applicable.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the
Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable
Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative
Agent.
(ii)Payments by Borrower; Presumptions by Administrative Agent.  Unless
the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any L/C Issuer hereunder that the Borrower will not make such payment, the
Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the
Lenders or the applicable L/C Issuers, as the case may be, the amount due.  With respect to any payment that the Administrative Agent makes for the account of the Lenders or any L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies
(such payment referred to as the “Rescindable Amount”): (A) the Borrower has not in
fact made such payment; (B) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (C) the
Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable L/C Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(b) shall be conclusive, absent manifest error.
(c)Failure to Satisfy Conditions Precedent.  If any Lender makes available to the
Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the
Administrative Agent because the conditions to the applicable Credit Extension set forth in
Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative
Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans, and to
make payments pursuant to Section 11.04(c) are several and not joint.  The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under
Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other

Lender to so make its Committed Loan, to purchase its participation or to make its payment under
Section 11.04(c).
(e)Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.  Each L/C Issuer and each Lender at its option may make any Credit Extension or otherwise perform its obligations hereunder through any Lending Office (each, a “Designated
Lender”); provided, that, any exercise of such option shall not affect the obligation of the
Borrower to repay any Credit Extension in accordance with the terms of this Agreement. Any
Designated Lender shall be considered an L/C Issuer or a Lender, as applicable; provided, that, designation of a Designated Lender is for administrative convenience only and does not expand the scope of liabilities or obligations of any L/C Issuer, any Lender or any Designated Lender
beyond those of the L/C Issuer or the Lender designating such Person as a Designated Lender as provided in this Agreement.
(f)Insufficient Funds.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Obligations, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C
Obligations then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Obligations then due to such parties.
2.13Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the
Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed
Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them; provided, that, (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 2.13 shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or a
Disqualified Institution), (B) the application of Cash Collateral provided for in Section 2.16, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Borrower or any of its Subsidiaries or Affiliates (as to which the provisions of this Section 2.13 shall apply).  Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such
Loan Party in the amount of such participation.
2.14Extension of Maturity Date.

(a)Requests for Extension.  The Borrower may, no more than two (2) times during the term of this Agreement, by notice to the Administrative Agent (which notice shall be promptly delivered by the Administrative Agent to each Lender), no earlier than sixty (60) days and no later than thirty (30) days prior to any anniversary of the Closing Date (each such anniversary date, an “Anniversary Date”), request that each Lender extend the Maturity Date then applicable to such Lender’s Commitment (the Maturity Date then applicable to such Lender’s
Commitment being such Lender’s “Current Maturity Date”) for one (1) year.
(b)Lender Elections to Extend.  Each Lender, acting in its sole discretion, shall, by notice to the Administrative Agent given promptly after such Lender’s receipt of a notice of request for extension delivered by the Borrower pursuant to Section 2.14(a) and, in any event, no later than fifteen (15) days prior to the applicable Anniversary Date (such date, with respect to any Anniversary Date, the “Notice Date”), advise the Administrative Agent whether or not such
Lender agrees to such extension (each Lender that determines not to so extend such Lender’s
Current Maturity Date being referred to herein as a “Non-Extending Lender”); provided, that, any
Lender that does not so advise the Administrative Agent on or before the Notice Date for the applicable Anniversary Date shall be deemed to be a Non-Extending Lender.  No Lender shall be obligated to participation in such extension, and the election of any Lender to agree to such extension shall not obligate any other Lender to so agree.  For the avoidance of doubt, each Non-
Extending Lender shall be required to maintain its original Commitment pursuant to the terms and conditions contained herein to and including such Lender’s Current Maturity Date (without giving effect to such extension).
(c)Notification by Administrative Agent.  The Administrative Agent shall notify the
Borrower of each Lender’s determination under Section 2.14(b) no later than the date ten (10)
days prior to the applicable Anniversary Date (or, if such date is not a Business Day, on the next preceding Business Day).
(d)Minimum Extension Requirement.  If (and only if) the aggregate amount of the
Commitments of the Lenders that have agreed to so extend their Current Maturity Dates (each, an
“Extending Lender”) shall be more than fifty percent (50%) of the Aggregate Revolving
Commitments in effect immediately prior to the applicable Anniversary Date, then, subject to the satisfaction of the conditions set forth in Section 2.14(f), effective as of the applicable
Anniversary Date, the Current Maturity Date of each Extending Lender shall be extended to the date falling one (1) year after such Lender’s Current Maturity Date (except that, if such date is not a Business Day, such Maturity Date as so extended shall be the next preceding Business Day).
(e)Replacement of Non-Extending Lenders.  Subject to the satisfaction of the minimum extension requirement in Section 2.14(d) and the other conditions to the effectiveness of any such extension set forth in Section 2.14(f), the Borrower shall have the right (but not the obligation), in its sole discretion, to, no later than the date that occurs sixty (60) days following the applicable Anniversary Date, elect to replace any Non-Extending Lender pursuant to Section
11.13 by causing such Non-Extending Lender to assign and delegate, without recourse, its interests, rights and obligations as a Lender to one or more existing Lenders or Eligible Assignees
(provided, that, the applicable existing Lender or Eligible Assignee agrees to the extension of the
Current Maturity Date as requested by the Borrower).
(f)Conditions to Effectiveness of Extensions.  Notwithstanding the foregoing, the extension of the Current Maturity Date of any Lender pursuant to this Section 2.14 shall not be effective with respect to any Extending Lender unless, on the applicable date of effectiveness of any such extension, (i) the Borrower shall pay any fees agreed to by the Borrower in connection therewith, (ii) after giving effect to such extension, (A) the representations and warranties of the
Loan Parties contained in this Agreement or any other Loan Document shall be true and correct in all material respects (unless already qualified by materiality or “Material Adverse Effect” in which case, they shall be true and correct in all respects) on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (unless already qualified by materiality or
“Material Adverse Effect”, in which case, they shall be true and correct in all respects) as of such earlier date, and (B) no Default shall have occurred and be continuing, and (iii) the
Administrative Agent shall have received (A) a certificate of a Responsible Officer of the
Borrower certifying that before and after giving effect to such extension, the conditions set forth in Section 2.14(f)(ii) have been satisfied, and (B) a certificate of a Responsible Officer of each
Loan Party attaching the resolutions adopted by such Loan Party approving such extension
(which, for the avoidance of doubt, may be the resolutions previously delivered by such Loan
Party in connection with the Closing Date, to the extent such resolutions authorize such extension).
(g)Amendments; Sharing of Payments.  In connection with any extension effected pursuant to this Section 2.14, the Borrower, the Administrative Agent and each Extending Lender participating in such extension may make such amendments to this Agreement as the
Administrative Agent determines to be reasonably necessary to evidence such extension.  This
Section 2.14 shall supersede any provisions in Section 2.13 or Section 11.01 to the contrary.  For the avoidance of doubt, this Section 2.14(g) shall permit the Administrative Agent to establish one or more tranches of commitments and loans under this Agreement in the case of any extension effected pursuant to the terms of this Section 2.14 (and make appropriate changes in connection therewith in connection with Letters of Credit and Swing Line Loans).
2.15Increase in Aggregate Revolving Commitments.
(a)Request for Increase.  Upon advanced notice to the Administrative Agent, the
Borrower may from time to time request an increase in the Aggregate Revolving Commitments
(each such increase, an “Increase” and collectively, the “Increases”); provided, that, (i) the aggregate amount of all Increases implemented after the Closing Date shall not exceed
$750,000,000, (ii) each such Increase shall be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof (or such other minimum amount and integral multiples as may be agreed by the Administrative Agent in its sole discretion), (iii) no more than three (3)
Increases shall be established during the term of this Agreement, and (iv) no such Increase shall result in the increase of the Letter of Credit Sublimit (Financial), the Letter of Credit Sublimit
(Performance), or the Swing Line Sublimit.  Any Increase shall rank pari passu in right of payment with the Obligations and shall be on the same terms and conditions as, and documented pursuant to the same documentation as, the Aggregate Revolving Commitments.
(b)Lenders for Increase.  Each Increase shall be established with additional
Commitments from any Lender or new Commitments from one or more other Persons selected by the Borrower and acceptable to the Administrative Agent, each L/C Issuer and the Swing Line
Lender (so long as such Person constitutes an Eligible Assignee).  No existing Lender shall be under any obligation to participate in any such Increase (it being understood and agreed that no existing Lender shall be under any obligation to increase its Commitment in connection with any such Increase), and any such decision whether to participate in any such Increase (and to increase its Commitment in connection with any such Increase) shall be in such Lender’s sole and absolute discretion.  Any new Lender participating in any Increase shall join this Agreement by executing such joinder documents as are required by the Administrative Agent in connection with the establishment of such Increase; and any existing Lender electing to participate in any Increase
(and

to increase its Commitment in connection with any Increase) shall have executed such documentation as is reasonably satisfactory to the Administrative Agent in connection with such
Increase.
(c)Conditions to Effectiveness of Increases.  The establishment and effectiveness of any Increase shall be subject to the terms and conditions set forth in Sections 2.15(a) and 2.15(b)
and to the satisfaction of the following conditions precedent:
(i)the Borrower shall pay any fees agreed to by the Borrower in connection therewith;
(ii)on the effective date of such Increase, and after giving effect thereto, (A)
the representations and warranties of the Loan Parties contained in this Agreement or any other Loan Document shall be true and correct in all material respects (unless already qualified by materiality or “Material Adverse Effect” in which case, they shall be true and correct in all respects) on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (unless already qualified by materiality or
“Material Adverse Effect”, in which case, they shall be true and correct in all respects) as of such earlier date, and (B) no Default shall have occurred and be continuing;
(iii)upon giving effect to such Increase on a Pro Forma Basis (and assuming for such purpose that all amounts with respect thereto are fully drawn), the Loan Parties would be in compliance with the Financial Covenant as of the most recently ended fiscal quarter of the Borrower for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or Section 6.01(b); and
(iv)the Administrative Agent shall have received: (A) a certificate from a
Responsible Officer of the Borrower certifying that (1) the conditions set forth in Section
2.15(c)(ii) have been satisfied, and (2) the condition set forth in Section 2.15(c)(iii) has been satisfied (which certification shall include reasonably detailed calculations to demonstrate the satisfaction of such conditions); (B) a certificate from a Responsible
Officer of each Loan Party certifying and attaching the resolutions adopted by such Loan
Party approving or consenting to such Increase (which, for the avoidance of doubt, may be the resolutions previously delivered by such Loan Party in connection with the
Closing Date, to the extent such resolutions authorize such Increase); and (C) if requested by the Administrative Agent, an opinion or opinions of counsel for the Loan Parties, dated as of the effective date of such Increase, in form and substance satisfactory to the
Administrative Agent.
(d)Reallocation.  In connection with any non-ratable increase in the Aggregate
Revolving Commitments pursuant to any Increase, to the extent any Committed Loans are outstanding on the effective date of such Increase, (i) such outstanding Committed Loans (and each Lender’s participation in any outstanding Swing Line Loans and L/C Obligations) shall be reallocated by the Administrative Agent on the effective date of such Increase among the Lenders
(including any new Lenders participating in such Increase) to reflect the revised Commitments existing immediately after giving effect to such Increase, (ii) the Lenders (including any new
Lenders participating in such Increase) agree to make all payments or adjustments necessary to effect such reallocation, and (iii) the Borrower agrees to pay any additional amounts necessary to reimburse the Lenders’ breakage and redeployment costs in connection with such reallocation, to the extent payment of such additional amounts would be required pursuant to Section 3.05 as if such reallocation were a repayment.
(e)Amendments; Sharing of Payments.  In connection with any Increase established pursuant to this Section 2.15, the Borrower, the Administrative Agent and each Lender participating in such Increase may make such amendments to this Agreement as the
Administrative Agent determines to be reasonably necessary to evidence such Increase.  This
Section 2.15 shall supersede any provisions in Section 2.13 or Section 11.01 to the contrary.
2.16Cash Collateral.
(a)Obligation to Cash Collateralize.  At any time that there shall exist a Defaulting
Lender, within one (1) Business Day following the written request of the Administrative Agent or any L/C Issuer (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by such Defaulting Lender)
in an amount not less than the Minimum Collateral Amount.  Additionally, if the Administrative
Agent notifies the Borrower at any time that the Outstanding Amount of all L/C Obligations at such time exceeds (i) one hundred five percent (105)% of the Letter of Credit Sublimit (Financial)
then in effect, or (ii) one hundred five percent (105)% of the Letter of Credit Sublimit
(Performance)  then in effect, then, in any such case, within two (2) Business Days after receipt of such notice, the Borrower shall provide Cash Collateral for the Outstanding Amount of the L/C
Obligations in an amount not less than the amount by which the Outstanding Amount of all L/C
Obligations exceeds the Letter of Credit Sublimit (Financial) and/or the Letter of Credit Sublimit
(Performance), as applicable.
(b)Grant of Security Interest.  The Borrower, and to the extent provided by any
Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the
Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the
Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c).  If at any time the Administrative Agent determines that Cash
Collateral is subject to any right or claim of any Person other than the Administrative Agent or the applicable L/C Issuers as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the
Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (determined after giving effect to Section
2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender). All Cash Collateral
(other than credit support not constituting funds subject to deposit) shall be maintained in the
Collateral Account. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)Application.  Notwithstanding anything to the contrary contained in this
Agreement, Cash Collateral provided under any of this Section 2.16 or Sections 2.03, 2.05, 2.17 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific
L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce
Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))), or (ii) the determination by the
Administrative Agent and the applicable L/C Issuers that there exists excess Cash Collateral;
provided, that, the Person providing Cash Collateral and the applicable L/C Issuers may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting
Exposure or other obligations.
2.17Defaulting Lenders.
(a)Adjustments.  Notwithstanding anything to the contrary contained in this
Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(i)Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.
(ii)Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting
Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to
Section 11.08 shall be applied at such time or times as may be determined by the
Administrative Agent as follows: first, to the payment of any amounts owing by such
Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer or the
Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuers’ Fronting
Exposure with respect to such Defaulting Lender in accordance with Section 2.16; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement, and (y) Cash Collateralize the L/
C Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.16;
sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or the Swing
Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement;
seventh, so long as no Default exists, to the payment of any amounts owing to the
Borrower as a result of any judgment of a court of competent jurisdiction obtained by the
Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that, if (x) such payment is a payment of the principal amount of any Loans or Unreimbursed Amounts in respect of which such Defaulting Lender has not fully funded its appropriate share, and
(y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and

L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting
Lender until such time as all Loans and funded and unfunded participations in L/C
Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.17(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees.
(A)No Defaulting Lender shall be entitled to receive any portion of the Commitment Fee for any period during which that Lender is a Defaulting
Lender (and the Borrower shall not be required to pay any portion of the
Commitment Fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)Each Defaulting Lender shall be entitled to receive Letter of
Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of
Letters of Credit for which it has provided Cash Collateral pursuant to
Section 2.16.
(C)With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (1)
pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to each L/C
Issuer and the Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C
Issuer’s or the Swing Line Lender’s Fronting Exposure to such Defaulting
Lender, and (3) not be required to pay the remaining amount of any such fee.
(iv)Reallocation of Applicable Percentages to Reduce Fronting Exposure.
All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing
Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting
Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-
Defaulting Lender’s Commitment.  Subject to Section 11.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a
Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting
Lender’s increased exposure following such reallocation.
(v)Cash Collateral, Repayment of Swing Line Loans.  If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under
Applicable Law, (A) first, prepay Swing Line Loans in an amount equal to the Swing
Line Lender’s

Fronting Exposure, and (B) second, Cash Collateralize the L/C Issuers’ Fronting
Exposure in accordance with the procedures set forth in Section 2.16.
(b)Defaulting Lender Cure.  If the Borrower, the Administrative Agent, each L/C
Issuer, and the Swing Line Lender agree in writing that a Lender is no longer a Defaulting
Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section
2.17(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided, that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from
Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)New Letters of Credit; New Swing Line Loans. So long as any Lender is a
Defaulting Lender, (i) no L/C Issuer shall be required to issue, extend, increase, reinstate or renew any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto, and (ii) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan.
ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01Taxes.
(a)Defined Terms.  For purposes of this Section 3.01, the term “Applicable Law”
and “Applicable Laws” includes FATCA and the term “Lender” includes each L/C Issuer.
(b)Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law.  If any Applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by the applicable withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)Payment of Other Taxes by Loan Parties.  The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the
Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)Indemnification by Loan Parties.  Each of the Loan Parties shall indemnify each
Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified
Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the
Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)Indemnification by the Lenders.  Each Lender shall severally indemnify the
Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant
Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 3.01(e).
(f)Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority as provided in this Section 3.01, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by
Applicable Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)Status of Lenders; Tax Documentation.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the
Administrative Agent, shall deliver such other documentation prescribed by Applicable
Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections
3.01(g)(ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that the
Borrower is a U.S. Person,
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative
Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of
an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of
IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to any other applicable payments under any Loan Document, IRS Form
W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of
the exemption for portfolio interest under Section 881(c) of the Code, (x)
a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section
881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a
“U.S. Tax Compliance Certificate”), and (y) executed copies of IRS
Form W-8BEN-E (or W-8BEN, as applicable); or
(4)to the extent a Foreign Lender is not the beneficial
owner, executed copies of IRS Form W-8IMY, accompanied by IRS
Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a
U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that, if the Foreign
Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such
Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative
Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding
Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative
Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA
(including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative
Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section
1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such
Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA”
shall include any amendments made to FATCA after the Closing Date.
(iii)Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the
Administrative Agent in writing of its legal inability to do so.
(h)Treatment of Certain Refunds.  Unless required by Applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a
Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender.  If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan
Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-
of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that, such Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant
Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this
Section 3.01(h), in no event will the applicable Recipient be required to pay any amount to the applicable Loan Party pursuant to this Section 3.01(h) the payment of which would place the
Recipient in a less favorable net after-Tax position than such Recipient would have been in if the
Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the

indemnification payments or additional amounts with respect to such Tax had never been paid.
This Section 3.01(h) shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan
Party or any other Person.
(i)Survival.  Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Revolving Commitments and the occurrence of the Facility Termination Date.
3.02Illegality.  If any Lender determines that any Law has made it unlawful, or that any
Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR, Term SOFR or any
Relevant Rate, or to determine or charge interest rates based upon SOFR, Term SOFR or any Relevant
Rate or to purchase or sell, or to take deposits of, any Alternative Currency in the applicable interbank market, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a)
any obligation of such Lender to make or maintain Term SOFR Loans or Alternative Currency Loans in the affected currency or currencies or, in the case of Term SOFR Loans, to convert Base Rate Loans to
Term SOFR Loans shall be, in each case, suspended, and (b) if such notice asserts the illegality of such
Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative
Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the
Administrative Agent), prepay in full such Term SOFR Loans or Alternative Currency Loans then outstanding (which prepayment shall be made (x) with respect to Term SOFR Loans or Alternative
Currency Term Rate Loans, on the last day of the relevant Interest Periods of such Loans, if such Lender may lawfully continue to maintain such Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans to such day, and (y) with respect to Alternative Currency Daily
Rate Loans, on the next Interest Payment Date for such Loans, if such Lender may lawfully continue to maintain such Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans to such day) or, if applicable and such Loans are Term SOFR Loans, convert such Term
SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such
Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans, and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR or Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base
Rate applicable to such Lender without reference to the Term SOFR component thereof until the
Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR.  Upon any such prepayment or conversion, the
Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.
3.03Inability to Determine Rates.
(a)If in connection with any request for a Term SOFR Loan or an Alternative
Currency Loan, or a request for a conversion of Base Rate Loans to Term SOFR Loans, or a request for a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans, as
applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest

error) that (A)(1) no Term SOFR Successor Rate has been determined in accordance with Section
3.03(b) and the circumstances under Section 3.03(b)(i) or the Term SOFR Scheduled
Unavailability Date has occurred, or (2) no Successor Rate for the applicable Relevant Rate has been determined in accordance with Section 3.03(c) and the circumstances under Section
3.03(c)(i) or the Scheduled Unavailability Date has occurred, as applicable, (B) adequate and reasonable means do not otherwise exist for determining Term SOFR or the applicable Relevant
Rate, as applicable, for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed Term SOFR Loan or Alternative Currency Loan, or in connection with an existing or proposed Base Rate Loan, or (C) a fundamental change has occurred in the foreign exchange or interbank markets with respect to any Alternative Currency (including changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), or (ii) the Administrative Agent or the Required Lenders determine that for any reason Term SOFR or the applicable Relevant Rate, as applicable, for any determination date(s) or requested Interest Period, as applicable, does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the
Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain
Term SOFR Loans or the applicable Alternative Currency Loans shall be suspended (to the extent of the affected Term SOFR Loans, Alternative Currency Loans, Interest Periods or determination date(s), as applicable), and (y) in the event of a determination described above with respect to the
Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (a)(ii) above, until the
Administrative Agent upon instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, (1) the Borrower may revoke any pending request for a Committed
Borrowing of, conversion to or continuation of the applicable Loans (to the extent of the affected
Term SOFR Loans, Alternative Currency Loans, Interest Periods or determination date(s), as applicable) or, failing that, with respect to any request for a Committed Borrowing of, conversion to, or continuation of Term SOFR Loans, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans, (2) any outstanding affected Term
SOFR Loans shall be converted to Base Rate Loans at the end of their respective applicable
Interest Periods, and (3) any outstanding affected Alternative Currency Loans, at the Borrower’s election, shall either (x) be converted into a Committed Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding Alternative
Currency Loan immediately (in the case of an Alternative Currency Daily Rate Loan) or at the end of the applicable Interest Period (in the case of an Alternative Currency Term Rate Loan), or
(y) be prepaid in full immediately (in the case of an Alternative Currency Daily Rate Loan) or at the end of the applicable Interest Period (in the case of an Alternative Currency Term Rate Loan);
provided, that, if no election is made by the Borrower pursuant to the foregoing clause (3), (I) in the case of an Alternative Currency Daily Rate Loan, by the date that is three (3) Business Days after receipt by the Borrower of such notice, or (II) in the case of an Alternative Currency Term
Rate Loan, by the last day of the current Interest Period for the applicable Alternative Currency
Term Rate Loan, the Borrower shall be deemed to have elected the option referred to in clause
(3)(x) above.
(b)Notwithstanding anything to the contrary in this Agreement or any other Loan
Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent
(with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required
Lenders (as applicable) have determined, that: (i) adequate and reasonable means do not exist for ascertaining one (1) month, three (3) month, and six (6) month interest periods of Term SOFR, including because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or (ii) CME or any successor administrator of the

Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the
Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one (1) month, three (3) month, and six (6) month interest periods of Term SOFR or the Term
SOFR Screen Rate shall no longer be representative or made available, or permitted to be used for determining the interest rate of syndicated loans denominated in Dollars, or shall or will otherwise cease; provided, that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such interest periods of Term SOFR after such specific date on a representative basis (the latest date on which one (1)
month, three (3) month, and six (6) month interest periods of Term SOFR or the Term SOFR
Screen Rate are no longer representative or available permanently or indefinitely, the “Term
SOFR Scheduled Unavailability Date”); then, on a date and time determined by the
Administrative Agent (any such date, a “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant Interest Payment Date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Term SOFR Scheduled
Unavailability Date, Term SOFR will be replaced hereunder and under any other Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other
Loan Document (any such successor rate established pursuant to this Section 3.03(b), a “Term
SOFR Successor Rate”).  If the Term SOFR Successor Rate is Daily Simple SOFR plus the
SOFR Adjustment, all interest payments will be payable on a monthly basis.
Notwithstanding anything to the contrary herein, (A) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement
Date, or (B) if the events or circumstances of the type described in clause (i) above or clause (ii)
above have occurred with respect to the Term SOFR Successor Rate then in effect, then, in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then-current Term SOFR Successor Rate in accordance with this Section 3.03(b) at the end of any Interest Period, relevant Interest Payment Date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then-existing convention for similar credit facilities syndicated and agented in the United States and denominated in Dollars for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then-existing convention for similar credit facilities syndicated and agented in the United States and denominated in Dollars for such benchmark.  For the avoidance of doubt, any such proposed rate and adjustments shall constitute a “Term SOFR Successor Rate”.  Any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the
Required Lenders have delivered to the Administrative Agent written notice that such Required
Lenders object to such amendment.
The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Term SOFR Successor Rate.  Any Term SOFR
Successor Rate shall be applied in a manner consistent with market practice; provided, that, to the extent such market practice is not administratively feasible for the Administrative Agent, such
Term SOFR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.  Notwithstanding anything else herein, if at any time any Term SOFR
Successor Rate as so determined would otherwise be less than zero, such Term SOFR Successor
Rate will be deemed to be zero for the purposes of this Agreement and the other Loan
Documents.

In connection with the implementation of a Term SOFR Successor Rate, the
Administrative Agent will have the right to make Term SOFR Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Term SOFR Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided, that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Term SOFR Conforming Changes to the Borrower and the Lenders
reasonably promptly after such amendment becomes effective.
For purposes of this Section 3.03(b), those Lenders that either have not made, or do not have an obligation under this Agreement to make, Term SOFR Loans (or Loans accruing interest by reference to a Term SOFR Successor Rate, as applicable) shall be excluded from any determination of Required Lenders.
(c)Notwithstanding anything to the contrary in this Agreement or any other Loan
Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent
(with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required
Lenders (as applicable) have determined, that: (i) adequate and reasonable means do not exist for ascertaining a Relevant Rate because none of the tenors of such Relevant Rate is available or published on a current basis, and such circumstances are unlikely to be temporary; or (ii) the
Applicable Authority has made a public statement identifying a specific date after which all tenors of a Relevant Rate shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of syndicated loans denominated in the applicable
Alternative Currency, or shall or will otherwise cease; provided, that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of such Relevant Rate (the latest date on which all tenors of a Relevant Rate are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”); or if the events or circumstances of the type described in clause (i) above or clause (ii) above have occurred with respect to a Successor Rate then in effect, then, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing the applicable Relevant Rate or the applicable Successor Rate, as applicable, in accordance with this Section 3.03(c) with an alternative benchmark rate giving due consideration to any evolving or then-existing convention for similar credit facilities syndicated and agented in the United States and denominated in the applicable Alternative
Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then-existing convention for similar credit facilities syndicated and agented in the United States and denominated in such Alternative Currency for such benchmarks (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the
Administrative Agent shall have posted such proposed amendment to all Lenders and the
Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.  Any Successor Rate shall be applied in a manner consistent with market practice; provided, that, to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, such Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.
In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such
Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided, that, with respect to any such amendment effected, the
Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.
For purposes of this Section 3.03(c), those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in the relevant Alternative
Currency shall be excluded from any determination of Required Lenders.
3.04Increased Costs.
(a)Increased Costs Generally.  If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any L/C
Issuer;
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes,
(B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes”, and
(C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender or any L/C Issuer or any applicable interbank market any other condition, cost or expense affecting this Agreement, any Term SOFR
Loans made by such Lender, any Alternative Currency Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Borrower will pay to such Lender or such L/C
Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)Capital Requirements.  If any Lender or any L/C Issuer determines that any
Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such
L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of
Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in
Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such
Lender’s or such L/C Issuer’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement.  A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in Section 3.04(a) or Section 3.04(b) and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such
Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)Delay in Requests.  Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation;
provided, that, the Borrower shall not be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or such  L/C
Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9)-month period referred to above shall be extended to include the period of retroactive effect thereof).
3.05Compensation for Losses.  Upon demand of any Lender (with a copy to the
Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense (but excluding loss of anticipated profits)
incurred by it as a result of:
(a)any continuation, conversion, payment or prepayment of any Loan other than a
Base Rate Loan on a day other than the last day of any Interest Period, relevant interest payment date or payment period, as applicable, for such Loan, if applicable (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;
(c)any assignment of a Term SOFR Loan or an Alternative Currency Term Rate
Loan on a day other than the last day of the Interest Period therefor as a result of a request by the
Borrower pursuant to Section 11.13; or
(d)any failure by the Borrower to make any payment of any Alternative Currency
Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an
Alternative Currency on its scheduled due date or any payment thereof in a different currency;
including any foreign exchange loss and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract.

3.06Mitigation Obligations; Replacement of Lenders.
(a)Designation of a Different Lending Office.  Each Lender may make any Credit
Extension to the Borrower through any Lending Office; provided, that, the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to
Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the
Borrower, such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such
Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may
be.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.
(b)Replacement of Lenders.  If any Lender requests compensation under
Section 3.04 or Section 3.05, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such
Lender in accordance with Section 11.13.
3.07Survival.  All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Revolving Commitments, the occurrence of the Facility Termination Date, and resignation of the Administrative Agent.
ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01Conditions of Initial Credit Extension.  The effectiveness of this Agreement and the obligation of each L/C Issuer and each Lender to make its initial Credit Extension hereunder, in each case, is subject to satisfaction of the following conditions precedent:
(a)Receipt by the Administrative Agent of received counterparts of this Agreement and each other Loan Document to be executed and delivered on the Closing Date, in each case executed by (i) a Responsible Officer of the Borrower, and (ii) in the case of this Agreement, each
Lender, each L/C Issuer, the Swing Line Lender and the Administrative Agent.
(b)Receipt by the Administrative Agent of the following: (i) copies of the
Organization Documents of the Borrower certified to be true and complete as of a recent date by the appropriate Governmental Authority of the jurisdiction of its organization and certified by a
Responsible Officer of the Borrower to be true and correct as of the Closing Date; (ii) such certificates of resolutions or other action, incumbency certificates, and/or other certificates of
Responsible Officers of the Borrower as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which the Borrower is a party; (iii) such documents and certifications as the Administrative Agent may reasonably require to evidence that the Borrower is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization.
(c)Receipt by the Administrative Agent of an opinion or opinions of counsel for the
Borrower, dated the Closing Date and addressed to the Administrative Agent, the L/C Issuers, the
Swing Line Lender, and the Lenders, in form and substance acceptable to the Administrative
Agent.
(d)There shall not have occurred since December 31, 2023 any event or condition that has had or could be reasonably expected to have, either individually or in the aggregate, a
Material Adverse Effect.
(e)After giving effect to the transactions contemplated by the Loan Documents to be consummated on the Closing Date, (i) the representations and warranties contained in this
Agreement or any other Loan Document shall be true and correct in all material respects (unless already qualified by materiality or “Material Adverse Effect” in which case, they shall be true and correct in all respects) on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (unless already qualified by materiality or “Material Adverse
Effect”, in which case, they shall be true and correct in all respects) as of such earlier date, and
(ii) no Default shall have occurred and be continuing.
(f)Receipt by the Administrative Agent of a certificate signed by a Responsible
Officer of the Borrower certifying (i) that the conditions specified in Sections 4.01(d) and 4.01(e)
have been satisfied, and (ii) that the Borrower and its Subsidiaries, on a consolidated basis after giving effect to the transactions contemplated by the Loan Documents to be consummated on the
Closing Date, are Solvent, and (iii) as to the Debt Ratings as of the Closing Date.
(g)Receipt by the Administrative Agent of a customary payoff letter with respect to any existing Indebtedness of the Borrower and its Subsidiaries (including Indebtedness outstanding in connection with the Existing Credit Agreement, but other than any Indebtedness permitted pursuant to Section 7.02) evidencing that (i) such Indebtedness shall have been (or shall be, substantially concurrently with the Closing Date) repaid in full, (ii) all commitments with respect to such Indebtedness shall have been terminated, and (iii) all guarantees, Liens and security interests relating to such Indebtedness shall have been terminated.
(h)The Borrower shall have provided to the Administrative Agent and each Lender the documentation and other information requested by the Administrative Agent or such Lender in order to comply with applicable law, including the PATRIOT Act.  If the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to the
Borrower.
(i)The Administrative Agent (or, to the extent paid directly to an Arranger, such
Arranger) shall have received all fees owing to the Administrative Agent, the Lenders and the
Arrangers and required to be paid on or prior to the Closing Date pursuant to the Loan
Documents and any other fee letter entered into in connection with the Loan Documents.
(i)The Borrower shall have paid all reasonable and documented out-of-pocket expenses of BofA Securities and the Administrative Agent required to be reimbursed by the
Borrower prior to or on the Closing Date (including the reasonable and documented fees, charges and disbursements of counsel to Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced on or prior to the Closing Date.
Without limiting the generality of the provisions of Section 9.03 or Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender (or any of its Affiliates) unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
4.02Conditions to all Credit Extensions.  The obligation of each Lender and each L/C
Issuer to honor any Request for Credit Extension (other than a Committed Loan Notice only requesting
(x) a conversion of Term SOFR Loans to Base Rate Loans or a conversion of Base Rate Loans to Term
SOFR Loans, or (y) a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans) is
subject to satisfaction of the following conditions precedent:
(a)The representations and warranties of the Loan Parties contained in this
Agreement or any other Loan Document shall be true and correct in all material respects (unless already qualified by materiality or “Material Adverse Effect” in which case, they shall be true and correct in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (unless already qualified by materiality or “Material
Adverse Effect”, in which case, they shall be true and correct in all respects) as of such earlier;
provided, that, solely in connection with any Credit Extension made after the Closing Date, this
Section 4.02(a) shall not require the representations and warranties set forth in Section 5.05(c),
Section 5.06 or Section 5.08 to be true and correct in all material respects (or in all respects if already qualified by materiality or “Material Adverse Effect”) in connection with such Credit
Extension.
(b)No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(c)The Administrative Agent and, if applicable, the applicable L/C Issuer or the
Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
(d)In the case of a Credit Extension to be denominated in an Alternative Currency, such currency remains an Eligible Currency.
Each Request for Credit Extension (other than a Committed Loan Notice only requesting (x) a conversion of Term SOFR Loans to Base Rate Loans or a conversion of Base Rate Loans to Term SOFR
Loans, or (y) a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty by the Borrower that the conditions specified in Sections 4.02(a) and 4.02(b) have been satisfied on and as of the date of the applicable Credit
Extension.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES
Each Loan Party represents and warrants to the Administrative Agent and the Lenders that:
5.01Existence, Qualification and Power.  Each of the Borrower and each Subsidiary (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own and operate its properties and to carry on its business as now conducted, and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and, as applicable, in good standing under the Laws of each jurisdiction where its assets are located and wherever necessary to carry out its business and operations; except in each case referred to in clause (a) (solely as it relates to any Subsidiary other than a Loan Party), clause (b)(i) or clause (c), to the extent that failure has not had, and could not be reasonably expected to have, individually or in the aggregate, a Material
Adverse Effect.
5.02Authorization; No Contravention.
(a)The execution, delivery and performance by each Loan Party of each Loan
Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action.
(b)The execution, delivery and performance by each Loan Party of each Loan
Document to which such Person is party do not and will not: (i) violate (A) any material provision of any Applicable Law or any governmental rule or regulation applicable to the
Borrower or any of its Subsidiaries, (B) any of the Organization Documents of the Borrower or
any of its Subsidiaries, or (C) any material order, judgment or decree of any court or other
Governmental Authority binding on the Borrower or any of its Subsidiaries; (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries; (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Borrower or any of its
Subsidiaries; or (iv) require any approval of stockholders, members or partners or any approval or consent of any Person under any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date.
5.03Governmental Consents.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, except for registrations, consents or approvals obtained, or notices made or other actions taken, on or before the
Closing Date.
5.04Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto.
This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability regardless of whether considered in a proceeding in equity or at law.

5.05Financial Statements; No Material Adverse Effect.
(a)The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted
therein, (ii) fairly present, in all material respects, the financial condition of the Borrower and its
Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and
(iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and
Indebtedness. The audited financial statements most recently delivered pursuant to Section
6.01(a) (A) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (B) fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (C) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.
(b)The Interim Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted
therein, and (ii) fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby, subject, in the case of clauses (i) and (ii)
above, to the absence of footnotes and to normal year-end audit adjustments.  The unaudited financial statements most recently delivered pursuant to Section 6.01(b) (A) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (B) fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby, subject, in the case of clauses (A) and (B) above, to the absence of footnotes and to normal year-
end audit adjustments.
(c)Since the date of the Audited Financial Statements, there has been no event or circumstance that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
5.06Litigation.  There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any
Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
5.07No Default.  No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
5.08Environmental Compliance.  To the Borrower’s knowledge, neither the Borrower nor any of its Subsidiaries, nor any of their respective Facilities or operations, are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental
Law, any Environmental Claim, or any Hazardous Materials Activities that, individually or in the aggregate,

could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its
Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive
Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law. There are and, to each of the Borrower’s and its Subsidiaries’ knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  Neither the Borrower nor any
of its Subsidiaries nor, to any Loan Party’s knowledge, any predecessor of the Borrower or any of its
Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of
Hazardous Materials at any Facility, and none of the Borrower’s or any of its Subsidiary’s operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent, except in each case as set forth on Schedule 5.08.
Compliance with all current or reasonably foreseeable future requirements pursuant to or under
Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a
Material Adverse Effect. No event or condition has occurred or is occurring with respect to the Borrower or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any
Hazardous Materials Activity, which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.
5.09Payment of Taxes.  Except as otherwise permitted pursuant to Section 6.04, all Federal and State income and other material Tax returns and reports of the Borrower and its Subsidiaries required to be filed by any of them have been timely filed, and all Taxes shown on such tax returns to be due and payable and all other material Taxes, assessments, fees and other governmental charges upon the
Borrower and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. There is no Tax assessment proposed in writing against the Borrower or any of its Subsidiaries which is not being actively contested by the Borrower or such Subsidiary in good faith and by appropriate proceedings; provided, that, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.
5.10ERISA Compliance.
(a)Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws.  Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS.  To the best knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(b)There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that have had or could reasonably be expected to have, individually or in the aggregate, a Material
Adverse Effect.  There has been no non-exempt prohibited transaction (within the meaning of
Section 406 of ERISA) or violation of the fiduciary responsibility rules under ERISA with respect to any Plan that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(c)(i) No ERISA Event has occurred, and neither the Borrower nor any ERISA
Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan;
(ii) as of the

most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is sixty percent (60%) or higher and neither the
Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below sixty percent (60%) as of the most recent valuation date; (iii) neither the Borrower nor any ERISA
Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (iv) neither the
Borrower nor any ERISA Affiliate has engaged in a transaction that could reasonably be expected to be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC during the preceding five (5) years, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.
(d)As of the Closing Date, the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA or otherwise) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the
Commitments.
5.11Margin Regulations; Investment Company Act.
(a)The Borrower is not engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing or carrying margin stock.
Following the application of the proceeds of each Borrowing or drawing under each Letter of
Credit, not more than twenty-five percent (25%) of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of
Section 7.01 or Section 7.03 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to
Indebtedness and within the scope of Section 8.01(e) will be margin stock.
(b)None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is
or is required to be registered as an “investment company” under the Investment Company Act of
1940.
5.12Disclosure.
(a)The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No written report, financial statement, certificate or other information furnished by or on behalf of any Loan Party to the Administrative
Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document, as and when furnished (and when taken as a whole and after giving effect to any supplements or updates thereto), contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being understood that any such projected financial information is subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, that no

assurances can be given that any particular projections will be realized, and that actual results may differ and that such differences may be material and are not a guarantee of performance.
(b)As of the Closing Date, the information included in the most recent Beneficial
Ownership Certification delivered to any Lender on or prior to the Closing Date in connection with this Agreement, if applicable, is true and correct in all respects.  As of each date on which an updated Beneficial Ownership Certification is delivered to any Lender pursuant to Section
6.02(d), the information included in any such Beneficial Ownership Certification as of the date of such delivery is true and correct in all respects.
5.13Compliance with Laws and Material Contractual Obligations.  The Borrower and
each Subsidiary is in compliance with the requirements of all Applicable Laws, except in such instances in which the failure to comply therewith could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries that has had could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
5.14Intellectual Property; Licenses, Etc..  The Borrower and its Subsidiaries own and have retained all rights to, or otherwise possess the right to use, all of the trademarks, service marks, trade names, copyrights, Internet domain names, licenses and other intellectual property rights and, to the knowledge of the Borrower, patents and patent rights, in the case of each of the foregoing that are necessary for the operation of their respective businesses as currently conducted, without conflict with the rights of any other Person. To the knowledge of the Borrower, no slogan or other advertising device, product, process, method, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person. Except as set forth on
Schedule 5.14, no claim is pending and no allegation has been asserted in writing in the last three (3)
years by any Person challenging or questioning any use by the Borrower and its Subsidiaries of any
patents, trademarks, or copyrights, or the ownership, validity or enforceability of any patents, trademarks, or copyrights of the Borrower and its Subsidiaries or alleging that the conduct of business by the
Borrower or any of its Subsidiaries infringes or violates the rights of any Person, nor does any Loan Party know of any valid basis for any such claim, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
5.15Solvency.  On the Closing Date, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.
5.16OFAC.  Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the
Borrower and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that are, (a)
currently the subject or target of any Sanctions, (b) included on OFAC’s List of Specially Designated
Nationals or HMT’s Consolidated List of Financial Sanctions Targets, or any similar list enforced by any other relevant sanctions authority, or (c) located, organized or resident in a Designated Jurisdiction.  The
Borrower and its Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions.
5.17Anti-Corruption Laws.  The Borrower and its Subsidiaries have conducted their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of
1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
5.18Affected Financial Institutions.  No Loan Party is an Affected Financial Institution.
5.19Covered Entities.  No Loan Party is a Covered Entity
5.20Employee Matters.  Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries, or to the best of the knowledge of the Borrower and its Subsidiaries, threatened in writing against any of them before the
National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Loan Parties, threatened in writing against any of them, (b) no strike or work stoppage in existence or threatened in writing, involving the Borrower or any of its Subsidiaries, and (c)
to the best of the knowledge of the Loan Parties, no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries and, to the best of the knowledge of the Loan
Parties, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.
ARTICLE VI.
AFFIRMATIVE COVENANTS
On the Closing Date and thereafter until the Facility Termination Date, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:
6.01Financial Statements.  Deliver to the Administrative Agent (for further distribution to each Lender):
(a)as soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, commencing with the fiscal year of the Borrower ended December 31, 2024, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, audited and accompanied by a report and opinion of Price Waterhouse Coopers LLP or another independent certified public accountant of nationally recognized standing selected by the Borrower, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any
“going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP;
(b)as soon as available, but in any event within sixty (60) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, commencing with the fiscal quarter of the Borrowing ending March 31, 2025, a consolidated balance sheet of the
Borrower and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended,

and the related consolidated statements of changes in shareholders’ equity, and cash flows for the portion of the Borrower’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller that is a Responsible Officer of the Borrower as fairly presenting, in all material respects, the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.
As to any information contained in materials furnished pursuant to Section 6.02(b), the Borrower shall not be separately required to furnish such information under Section 6.01(a) or Section 6.01(b), but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in Sections 6.01(a) and (b) at the times specified therein.
6.02Certificates; Other Information.  Deliver to the Administrative Agent (for further distribution to each Lender):
(a)concurrently with the delivery of the financial statements referred to in Sections
6.01(a) and (b) (other than with respect to the financial statements delivered pursuant to Section
6.01(a) for the fiscal year of the Borrower ended December 31, 2024), a duly completed
Compliance Certificate signed by a Responsible Officer of the Borrower, including (i) a certification that no Default has occurred and is continuing (or, if a Default has occurred and is continuing, describing the nature and status of each such Default and actions that have been taken or are proposed to be taken to cure such Default), and (ii) a certification of compliance with
Section 7.06, including financial covenant calculations for the period covered by the Compliance
Certificate (it being understood and agreed that delivery of any Compliance Certificate may, unless the Administrative Agent or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);
(b)promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the
Exchange Act, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(c)promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including the
PATRIOT Act and the Beneficial Ownership Regulation;
(d)to the extent any Loan Party qualifies as a “legal entity customer” under the
Beneficial Ownership Regulation, an updated Beneficial Ownership Certification promptly following any change in the information provided in any Beneficial Ownership Certification delivered to any Lender in relation to such Loan Party that would result in a change to the list of beneficial owners identified in such certification; and
(e)promptly, such additional information regarding the business, financial, legal or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan
Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a), Section 6.01(b) or Section
6.02(b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (a) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the
Internet at the website address listed on Schedule 11.02, or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the
Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that, (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such
Lender, and (ii) the Borrower shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Loan Parties hereby acknowledge that (a) the Administrative Agent and/or any Arranger may, but shall not be obligated to, make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, the “Borrower
Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”), and (b) certain of the Lenders (each, a
“Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any of the Loan Parties or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such
Persons’ securities.  Each Loan Party hereby agrees that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking
Borrower Materials “PUBLIC,” the Loan Parties shall be deemed to have authorized the Administrative
Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Loan Parties or their respective securities for purposes of United States Federal and state securities laws (provided, that, to the extent such Borrower
Materials constitute Information, they shall be treated as set forth in Section 11.07), (iii) all Borrower
Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”, and (iv) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.  Notwithstanding the foregoing, no
Loan Party shall be under any obligation to mark any Borrower Materials “PUBLIC”.
6.03Notices.  Promptly notify the Administrative Agent (for further notification to each
Lender) of:
(a)the occurrence of any Default;
(b)any matter that has resulted or could reasonably be expected to result in a
Material Adverse Effect;
(c)the occurrence of any ERISA Event;
(d)of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary; and

(e)of any announcement by S&P, Moody’s or Fitch of the establishment of, or any change in, a Debt Rating.
Each notice pursuant to this Section 6.03 (other than Section 6.03(e)) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this
Agreement and any other Loan Document that have been breached.
6.04Payment of Obligations.  Pay all (a) material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, (b) material claims (including claims for labor, services, materials and supplies and claims of landlords, warehousemen, customs brokers, freight forwarders, consolidators and carriers) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto, and
(c) material Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness; provided, that, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings, so long as (i)
adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, (ii) such contest effectively suspends collection of the contested obligations and the enforcement of any Lien securing such obligation, and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect; provided, further, that, the Borrower shall not, nor shall it permit any Subsidiary to, file or consent to the filing of any consolidated income tax return with any Person (other than the Borrower or any of its Subsidiaries).
6.05Preservation of Existence.  Except as otherwise permitted under Section 7.03(a), preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, that, no Loan Party (other than the Borrower with respect to existence)
or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Person’s board of directors (or equivalent governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders.
6.06Maintenance of Properties.  Maintain or cause to be maintained in good repair, working order and condition all material properties used or useful in the business of the Borrower and its
Subsidiaries, except (a) for ordinary wear and tear and casualty and condemnation, and (b) where failures to comply herewith would not, individually or in the aggregate, reasonably be expected to cause a
Material Adverse Effect.
6.07Compliance with Laws.  Comply with the requirements of all Applicable Laws, except where (a) the necessity of compliance therewith is contested in good faith by appropriate measures or proceedings, in which case adequate and reasonable reserves will be established in accordance with
GAAP and notice of each such contest (other than contests in the ordinary course of business) shall be given to Administrative Agent, or (b) failures to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
6.08Books and Records.  Maintain proper books of record and account, in which full, true and correct entries in conformity in all material respects with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such
Subsidiary, as the case may be.

6.09Inspection Rights.  To the extent legally permissible, permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of the properties of the Borrower or any Subsidiaries (subject to any restrictions in any lease, license or other agreement of the Borrower or such Subsidiary with the owner of such properties), to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their senior management (and such other officers as may be necessary or desirable to participate as to any matters to be discussed) (and each Loan Party will instruct and direct, upon the request of Administrative Agent or any Lender, its independent public accountants to discuss such matters, and to meet with Administrative Agent and/or any Lender), in each case all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided, that, (a) when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice (except to the extent that notice is required for security clearance consistent with the then current policies of the
Borrower), and (b) the Administrative Agent and the Lenders shall not conduct, at the expense of the
Borrower, more than two (2) such inspections in any twelve (12) consecutive month period so long as no
Event of Default shall exist or have occurred and be continuing.
6.10Use of Proceeds.  Use the proceeds of the Credit Extensions for general corporate purposes not in contravention of any Law or of any Loan Document.
6.11Guarantors.  Concurrently with (a) any Subsidiary becoming obligated (whether as a primary obligor or otherwise) with respect to any Material Indebtedness, or (b) the provision of any
Guarantee by any Subsidiary of any Material Indebtedness of the Borrower or any Subsidiary, in any such case, cause each such Subsidiary to become a Guarantor by way of execution of a Joinder Agreement in form and substance reasonably satisfactory to the Administrative Agent and, in connection with the foregoing, deliver to the Administrative Agent, with respect to each new Guarantor, (i) substantially the same documentation required pursuant to Sections 4.01(b) and 4.01(h), (ii) to the extent reasonably requested by the Administrative Agent, opinions of counsel to such Guarantor, and (iii) such other deliveries reasonably deemed necessary in connection therewith, all in form, content and scope reasonably satisfactory to the Administrative Agent.
6.12Anti-Corruption Laws; Sanctions.  Conduct its businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and
other applicable anti-corruption legislation in other jurisdictions and with all applicable Sanctions, and maintain policies and procedures designed to promote and achieve compliance with such laws and
Sanctions.
ARTICLE VII.
NEGATIVE COVENANTS
On the Closing Date and thereafter until the Facility Termination Date, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:
7.01Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)Liens pursuant to any Loan Document;
(b)(i) Liens existing on the Closing Date and listed on Schedule 7.01; and (ii) any renewals, modifications, replacements, restructurings, refinancings, refundings, restatements or extensions of the Liens existing on the Closing Date and listed on Schedule 7.01; provided, that, in

connection with any such renewal, modification, replacement, restructuring, refinancing, refunding, restatement or extension of any such Liens, (A) the property covered thereby is not changed, (B) the amount secured or benefited thereby is not increased except by the amount of reasonable financing fees or expenses incurred in connection with such renewal, modification, replacement, restructuring, refinancing, refunding, restatement or extension, and by the amount of any prepayment premiums and accrued interest on account thereof, (C) the direct or any contingent obligor with respect thereto is not changed, and (D) any exchange, extension, renewal, replacement or refinancing of the obligations secured or benefited thereby constitutes Refinancing
Indebtedness permitted pursuant to Section 7.02(b)(ii);
(c)(i) Liens for Taxes not yet due and payable; and (ii) Liens for Taxes which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserve or other appropriate provisions, if any, with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(d)statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by
Applicable Law (other than any such Lien imposed pursuant to Section 430(k) of the Code or
ERISA or a violation of Section 436 of the Code), in each case incurred in the ordinary course of business (i) for amounts not yet overdue, or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five (5) days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;
(e)pledges or deposits of cash or Cash Equivalents by such Person under workers’
compensation laws, unemployment insurance laws or similar legislation, or pledges or deposits of cash or Cash Equivalents, or pledges or deposits of cash or Cash Equivalent to secure surety bonds or performance bonds or letters of credit in connection with bids, tenders, subsidies, grants, government awards, performance obligations, insurance, licenses, permits, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits of cash or
Cash Equivalents to secure public or statutory obligations of such Person or deposits of cash or
United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for the payment of rent, in each case incurred in the ordinary course of business;
(f)easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title with respect to any interest in any real property, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of the
Borrower or any of its Subsidiaries;
(g)any interest or title of a lessor or sublessor under any lease to the Borrower or any Subsidiary of any interest in any real property, and in the case of any lease that is in connection with a Sale and Leaseback Transaction or a Capital Lease, to the extent such Sale and
Leaseback Transaction or Capital Lease is permitted pursuant to this Agreement;
(h)Liens solely on any cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement in connection with a
Permitted Acquisition;
(i)purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property or consignment arrangements, in each case, entered into in the ordinary course of business;

(j)Liens on goods in the ordinary course of business in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of such goods;
(k)any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any interest in any real property;
(l)non-exclusive outbound licenses of intellectual property granted by the Borrower or any of its Subsidiaries in the ordinary course of business and which do not materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiaries;
(m)Liens securing Indebtedness permitted pursuant to Section 7.02(j) (and Liens securing Indebtedness of the Borrower of the type described in Section 7.02(j)); provided, that, (i)
such Liens do not at any time encumber any property other than the property financed by such
Indebtedness together with any improvements or accessions thereto and proceeds thereof, (ii)
such Liens attach to such property concurrently with or within two hundred seventy (270) days after the acquisition, construction, improvement or remodeling thereof, and (iii) the aggregate principal amount of all Indebtedness secured by Liens permitted pursuant to this Section 7.01(m)
shall not exceed $250,000,000 at any time outstanding;
(n)(i) Liens securing Indebtedness permitted pursuant to Section 7.02(k) (and Liens securing Indebtedness of the Borrower of the type described in Section 7.02(k)); and (ii) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary as a result of a Permitted Acquisition; provided, that, (A) with respect to any Lien permitted pursuant to this
Section 7.01(n), (1) such Liens are not incurred in connection with or in anticipation of such
Permitted Acquisition, and (2) such Liens only attach to the assets acquired and do not attach or extend to any other property of the Borrower or any Subsidiary, and (B) the aggregate principal amount of all Indebtedness and other obligations secured by Liens permitted pursuant to this
Section 7.01(n) shall not exceed $250,000,000 at any time outstanding;
(o)Liens on equipment or any interest in real property rented to, or leased by, the
Borrower or any of its Subsidiaries pursuant to a Sale and Leaseback Transaction; provided, that,
(i) such Sale and Leaseback Transaction is permitted pursuant to this Agreement, (ii) such Liens do not encumber any other property of the Borrower or its Subsidiaries, and (iii) such Liens secure only the Indebtedness incurred in connection with such Sale and Leaseback Transaction;
(p)Liens in respect of judgments that would not constitute an Event of Default hereunder and notices of list pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;
(q)any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;
(r)Liens securing insurance premiums financing arrangements; provided, that, such
Liens are limited to the applicable unearned insurance premiums;
(s)any interest or title of a lessor, licensor, sublessor or sublicensor under any lease or license entered into by the Borrower or any Subsidiary in the ordinary course of business;

(t)Liens on any (i) aircraft owned by the Borrower or any Subsidiary and not powered by rockets, and/or (ii) any vessel owned by the Borrower or any Subsidiary, to the extent that (A) in the case of the Borrower, such Liens solely secure Indebtedness of the Borrower incurred to finance such aircraft or vessel, and (B) in the case of any Subsidiary, such Liens solely secure Indebtedness of such Subsidiary permitted pursuant to Section 7.02(m); provided, that, the aggregate principal amount of all Indebtedness and other obligations secured by Liens permitted pursuant to this Section 7.01(t) shall not exceed $300,000,000 at any time outstanding;
(u)Liens securing Indebtedness permitted pursuant to Section 7.02(q) (and Liens securing Indebtedness of the Borrower of the type described in Section 7.02(q)); provided, that,
(i) such Liens do not apply to any property other than any real estate asset, and any fixtures or improvements thereon, financed by such Indebtedness, and (ii) the aggregate principal amount of all Indebtedness secured by Liens permitted pursuant to this Section 7.01(u) shall not exceed
$750,000,000 at any time outstanding;
(v)(i) Liens on Receivables Assets to secure Indebtedness arising in connection with
Receivables Financings (including any related filings of financing statements); provided, that, (A)
any such Lien relates solely to the applicable Receivables Assets actually sold or otherwise financed pursuant to such transaction, (B) any such Lien shall be released and terminated as to any Receivables Assets upon the repurchase or reconveyance of such assets to the Borrower or any Subsidiary, and (C) in connection with the sale of Receivables Assets or interests therein to one or more Receivables Purchasers in connection with any Receivables Financing, (1) the sale of such Receivables Assets shall be without recourse to the Borrower or any Subsidiary by the applicable Receivables Purchaser, other than to the extent of the Permitted Undertakings made by
Borrower or the applicable Subsidiary to such Receivables Purchaser in respect of the
Receivables Assets so sold (provided, that, this clause (1) shall not apply to any such sale of
Receivables Assets which constitute Starlink Financing Assets), (2) such Receivables Purchaser shall have recourse to the Person obligated on the Receivables Assets so sold by the Borrower or such Subsidiary to such Receivables Purchaser, which obligor shall have accepted the bill of exchange, promissory note or other instrument constituting the Receivables Assets and agreed to make payment to such Receivables Purchaser without offset, deduction, defense or counterclaim, and (3) the Borrower or such Subsidiary shall receive fair value in the form of cash as the purchase price for such Receivables Assets on the date of the sale thereof, in an aggregate amount not less than the total amount payable by the Person obligated on the Receivables Assets so sold, minus any factoring or time value of money discount; and (ii) Liens granted on assets sold in connection with any Securitization Transaction (including any related filings of financing statements); provided, that, (A) any such Lien relates solely to the applicable assets actually sold or otherwise financed pursuant to such transaction, (B) any such Lien shall be released and terminated as to any assets upon the repurchase or reconveyance of such assets to the Borrower or any Subsidiary, and (C) the sale of such assets shall be without recourse to the Borrower or any
Subsidiary, other than to the extent of the Permitted Undertakings made by Borrower or the applicable Subsidiary in respect of the assets so sold (provided, that, this clause (C) shall not apply to any such sale of assets which constitute Starlink Financing Assets); and
(w)other Liens securing Indebtedness and other obligations, so long as the aggregate principal amount of such Indebtedness and other obligations at any time outstanding does not exceed an amount equal to seven and one-half percent (7.5%) of Consolidated Total Assets at such time.

7.02Subsidiary Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness of any Subsidiary, except:
(a)Indebtedness under the Loan Documents;
(b)(i) Indebtedness outstanding on the Closing Date and listed on Schedule 7.02;
and (ii) any Refinancing Indebtedness with respect to Indebtedness outstanding on the Closing
Date and listed on Schedule 7.02;
(c)unsecured Indebtedness owed to the Borrower or any other Subsidiary;
(d)(i) Guarantees provided by any Guarantor in respect of Indebtedness of any other
Loan Party otherwise permitted pursuant to this Section 7.02; and (ii) Guarantees provided by any
Guarantor in respect of Indebtedness of the Borrower;
(e)unsecured Indebtedness of any Guarantor;
(f)Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations (including Indebtedness consisting of the deferred purchase price of property acquired in a Permitted Acquisition), or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of such Person pursuant to such agreements, in connection with any performance obligation in the ordinary course of business, or any Permitted Acquisition or any Disposition permitted pursuant to this Agreement of any business, assets or Equity Interests of such Person;
(g)Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business, including in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business in respect of self-insurance, workers’ compensation, bids, tenders, trade contracts, governmental contracts and leases, construction contracts, statutory obligations, self-insurance, surety, stay, customs, bid, and appeal bonds, performance and return of money bonds, performance and completion guarantees, agreements with utilities and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case in the ordinary course of business;
(h)obligations (contingent or otherwise) existing or arising under any Swap
Contract; provided, that, such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view”;
(i)Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts and any Indebtedness owed on a short-term basis of no longer than thirty (30) days to banks and other financial institutions incurred in the ordinary course of business of such Person with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of such Person;
(j)(i) Indebtedness in respect of Capital Leases, Synthetic Lease Obligations and purchase money obligations incurred to finance the acquisition, purchase, construction, improvement or remodel of a fixed or capital asset; provided, that, when incurred, such

Indebtedness shall not exceed the purchase price (or the cost of such construction, improvement or remodel) of the asset(s) financed and any related services and taxes, plus reasonable acquisition costs in respect thereof; and (ii) any Refinancing Indebtedness of Indebtedness
permitted pursuant to Section 7.02(j)(i); provided, further, that, the aggregate principal amount of all Indebtedness permitted pursuant to this Section 7.02(j) shall not exceed $250,000,000 at any time outstanding;
(k)(i) Indebtedness of a Person that becomes a Subsidiary after the Closing Date as a result of a Permitted Acquisition, or Indebtedness that is assumed by such Person in connection with a Permitted Acquisition; provided, that, such Indebtedness exists at the time such Person becomes a Subsidiary (or at the time of such Permitted Acquisition) and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or in contemplation of or in connection with such Permitted Acquisition); and (ii) any Refinancing Indebtedness of
Indebtedness permitted pursuant to Section 7.02(k)(i); provided, further, that, the aggregate principal amount of all Indebtedness permitted pursuant to this Section 7.02(k) shall not exceed
$250,000,000 at any time outstanding;
(l)Indebtedness arising from the endorsement of instruments in the ordinary course of business;
(m)(i) Indebtedness of any Subsidiary that is secured solely by a Lien on any (A)
aircraft owned by such Subsidiary and not powered by rockets, and/or (B) any vessel owned by such Subsidiary, in each case, to the extent such Indebtedness was incurred to finance such aircraft or such vessel; and (ii) any Refinancing Indebtedness of Indebtedness permitted pursuant to Section 7.02(m)(i); provided, that, the aggregate principal amount of all Indebtedness permitted pursuant to this Section 7.02(m) shall not exceed $300,000,000 at any time outstanding;
(n)customer deposits and advance payments received in the ordinary course of business from customers for goods purchased or services provided in the ordinary course of business;
(o)to the to the extent constituting Indebtedness, Indebtedness of such Person in the form of bona fide earn-outs, indemnification, incentive, non-compete, consulting, deferred purchase price or other similar arrangements and other contingent obligations in respect of
Permitted Acquisitions (both before or after any liability associated therewith becomes fixed);
(p)to the extent constituting Indebtedness, (i) Indebtedness representing deferred compensation or stock-based compensation to employees of such Person incurred in the ordinary course of business, and (ii) Indebtedness consisting of obligations of such Person under deferred compensation or other similar arrangements incurred in connection with any Permitted
Acquisition;
(q)(i) Indebtedness of any Subsidiary incurred by such Subsidiary to finance the acquisition, purchase, construction, improvement or remodel of any real estate asset, and any fixtures and/or improvements thereon, of such Subsidiary; provided, that, such Indebtedness is secured solely by real estate asset, and any fixtures and/or improvements thereon, of such
Subsidiary that finances the acquisition, purchase, construction, improvement or remodel of such real estate asset, and any fixtures and/or improvements thereon; and (ii) any Refinancing
Indebtedness of Indebtedness permitted pursuant to Section 7.02(q)(i); provided, that, the aggregate principal amount of all Indebtedness permitted pursuant to this Section 7.02(q) shall not exceed $750,000,000 at any time outstanding;

(r)(i) Indebtedness arising in connection with any Permitted Receivables Financing that is non-recourse to the Borrower or any Subsidiary or their respective assets other than pursuant to the Permitted Undertakings (provided, that, the foregoing requirement that such
Permitted Receivables Financing be non-recourse shall not apply to the extent that the assets subject to such Permitted Receivables Financing are Starlink Financing Assets) and does not otherwise subject any assets of the Borrower or any Subsidiary (other than the Receivables Assets subject to such Permitted Receivables Financing), directly or indirectly, contingently or otherwise, to any Lien to secure the satisfaction thereof; and (ii) Indebtedness arising in connection with any Permitted Securitization Transaction that is non-recourse to the Borrower or any Subsidiary or their respective assets other than pursuant to the Permitted Undertakings
(provided, that, the foregoing requirement that such Permitted Securitization Transaction be non-
recourse shall not apply to the extent that the assets subject to such Permitted Securitization
Transaction are Starlink Financing Assets) and does not otherwise subject any assets of the
Borrower or any Subsidiary (other than the assets subject to such Permitted Securitization
Transaction), directly or indirectly, contingently or otherwise, to any Lien to secure the satisfaction thereof; and
(s)other Indebtedness, so long as the aggregate principal amount of such
Indebtedness at any time outstanding does not exceed an amount equal to seven and one-half percent (7.5%) of Consolidated Total Assets at such time.
7.03Fundamental Changes.
(a)Merge or consolidate with or into another Person, or liquidate, dissolve or be wound up, except that so long as no Default exists or would result therefrom:
(i)the Borrower may merge or consolidate with any of its Subsidiaries or any other Person; provided, that, the Borrower shall be the continuing or surviving
Person of such merger or consolidation;
(ii)any Loan Party (other than the Borrower) may merge or consolidate with any other Loan Party (other than the Borrower) or any other Person (other than the
Borrower); provided, that, such Loan Party shall be the continuing or surviving Person of such merger or consolidation;
(iii)any Subsidiary that is not a Loan Party may merge or consolidate with any Loan Party (other than the Borrower); provided, that, such Loan Party shall be the continuing or surviving Person of such merger or consolidation;
(iv)any Subsidiary that is not a Loan Party may merge or consolidate with any other Subsidiary that is not a Loan Party or any other Person; provided, that, the continuing or surviving Person of such merger or consolidation shall be a Subsidiary; and
(v)any Subsidiary may be dissolved, liquidated or wound up; provided, that,
(A) such dissolution, liquidation or winding up, as applicable, could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (B) such dissolution, liquidation or winding up does not result in or constitute (1) a transaction prohibited pursuant to Section 7.03(b), (2) a transaction prohibited pursuant to Section
7.03(c), or (3) a transaction prohibited pursuant to Section 7.03(d), and (C) in connection with any such dissolution, liquidation or winding up, any assets of such Subsidiary shall
(1) be transferred to the Borrower and/or one or more Subsidiaries, or (2) otherwise
Disposed in a transaction not prohibited by this Agreement (provided, that, in the case of this clause (C), if a Loan Party is dissolving, liquidating, or winding up, the assets of such
Loan Party shall be transferred to a Loan Party in connection with such dissolution, liquidation or winding up).
(b)(i) Dispose of (whether such transaction takes the form of a Disposition, a
Restricted Payment, an Investment, the sale or issuance of Equity Interests, or otherwise, and whether in a single transaction or a series of transactions) all or substantially all of its assets
(whether now owned or hereafter acquired) of the Borrower and its Subsidiaries, taken as a whole, to or in favor of any Person; or (ii) permanently suspend or cease operating a substantial portion of the business of the Borrower and its Subsidiaries, taken as a whole;
(c)(i) Dispose of (whether such transaction takes the form of a Disposition, a
Restricted Payment, an Investment, or otherwise, and whether in a single transaction or a series of transactions) Starlink or any Material Starlink Asset (including any Starlink Financing Assets that constitute Material Starlink Assets) to or in favor of any Person other than the Borrower or any
Subsidiary; (ii) Dispose (whether such transaction takes the form of a Disposition, a Restricted
Payment, an Investment, or otherwise (including any license), and whether in a single transaction or a series of transactions), or otherwise grant an exclusive or non-exclusive license of, or co-
development rights to, any Starlink Intellectual Property or any Intellectual Property Assets
related thereto, in any case, that constitute Material Starlink Assets to or in favor of any Person other than the Borrower or any Subsidiary; (iii) consummate any Initial Public Offering relating to Starlink (whether for the purposes of the monetization of Starlink or otherwise); (iv)
consummate any spin-off or similar transaction relating to Starlink (whether for the purposes of the monetization of Starlink or otherwise), except to the extent that as a result of such transaction
Starlink and the Material Starlink Assets are owned by the Borrower or any Subsidiary; or (v)
consummate any other transaction resulting in any Person (other than the Borrower or any
Subsidiary) owning or controlling Starlink or any Material Starlink Asset (including any Starlink
Financing Assets that constitute Material Starlink Assets).
(d)(i) Dispose of (whether such transaction takes the form of a Disposition, a
Restricted Payment, an Investment, or otherwise, and whether in a single transaction or a series of transactions) any Material Asset or Business or any of the assets relating thereto to or in favor of any Person other than the Borrower or any Subsidiary; (ii) Dispose (whether such transaction takes the form of a Disposition, a Restricted Payment, an Investment, or otherwise (including any license), and whether in a single transaction or a series of transactions), or otherwise grant an exclusive or non-exclusive license of, or co-development rights to, any Intellectual Property relating to any Material Asset or Business (or any Intellectual Property assets relating thereto) to or in favor of any Person other than the Borrower or any Subsidiary; (iii) consummate any Initial
Public Offering relating to any Material Asset or Business (whether for the purposes of the monetization of any Material Asset or Business or otherwise); (iv) consummate any spin-off or similar transaction relating to any Material Asset or Business (whether for the purposes of the monetization of any Material Asset or Business or otherwise), except to the extent that as a result of such transaction such Material Asset or Business and the assets relating thereto are owned by the Borrower or any Subsidiary; or (v) consummate any other transaction resulting in any Person
(other than the Borrower or any Subsidiary) owning or controlling any Material Asset or Business or any of the assets related thereto.
7.04Change in Nature of Business.  Fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by the Borrower and its Subsidiaries, taken as a whole, on the Closing Date and other business activities which are extensions thereof or otherwise incidental, synergistic, reasonably related, or ancillary to any of the foregoing (and non-core incidental businesses acquired in connection with any Permitted Acquisition).
7.05Use of Proceeds.  Use the proceeds of any Credit Extension, whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
7.06Financial Covenant.  Permit the Consolidated Leverage Ratio as of the end of any
Measurement Period ending as of the end of any fiscal quarter of the Borrower (commencing with the fiscal quarter of the Borrower ending March 31, 2025) to be greater than 3.75 to 1.0; provided, that, at the
Borrower’s option, upon the occurrence of a Qualified Acquisition, for each of the four fiscal quarters of the Borrower immediately following such Qualified Acquisition (including the fiscal quarter in which such Qualified Acquisition was consummated) (such period of increase, a “Leverage Increase Period”), the ratio set forth above shall be increased to 4.25 to 1.0; provided, further, that, (a) for at least one fiscal quarter of the Borrower immediately following the expiration of each Leverage Increase Period, the
Consolidated Leverage Ratio as of the end of such fiscal quarter shall not be greater than 3.75 to 1.0 prior to giving effect to another Leverage Increase Period, and (b) there shall be no more than three (3)
Leverage Increase Periods during the term of this Agreement.
7.07Sanctions.  Use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or
otherwise) of Sanctions.
7.08Anti-Corruption Laws.  Use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010,
and other anti-corruption legislation in other jurisdictions.
ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES
8.01Events of Default.  Any of the following shall constitute an event of default (each, an
“Event of Default”):
(a)Non-Payment.  Any Loan Party fails to pay (i) when and as required to be paid herein and in the currency required hereunder, any amount of principal of any Loan or any L/C
Obligation, or to deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or on any L/C
Obligation, any fee due hereunder, or any other amount payable hereunder or under any other
Loan Document; or
(b)Specific Covenants.  Any Loan Party fails to perform or observe any term, covenant or agreement contained in (i) any of Section 6.01(a), Section 6.01(b) or Section 6.02(a),
and such failure continues for fifteen (15) Business Days, or (ii) any of Section 6.03(a), Section
6.05 (as to the existence of the Borrower), Section 6.10, or Article VII; or
(c)Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or Section 8.01(b)) contained in any Loan
Document

on its part to be performed or observed and such failure continues for thirty (30) days after written notice thereof being provided to the Borrower by the Administrative Agent or any Lender;
or
(d)Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other
Loan Document, or in any document delivered in connection herewith or therewith, shall be materially incorrect or materially misleading (or, in each case, if such representation, warranty, certification or statement of fact is already qualified by materiality or Material Adverse Effect, incorrect or misleading in any respect) when made or deemed made and, to the extent capable of being cured, such incorrect representation, warranty, certification or statement of fact shall remain incorrect for a period of thirty (30) days after written notice thereof being provided to the
Borrower by the Administrative Agent or any Lender; or
(e)Cross-Default.  (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, but giving effect to any applicable notice, grace and/or cure period with respect thereto) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and
Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform (after giving effect to any applicable notice, grace and/or cure period with respect thereto) any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required (and after giving effect to any applicable grace and/or cure period), such
Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such
Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an
Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting
Party (as defined in such Swap Contract), or (B) any Termination Event (as defined in such Swap
Contract) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected
Party (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or
(f)Insolvency Proceedings, Etc.  Any Loan Party or any Significant Subsidiary
institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or
(g)Inability to Pay Debts.  Any Loan Party or any Significant Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due; or

(h)Judgments.  There is entered against the Borrower or any Subsidiary one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), and such judgment remains undischarged, unvacated or unbonded for a period of sixty (60) consecutive days during which execution of such judgment shall not be effectively stayed; or
(i)ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or
Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower or any of its Subsidiaries to the Pension Plan, Multiemployer Plan or the PBGC in
an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA
Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a
Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or
(j)Invalidity of Loan Documents.  Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or the occurrence of the Facility Termination Date, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or
(k)Change of Control.  There occurs any Change of Control.
8.02Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, the
Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)declare the commitment of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan
Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
(c)require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and
(d)exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents;
provided, that, upon the occurrence of an event described in Section 8.01(f), the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash
Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.16 and 2.17, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the
Administrative Agent and amounts payable under Article III) payable to the Administrative
Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid
Letter of Credit Fees and interest on the Loans, L/C Obligations and other Obligations, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the
Loans and L/C Obligations, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent, for the account of the applicable L/C Issuers, to Cash
Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of
Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to
Sections 2.03 and 2.16; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
Subject to Sections 2.03(n) and 2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
ARTICLE IX.
ADMINISTRATIVE AGENT
9.01Appointment and Authority.  Each of the Lenders and the L/C Issuers hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  Except as set forth in
Section 9.10, the provisions of this Article IX are solely for the benefit of the Administrative Agent, the
Lenders and the L/C Issuers, and no Loan Party shall have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan
Documents (or any other similar

term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied
(or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
9.02Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the
Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind banking, trust, financial, advisory, underwriting or other of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the
Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice or consent of the Lenders with respect thereto.
9.03Exculpatory Provisions.  Neither the Administrative Agent nor any Arranger, as
applicable, shall have any duties or obligations except those expressly set forth herein and in the other
Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, none of the Administrative Agent, any Arranger, or any of their respective
Related Parties shall: (a) be subject to any fiduciary or other implied duties, regardless of whether a
Default has occurred and is continuing; (b) have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the
Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that, the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any
Debtor Relief Law; (c) have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or any L/C Issuer, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan
Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, the
Administrative Agent, any Arranger or any of their respective Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the
Administrative Agent herein; (d) be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.02 and 11.01), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment (it being understood and agreed that the Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender or an L/C Issuer); and (e) be responsible for or have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any
Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan
Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.  Neither the Administrative Agent
nor any of its Related Parties shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to
Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (A) be obligated to ascertain, monitor or inquire as to whether any Lender or prospective Lender is a
Disqualified Institution, or (B) have any liability with respect to or arising out of any assignment of Loans and/or Commitments, or disclosure of confidential information, to any Disqualified Institution.
9.04Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance, extension, renewal or increase of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-
agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article IX shall apply to any such sub-
agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
9.06Resignation of Administrative Agent.
(a)The Administrative Agent may at any time give notice of its resignation to the
Lenders, the L/C Issuers and the Borrower.  Upon receipt of any such notice of resignation, the
Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required
Lenders and shall have accepted such appointment within thirty (30) days after the retiring
Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the
Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided, that, in no event shall any such successor Administrative Agent be a Defaulting Lender or a Disqualified
Institution.

Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by
Applicable Law, by notice in writing to the Borrower and such Person remove such Person as
Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required
Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)With effect from the Resignation Effective Date or the Removal Effective Date
(as applicable), (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the
Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in
Section 3.01(i) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal
Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan
Documents, the provisions of this Article IX and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective
Related Parties in respect of any actions taken or omitted to be taken by any of them (A) while the retiring or removed Administrative Agent was acting as Administrative Agent, and (B) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
(d)Any resignation by Bank of America as Administrative Agent pursuant to this
Section 9.06 shall also constitute its resignation as an L/C Issuer and the  Swing Line Lender. If
Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in
Unreimbursed Amounts pursuant to Section 2.03(f).  If Bank of America resigns as the Swing
Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).  Upon the appointment by the Borrower of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender or a Disqualified
Institution), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line
Lender, as applicable, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and
(iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
9.07Non-Reliance on the Administrative Agent, the Arrangers and the Other Lenders.
Each Lender and each L/C Issuer expressly acknowledges that neither the Administrative Agent nor any
Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or any Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Arranger to any Lender or any L/C Issuer as to any matter, including whether the Administrative Agent or any Arranger have disclosed material information in its (or their Related Parties’) possession.  Each Lender and each L/C Issuer represents to the Administrative
Agent and each Arranger that it has, independently and without reliance upon the Administrative Agent, any Arranger, any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder.  Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any other
Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties.  Each Lender and each L/C Issuer represents and warrants that (a) the Loan Documents set forth the terms of a commercial lending facility, and (b) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this
Agreement as a Lender or an L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or such L/C
Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each
Lender and each L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.
9.08No Other Duties, Etc..  Anything herein to the contrary notwithstanding, none of the arrangers, bookrunners, syndication agents, or documentation agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.
9.09Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the
Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the

Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered, by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the
Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the
L/C Issuers and the Administrative Agent under this Agreement) allowed in such judicial proceeding; and
(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative
Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the
Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under this Agreement.  Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any  L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any
Lender or any  L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any
Lender or any L/C Issuer in any such proceeding.
9.10Guaranty Matters.  Without limiting the provisions of Section 9.09, the Lenders and the
L/C Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Guaranty if (a) such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents, and (b) concurrently with the release of such
Person as a Guarantor hereunder, such Person is being released from any obligations (whether as primary obligor, pursuant to a Guarantee or otherwise) with respect to any Material Indebtedness of such Person, the Borrower or any other Subsidiary.  Upon request by the Administrative Agent at any time, the
Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.  At the request of the
Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer of the Borrower certifying as to the satisfaction of the requirements to such release as set forth in this Section 9.10.
9.11Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a
Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the
Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section
3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the
Letters of Credit, the Commitments or this Agreement;
(ii)the transaction exemption set forth in one or more PTEs, such as PTE
84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE
96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this
Agreement;
(iii)(A) such Lender is an investment fund managed by a “Qualified
Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such
Qualified Professional Asset Manager made the investment decision on behalf of such
Lender to enter into, participate in, administer and perform the Loans, the Letters of
Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments
and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of
PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection
(a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the
Commitments and this Agreement; or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause
(a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such
Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that the Administrative
Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of
Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any other Loan
Document or any documents related hereto or thereto).
9.12Recovery of Erroneous Payments.  Without limitation of any other provision in this
Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender
Party, whether or not in respect of an Obligation due and owing by any Loan Party at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Party receiving a
Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the
Rescindable Amount received by such Lender Party in Same Day Funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Party irrevocably waives any and all defenses, including any
“discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any
Rescindable Amount.  The Administrative Agent shall inform each Lender Party promptly upon determining that any payment made to such Lender Party comprised, in whole or in part, a Rescindable
Amount.

ARTICLE X.
CONTINUING GUARANTY
10.01Guaranty.  Each Guarantor hereby absolutely and unconditionally, jointly and severally guarantees, as primary obligor and as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all Obligations (for each
Guarantor, subject to the proviso in this sentence, its “Guaranteed Obligations”); provided, that, the liability of each Guarantor individually with respect to this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law. Without limiting the generality of the foregoing, the Guaranteed Obligations shall include any such indebtedness, obligations, and liabilities, or portion thereof, which may be or hereafter become unenforceable or compromised or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any Loan Party under any Debtor Relief Laws. The Administrative
Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Obligations.  This Guaranty shall not be affected by the illegality, genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of the Guarantors, or any of them, under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.
10.02Rights of Lenders.  Each Guarantor consents and agrees that the Administrative Agent and the Lender Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuers and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations.  Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such
Guarantor.
10.03Certain Waivers.  Each Guarantor waives, to the fullest extent permitted by law: (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of the Administrative Agent or any
Lender Party) of the liability of the Borrower or any other Loan Party; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower or any other
Loan Party; (c) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder; (d)
any right to proceed against the Borrower or any other Loan Party, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of the Administrative Agent or any
Lender Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by the Administrative Agent or any Lender Party; (f) any defense arising by reason of any change in the corporate existence, structure or ownership of any Loan Party; and (g) any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties.  Each Guarantor, to the fullest extent permitted by law, expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.
10.04Obligations Independent.  The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this
Guaranty whether or not the Borrower or any other Person is joined as a party.
10.05Subrogation.  No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full (other than contingent indemnification obligations for which no claim has been asserted)
and the Facility Termination Date has occurred.  If any amounts are paid to a Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Administrative Agent and the Lender Parties and shall forthwith be paid to the Administrative Agent, for the benefit of the
Administrative Agent and the Lender Parties, to reduce the amount of the Obligations, whether matured or unmatured.
10.06Termination; Reinstatement.  This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until the Facility
Termination Date.  Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or a Guarantor is made, or any of the Administrative Agent or any Lender Party exercises its right of setoff, in respect of the
Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Administrative Agent or any Lender Party in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief
Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Administrative Agent and the Lender Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.  The obligations of each
Guarantor under this Section 10.06 shall survive termination of this Guaranty.
10.07Stay of Acceleration.  If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against a Guarantor or the Borrower under any
Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by each Guarantor, jointly and severally, immediately upon demand by the Administrative Agent or any other Lender Party.
10.08Condition of Borrower.  Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as such Guarantor requires, and that none of the Administrative Agent or Lender Party has any duty, and such Guarantor is not relying on any such Person at any time, to disclose to it any information relating to the business, operations or financial condition of the Borrower or any other guarantor (each Guarantor waiving any duty on the part of the Administrative Agent and the Lender
Parties to disclose such information and any defense relating to the failure to provide the same).
10.09Appointment of Borrower.  Each of the Loan Parties hereby appoints the Borrower to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the Borrower may execute such documents and provide such authorizations on behalf of such Loan Parties as the Borrower deems appropriate in its sole discretion and each Loan Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the
Administrative Agent, an L/C Issuer or a Lender to the Borrower shall be deemed delivered to each Loan
Party, and (c) the Administrative Agent, the L/C Issuers or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Borrower on behalf of each of the Loan Parties.
10.10Right of Contribution.  The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other
Guarantors as permitted under Applicable Law.
10.11Subordination.  Each Loan Party (a “Subordinating Loan Party”) hereby subordinates the payment of all obligations and indebtedness of any other Loan Party owing to it, whether now existing or hereafter arising, including but not limited to any obligation of any such other Loan Party to the
Subordinating Loan Party as subrogee of the Administrative Agent and the Lender Parties or resulting from such Subordinating Loan Party’s performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations.  If the Administrative Agent so request, any such obligation or indebtedness of any such other Loan Party to the Subordinating Loan Party shall be enforced and performance received by the Subordinating Loan Party as trustee for the Administrative Agent and the
Lender Parties and the proceeds thereof shall be paid over to the Administrative Agent, for the benefit of the Administrative Agent and the Lender Parties, on account of the Obligations, but without reducing or affecting in any manner the liability of the Subordinating Loan Party under this Agreement.  Without limitation of the foregoing, so long as no Default has occurred and is continuing, the Loan Parties may make and receive payments with respect to intercompany Indebtedness; provided, that, in the event that any Loan Party receives any payment of any such intercompany Indebtedness at a time when such payment is prohibited by this Section 10.11, such payment shall be held by such Loan Party, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to the Administrative
Agent.
ARTICLE XI.
MISCELLANEOUS
11.01Amendments, Etc..
(a)Subject to Section 1.09(c), Section 1.10(b), Section 1.10(c), Section 2.02(f),
Section 2.02(g), Section 2.14(g), Section 2.15(e), Section 3.03(b), Section 3.03(c), and Section
11.01(b), no amendment or waiver of any provision of this Agreement or any other Loan
Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders, the Borrower and each other applicable Loan
Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that, no such amendment, waiver or consent shall:
(i)extend or increase the Commitment of any Lender (or reinstate any
Commitment terminated pursuant to Section 8.02) without the written consent of such
Lender (it being understood and agreed that a waiver of any condition precedent in
Section 4.02 or of any Default is not considered an extension of, or increase in, the
Commitment of any Lender);
(ii)postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan
Document,

or reduce the amount of, waive or excuse any such payment hereunder or under any other
Loan Document, in each case, without the written consent of each Lender entitled to such payment;
(iii)reduce the principal of, or the rate of interest specified herein on, any
Loan or L/C Obligation, or (subject to Section 11.01(b)(iv)) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, that, only the consent of the Required
Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of any Loan Party to pay interest or Letter of Credit Fees at the Default Rate;
(iv)(i) modify Section 2.13, Section 8.03 or any other provision hereof in a manner that would have the effect of altering the ratable reduction of Commitments, pro rata payments or the pro rata sharing of payments otherwise required hereunder, or (ii)
subordinate, or have the effect of subordinating, the Obligations to any other
Indebtedness or other obligation, in each case, without the written consent of each
Lender;
(v)change any provision of this Section 11.01(a) or the definition of
“Required Lenders” or any other provision hereof specifying the number or percentage of
Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each
Lender;
(vi)release all or substantially all of the value of the Guaranty without the written consent of each Lender, except to the extent the release of any Guarantor is permitted pursuant to Section 9.10 (in which case such release may be made by the
Administrative Agent acting alone);
(vii)release the Borrower or permit the Borrower to assign or transfer any of its rights or obligations under this Agreement or the other Loan Documents without the written consent of each Lender; or
(viii)amend Section 1.09 or the definition of “Alternative Currency” without the written consent of each Lender directly affected thereby.
(b)Notwithstanding anything to the contrary set forth in Section 11.01(a) or elsewhere in this Agreement or any other Loan Document: (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuer in addition to the Lenders required pursuant to Section 11.01(a), affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required pursuant to Section 11.01(a), affect the rights or duties of the
Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required pursuant to
Section 11.01(a), affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (v) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting
Lenders), except that (A) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, and (B) any waiver, amendment or modification requiring the consent of all Lenders or each affected

Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender; (vi) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the
Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy
Code of the United States supersedes the unanimous consent provisions set forth herein; (vii) the
Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders; (viii) if following the Closing Date, the Administrative Agent and the
Borrower shall have jointly identified an inconsistency, obvious error or omission, in each case, of a technical or immaterial nature, in any provision of the Loan Documents, then the
Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any
Loan Documents if the same is not objected to in writing by the Required Lenders within five (5)
Business Days following receipt of notice thereof; (ix) the L/C Commitment of any L/C Issuer may be (A) modified as contemplated in the definition of “L/C Commitment”, and (B)
established or modified as contemplated pursuant to Section 2.03(p); and (x) this Agreement may be amended (or amended and restated) without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment (or such amendment and restatement), such Lender shall no longer be a party to this Agreement (as so amended (or amended and restated)), the Commitment of such Lender shall have terminated, such
Lender (and its Affiliates) shall have no other commitment or other obligations hereunder and such Lender (and its Affiliates) shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement and the other Loan
Documents.
11.02Notices; Effectiveness; Electronic Communication.
(a)Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.02(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to any Loan Party, the Administrative Agent, Bank of America, in its
capacity as an L/C Issuer, or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule
11.02; and
(ii)if to any other Lender or any other L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified in such Lender’s
Administrative Questionnaire (including, as appropriate, notices delivered solely to the
Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the
Borrower).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices and other communications

delivered through electronic communications to the extent provided in Section 11.02(b) shall be effective as provided in Section 11.02(b).
(b)Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication
(including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided, that, the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article II by electronic communication.  The Administrative Agent, any L/C Issuer, the
Swing Line Lender, or any Loan Party may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that, approval of such procedures may be limited to particular notices or communications.  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested”
function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause
(i) of notification that such notice or communication is available and identifying the website address therefor; provided, that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS
AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE
ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE
ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR
ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY
OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY
OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-
INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER
CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE
BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan
Party, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.
(d)Change of Address, Etc.  Each of the Loan Parties, the Administrative Agent, any
L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other
Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, each L/C Issuer and the Swing Line Lender.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent, and (ii) accurate wire instructions for such Lender.
Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such
Public Lender to at all times have selected the “Private Side Information” or similar designation on

the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities Laws, to make reference to Borrower
Materials that are not made available through the “Public Side Information” portion of the
Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.
(e)Reliance by Administrative Agent, L/C Issuers and Lenders.  The Administrative
Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices
(including telephonic or electronic notices, Committed Loan Notices, Letter of Credit
Applications, notices of Loan prepayment and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.
The Loan Parties shall indemnify the Administrative Agent, each L/C Issuer, each Lender and their respective Related Parties from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Loan Party.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
11.03No Waiver; Cumulative Remedies; Enforcement.  No failure by any Lender, any L/C
Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan
Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, that, the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer or the Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; provided, further, that, if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then
(i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to
Section 8.02, and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04Expenses; Indemnity; Damage Waiver.
(a)Costs and Expenses.  The Loan Parties shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates
(including the reasonable and documented out-of-pocket fees, charges and disbursements of counsel for the Administrative Agent, but limited, in the case of any fees and expenses of legal counsel, to the reasonable and documented out-of-pocket fees, disbursements and other charges of (A) one primary counsel to the Administrative Agent, (B) if reasonably necessary, one local counsel to the Lenders retained by the Administrative Agent in each relevant jurisdiction, (C) if reasonably necessary, one specialty counsel to the Lenders retained by the Administrative Agent with respect to each relevant specialty, and (D) in the case of any actual or perceived conflict of interest, one additional counsel to each group of similarly situated persons or entities, taken as a whole) in connection with the syndication of the credit facility provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other
Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated),
(ii) all reasonable and documented out-of-pocket expenses incurred by each L/C Issuer in connection with the issuance, amendment, extension, reinstatement or renewal of any Letter of
Credit or any demand for payment thereunder, and (iii) all reasonable and documented expenses incurred by the Administrative Agent, any Lender, or any L/C Issuer (including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for the
Administrative Agent, any Lender or any L/C Issuer) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.04, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)Indemnification.  The Loan Parties shall jointly and severally indemnify the
Administrative Agent (and any sub-agent thereof), each Lender, each L/C Issuer, and each
Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”)
against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any
Indemnitee, but limited, in the case of any fees and expenses of legal counsel, to the reasonable and documented out-of-pocket fees, disbursements and other charges of (i) one firm of primary counsel for all Indemnitees, taken as a whole, (ii) if reasonably necessary, one firm of local counsel for all Indemnitees, taken as a whole, in each relevant jurisdiction, (iii) if reasonably necessary, one firm of specialty counsel for all Indemnitees, taken as a whole, in each relevant specialty, and (iv) in the case of an actual or perceived conflict of interest, one additional firm of counsel to each group of affected Indemnitees, similarly situated and taken as a whole) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Loan Party)
arising out of, in connection with, or as a result of (A) the execution or delivery of this
Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including any Indemnitee’s reliance on any Communication executed using an
Electronic Signature, or in the form of an Electronic Record), the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub agent thereof) and its Related Parties only, the administration of this Agreement and the other
Loan Documents (including in respect of any matters addressed in Section 3.01), (B) any Loan or
Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of
Credit), (C) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its

Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its
Subsidiaries, or (D) any actual or threatened claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto, IN
ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN
PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE
OF THE INDEMNITEE; provided, that, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (1) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the fraud, gross negligence or willful misconduct of such Indemnitee, or (2) result from a claim not involving or arising from an act or omission of any Loan Party or any Affiliate thereof and that is brought by an Indemnitee against another Indemnitee (other than against an
Arranger or the Administrative Agent in their capacities as such).  Without limiting the provisions of Section 3.01(d), this Section 11.04(b) shall not apply with respect to Taxes other than any
Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)Reimbursement by Lenders.  To the extent that the Loan Parties for any reason fails to indefeasibly pay any amount required under Section 11.04(a) or Section 11.04(b) to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer, the Swing Line
Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the
Administrative Agent (or any such sub-agent), such L/C Issuer, the Swing Line Lender or such
Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided, that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such L/C Issuer or the
Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such L/C Issuer or the Swing Line
Lender in connection with such capacity.  The obligations of the Lenders under this Section
11.04(c) are subject to the provisions of Section 2.12(d).
(d)Waiver of Consequential Damages, Etc.  To the fullest extent permitted by
Applicable Law, none of any Loan Party, the Administrative Agent, any Lender, any L/C Issuer,
the Swing Line Lender, any other party hereto or any Indemnitee shall assert, and each such
Person hereby waives and acknowledges that no other Person shall have, any claim against any other such Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided, that, the foregoing shall in no event limit the Loan
Parties’ indemnification obligations under Section 11.04(b) to the extent such special, indirect, consequential or punitive damages are included in any third-party claim in connection with which such Indemnitee is otherwise entitled to indemnification hereunder.  No Indemnitee referred to in
Section 11.04(b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)Payments.  All amounts due under this Section 11.04 shall be payable not later than ten (10) Business Days after demand therefor.
(f)Survival.  The agreements in this Section 11.04 and the indemnity provisions of
Section 11.02(e) shall survive the resignation of the Administrative Agent, any L/C Issuer and the
Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Revolving
Commitments and the occurrence of the Facility Termination Date.
11.05Payments Set Aside.  To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C
Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required
(including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such
Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share
(without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment.  The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the occurrence of the Facility Termination Date and the termination of this
Agreement.
11.06Successors and Assigns.
(a)Successors and Assigns Generally.  The provisions of this Agreement and each other Loan Document shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(e) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in
Section 11.06(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan
Documents (including all or a portion of its Commitment and the Loans (including for purposes of this Section 11.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided, that, any such assignment shall be subject to the conditions set forth in this
Section 11.06(b).

(i)Minimum Amounts.
(A)In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it, or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in
Section 11.06(b)(i)(B) in the aggregate, or in the case of an assignment to a
Lender, an Affiliate of a Lender or an Approved Fund, in each such case, no minimum amount need be assigned.
(B)In any case not described in Section 11.06(b)(i)(A), the
aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade
Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Specified Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement and the other Loan Documents with respect to the Loans or the
Commitment assigned, except that this Section 11.06(b)(ii) shall not apply to the Swing
Line Lender’s rights and obligations in respect of Swing Line Loans.
(iii)Required Consents.  No consent shall be required for any assignment except to the extent required by Section 11.06(b)(i)(B) and, in addition:
(A)the consent of the Borrower (such consent not to be
unreasonably withheld or delayed) shall be required unless (1) a Specified Event of Default has occurred and is continuing at the time of such assignment, or (2)
such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;
provided, that, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative
Agent within ten (10) Business Days after having received notice thereof;
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and
(C)the consent of each L/C Issuer and the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment.
(iv)Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, that, the
Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the

case of any assignment.  The assignee, if it is not a Lender, shall deliver to the
Administrative Agent an Administrative Questionnaire.
(v)No Assignment to Certain Persons.  No such assignment shall be made
(A) to any Loan Party or any of any Loan Party’s Affiliates or Subsidiaries, (B) to any
Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or
(C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural Persons).
(vi)Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative
Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative
Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon), and (y)
acquire (and fund as appropriate) its full pro rata share of all Loans and participations in
Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage.
Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this Section 11.06(b)(vi), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this
Agreement until such compliance occurs.
(vii)Effectiveness. Subject to acceptance and recording thereof by the
Administrative Agent pursuant to Section 11.06(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and
Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such
Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto)
but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting
Lender.  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.06(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).
(c)Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for Tax purposes), shall maintain at the
Administrative

Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the
Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/
C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the
“Register”).  The entries in the Register shall be conclusive absent manifest error, and the
Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent, any L/C Issuer or the Swing Line Lender, sell participations to any Person (other than a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural
Persons), a Defaulting Lender or any Loan Party or any of any Loan Party’s Affiliates or
Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided, that, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that, such agreement or instrument may provide that such Lender will not, without the consent of the
Participant, agree to any amendment, waiver or other modification described in Section 11.01(a)
that affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b) (it being understood that the documentation required under Section 3.01(g) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b); provided, that, such Participant (a) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under Section 11.06(b), and (b)
shall not be entitled to receive any greater payment under Section 3.01 or Section 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of
Section 3.06 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided, that, such
Participant agrees to be subject to Section 2.13 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided, that, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any
Participant or any information relating to a Participant’s

interest in any commitments, loans, letters of credit or its other obligations under any Loan
Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section
5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this
Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the
Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal
Reserve Bank; provided, that, no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)Resignation as L/C Issuer or Swing Line Lender after Assignment.
Notwithstanding anything to the contrary contained herein, if at any time any L/C Issuer or the
Swing Line Lender assigns all of its Commitment and Loans pursuant to Section 11.06(b), such
L/C Issuer or the Swing Line Lender, as applicable, may, (i) upon thirty (30) days’ notice to the
Administrative Agent, the Borrower and the Lenders, resign as an L/C Issuer, and/or (ii) upon thirty (30) days’ notice to the Borrower, resign as the Swing Line Lender.  In the event of any such resignation as an L/C Issuer or the Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder;
provided, that, no failure by the Borrower to appoint any such successor shall affect the resignation of the applicable L/C Issuer or the Swing Line Lender, as applicable, as an L/C Issuer or the Swing Line Lender, as the case may be.  If the applicable L/C Issuer resigns as an L/C
Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed
Amounts pursuant to Section 2.03(e)).  If the Swing Line Lender resigns as the Swing Line
Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).  Upon the appointment of a successor
L/C Issuer and/or Swing Line Lender, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line
Lender, as the case may be, and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the applicable retiring L/C issuer to effectively assume the obligations of such retiring L/C Issuer with respect to such Letters of Credit.
(g)Disqualified Institutions.
(i)No assignment shall be made to any Person that was a Disqualified
Institution as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment as otherwise contemplated by this Section 11.06, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment).  For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to the definition of “Disqualified Institution”), such assignee shall not retroactively be considered a Disqualified Institution.  Any assignment in violation of this Section
11.06(g)(i) shall not be void, but the other provisions of this Section 11.06(g) shall apply.
(ii)If any assignment is made to any Disqualified Institution without the
Borrower’s prior consent in violation of Section 11.06(g)(i), the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the
Administrative Agent, (A) terminate the Commitment of such Disqualified Institution and repay all obligations of the Borrower owing to such Disqualified Institution in connection with such Commitment, and/or (B) require such Disqualified Institution to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 11.06), all of its interest, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations at the lesser of (1) the principal amount thereof, and (2) the amount that such Disqualified
Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and other the other Loan Documents; provided, that, (x) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section
11.06(b), and (y) such assignment does not conflict with Applicable Laws.
(iii)Notwithstanding anything to the contrary contained in this Agreement,
Disqualified Institutions (A) will not (1) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent, any
Arranger, or any other Lender, (2) attend or participate in meetings attended by the
Lenders and the Administrative Agent, or (3) access any electronic site established for the
Lenders (including the Platform) or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders, and (B)(1) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan
Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (2) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (each, a “Plan of Reorganization”), each Disqualified
Institution party hereto hereby agrees (x) not to vote on such Plan of Reorganization, (y)
if such Disqualified Institution does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (x), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of
Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and (z) not to contest any request by any party for a determination by the bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (y).
(iv)The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified
Institutions provided by the Borrower and any updates thereto from time to time
(collectively, the “DQ List”) on the Platform, including that portion of the Platform that is

designated for “public side” Lenders or (B) provide the DQ List to each Lender requesting the same.
11.07Treatment of Certain Information; Confidentiality.  The Administrative Agent, each
Lender and each L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related
Parties (including any self-regulatory authority, such as the National Association of Insurance
Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 11.07, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to the terms of this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any of the Loan Parties and its obligations, this
Agreement or payments hereunder (it being understood that the DQ List may be disclosed to any assignee, or prospective assignee, in reliance on this clause (f)), (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facility provided hereunder, or (ii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facility provided hereunder, (h) with the consent of the Borrower, (i) to the extent such Information
(i) becomes publicly available other than as a result of a breach of this Section 11.07, (ii) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower, or (iii) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrower or violating the terms of this Section 11.07, or (j) to the extent required by a potential or actual insurer or reinsurer in connection with providing insurance, reinsurance or credit risk mitigation coverage under which payments are to be made or may be made by reference to this Agreement.
For purposes of this Agreement, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on
a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided, that, in the case of information received from the Borrower or any Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 11.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
The Administrative Agent, each Lender, and each L/C Issuer acknowledges that (a) the
Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information, and (c) it will handle such material non-public information in accordance with Applicable
Law, including United States Federal and state securities Laws.

For the avoidance of doubt, nothing herein prohibits any Person from communicating or disclosing Information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority without any notification to any Person.
11.08Right of Setoff.  If an Event of Default shall have occurred and be continuing, each
Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits
(general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such
Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, such L/C Issuer or such Affiliate shall have made any demand under this
Agreement or any other Loan Document and although such obligations of the Borrower or such Loan
Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such
L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that, in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the
Administrative Agent, the L/C Issuers and the Lenders, and (b) such Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, each L/C
Issuer and their respective Affiliates under this Section 11.08 are in addition to other rights and remedies
(including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have.
Each Lender and each L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided, that, the failure to give such notice shall not affect the validity of such setoff and application.
11.09Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any
Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”).  If the
Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the
Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
11.10Integration; Effectiveness.  This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or any L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
11.11Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.
Such representations and warranties have been or will be relied upon by the Administrative
Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect until the Facility Termination Date.
11.12Severability.  If any provision of this Agreement or any other Loan Document is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement or such other Loan Document shall not be affected or impaired thereby, and
(b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, any L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
11.13Replacement of Lenders.  If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender, a Non-Consenting Lender, or a Non-
Extending Lender,  then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01, 3.04 and 3.05) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment);
provided, that:
(a)the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);
(b)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(c)in the case of any such assignment resulting from a claim for compensation under
Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)such assignment does not conflict with Applicable Laws;
(e)in the case of an assignment resulting from a Lender becoming a Non-Consenting
Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent; and
(f)in the case of an assignment resulting from a Lender becoming a Non-Extending
Lender, the applicable assignee shall have consented to the applicable extension of the Maturity
Date.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.  Each party hereto agrees that (a) an assignment required pursuant to this Section 11.13 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee, and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided, that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further, that, any such documents shall be without recourse to or warranty by the parties thereto.
Notwithstanding anything in this Section 11.13 to the contrary, (a) any Lender that acts as an L/C
Issuer may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to such outstanding Letter of Credit, and (ii)
the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.
11.14Governing Law; Jurisdiction; Etc.
(a)GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN
DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION
(WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT
OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT
(EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH
THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY
SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF
THE STATE OF NEW YORK.
(b)SUBMISSION TO JURISDICTION.  EACH LOAN PARTY IRREVOCABLY
AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION,
LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW
OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE
ADMINISTRATIVE AGENT, ANY LENDER, ANY L/C ISSUER, OR ANY RELATED
PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY
OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR
THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW
YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT
COURT OF THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK
COUNTY, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE
PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE
JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF
ANY SUCH ACTION, LITIGATION OR PROCEEDING (WHETHER IN CONTRACT OR
TORT OR OTHERWISE) MAY BE HEARD AND DETERMINED IN SUCH NEW YORK
STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN
SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL
JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING (WHETHER IN
CONTRACT OR TORT OR OTHERWISE) SHALL BE CONCLUSIVE AND MAY BE
ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY
OTHER MANNER PROVIDED

BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT
SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR
ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING
(WHETHER IN CONTRACT OR TORT OR OTHERWISE) RELATING TO THIS
AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR
ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)WAIVER OF VENUE.  EACH LOAN PARTY IRREVOCABLY AND
UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO
THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR
RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY
COURT REFERRED TO IN SECTION 11.14(b).  EACH OF THE PARTIES HERETO
HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE
MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY
CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN
SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY
PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY
APPLICABLE LAW.
11.15Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY
WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT
MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY
ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT
OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON
CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT
NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS
REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN
THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B)
ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO
ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER
THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.15.
11.16No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this
Agreement provided by the Administrative Agent, the Arrangers, and the Lenders are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the
Administrative Agent, the Arrangers, and the Lenders, on the other hand, (ii) each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the
Administrative Agent, each Arranger, and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of its Affiliates, or any other Person, and (ii) none of the Administrative Agent, any Arranger or any Lender has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan

Documents; and (c) the Administrative Agent, the Arrangers, the Lenders, and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan
Parties and their respective Affiliates, and none of the Administrative Agent, any Arranger, or any Lender
has any obligation to disclose any of such interests to any Loan Party or any of its Affiliates.  To the
fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, any Arranger, or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
11.17Electronic Execution; Electronic Records; Counterparts.  This Agreement, any other
Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each Loan
Party, the Administrative Agent and each Lender Party agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.  Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same
Communication.  For the avoidance of doubt, the authorization under this Section 11.17 may include use or acceptance of a manually signed paper Communication which has been converted into electronic form
(such as scanned into .pdf), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lender Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record
(each, an “Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document.  All Communications in the form of an Electronic
Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record.  Notwithstanding anything contained herein to the contrary, none of the Administrative Agent, any L/C Issuer, or the Swing Line Lender is
under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, that, without limiting the foregoing, (a) to the extent the Administrative Agent, such L/C Issuer and/or the Swing Line Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender Party without further verification, and (b) upon the request of the Administrative Agent or any Lender Party, any Electronic Signature shall be promptly followed by such manually executed counterpart.
None of the Administrative Agent, any L/C Issuer, or the Swing Line Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, any L/C Issuer’s or the Swing Line
Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, each L/C Issuer and the Swing Line Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan
Document by acting upon, any Communication (which writing may be a fax, any electronic message,
Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan
Documents for being the maker thereof).
Each of the Loan Parties and each Lender Party hereby waives (a) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement or any other Loan Document based solely on the lack of paper original copies of this Agreement or such other Loan Document, and (b) any claim against the Administrative Agent and each Lender Party for any liabilities arising solely from the
Administrative Agent’s and/or any Lender Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
11.18USA PATRIOT Act.  Each Lender that is subject to the PATRIOT Act and the
Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law
October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the each Loan Party in accordance with the PATRIOT Act.  Each Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the
PATRIOT Act and the Beneficial Ownership Regulation.
11.19California Judicial Reference.  If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any other Loan Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil
Procedure Section 1281.8 shall be heard and determined by the court, and (b) without limiting the generality of Section 11.04, the Borrower shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.
11.20ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN
DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY
NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR
SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN
ORAL AGREEMENTS AMONG THE PARTIES.
11.21Acknowledgement and Consent to Bail-In of Affected Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or any L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable
Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or any L/C Issuer that is an
Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial
Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

11.22Judgment Currency.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent, applicable L/C Issuer or applicable Lender, as applicable, could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Loan Party in respect of any such sum due from it to the Administrative
Agent, any L/C Issuer or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent, such L/C Issuer, or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment
Currency, the Administrative Agent, such L/C Issuer, or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment
Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent, any L/C Issuer or any Lender from any Loan Party in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the
Administrative Agent, such L/C Issuer or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the
Administrative Agent, any L/C Issuer or any Lender in such currency, the Administrative Agent, such L/
C Issuer or such Lender, as the case may be, agrees to return the amount of any excess to such Loan Party
(or to any other Person who may be entitled thereto under Applicable law).
11.23Acknowledgement Regarding Any Supported QFCs.  To the extent that the Loan
Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a
“Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the
Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit
Support (with the provisions below applicable notwithstanding that the Loan Documents and any
Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the
United States or any other state of the United States): in the event a Covered Entity that is party to a
Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special
Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a
Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S.
Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such
Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S.
Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
[remainder of page left intentionally blank; signature pages follow]
Signature Page to Space X Credit Agreement
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	SPACE EXPLORATION TECHNOLOGIES CORP.,
a Texas corporation

By: /s/ Bret Johnsen
Name: Bret Johnsen
Title: Chief Financial Officer
Signature Page to Space X Credit Agreement

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as the Administrative Agent

By: /s/ DeWayne D. Rosse
Name: DeWayne D. Rosse
Title: Assistant Vice President
Signature Page to Space X Credit Agreement

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender, an L/C Issuer, and the Swing Line Lender

By: /s/ Mukesh Singh
Name: Mukesh Singh
Title: Managing Director
Signature Page to Space X Credit Agreement

CITIBANK, N.A.,
as a Lender and an L/C Issuer

By: /s/ Susan M. Olsen
Name: Susan M. Olsen
Title: Vice President
Signature Page to Space X Credit Agreement

GOLDMAN SACHS LENDING PARTNERS LLC,
as a Lender and an L/C Issuer

By: /s/ Dan Starr
Name: Dan Starr
Title: Authorized Signatory
Signature Page to Space X Credit Agreement

MORGAN STANLEY SENIOR FUNDING, INC.,
as a Lender and an L/C Issuer

By: /s/ Michael King
Name: Michael King
Title: Vice President
Signature Page to Space X Credit Agreement

MORGAN STANLEY BANK, N.A.,
as a Lender

By: /s/ Michael King
Name: Michael King
Title: Authorized Signatory
Signature Page to Space X Credit Agreement

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Andrew Everett
Name: Andrew Everett
Title: Senior Vice President
Signature Page to Space X Credit Agreement

BARCLAYS BANK PLC,
as a Lender

By: /s/ Sean Duggan
Name: Sean Duggan
Title: Director
Signature Page to Space X Credit Agreement

DEUTSCHE BANK AG, NEW YORK BRANCH,
as a Lender

By: /s/ Ming K Chu
Name: Ming K Chu
Title: Director

By: /s/ Marko Lukin
Name: Marko Lukin
Title: Vice President
Signature Page to Space X Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Nathan R. Rantala
Name: Nathan R. Rantala
Title: Managing Director
Signature Page to Space X Credit Agreement

ROYAL BANK OF CANADA,
as a Lender

By: /s/ Gill
Name: Gill Skala
Title: Authorized Signatory
Signature Page to Space X Credit Agreement

STANDARD CHARTERED BANK,
as a Lender

By: /s/ Kristopher Tracy
Name: Kristopher Tracy
Title: Director, Financing Solutions
Signature Page to Space X Credit Agreement

UBS AG, STAMFORD BRANCH,
as a Lender

By: /s/ Muhammed Afzal
Name: Muhammed Afzal
Title: Director

By: /s/ Peter Hazoglou
Name: Peter Hazoglou
Title: Authorized Signatory